                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-36939


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2000


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 5, 2000)

$1,280,466,538.08



CHASE MANHATTAN AUTO OWNER TRUST 2000-A

$1,242,000,000.00 ASSET BACKED NOTES
$   38,466,538.08 ASSET BACKED CERTIFICATES


CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Seller and Servicer


--------------------------------------------------------------------------------
BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE TO READ THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING
ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 9 OF THE PROSPECTUS.

A security is not a deposit and neither the securities nor the underlying motor vehicle retail installment sales contracts and loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities represent obligations of or interests in the trust only and are not obligations of or interests in Chase Manhattan Bank USA, National Association or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.
--------------------------------------------------------------------------------


THE TRUST WILL ISSUE THE FOLLOWING SECURITIES:

-----------------------------------------------------------------------------------------------------------------------------------
                                 Class A-1             Class A-2             Class A-3             Class A-4
                                   Notes                 Notes                 Notes                 Notes            Certificates
-----------------------------------------------------------------------------------------------------------------------------------
  Principal Amount         $ 259,000,000.00      $ 292,000,000.00      $ 397,000,000.00      $ 294,000,000.00     $ 38,466,538.08
-----------------------------------------------------------------------------------------------------------------------------------
  Interest Rate                          %                     %                     %                     %                   %
-----------------------------------------------------------------------------------------------------------------------------------
  Final Scheduled
  Payment Date             December 17, 2001       June 16, 2003       December 15, 2004       June 15, 2007       June 15, 2007
-----------------------------------------------------------------------------------------------------------------------------------
  Price to Public                        %                     %                     %                     %                   %
-----------------------------------------------------------------------------------------------------------------------------------
  Underwriting
  Discount                               %                     %                     %                     %                   %
-----------------------------------------------------------------------------------------------------------------------------------
  Proceeds to Seller (1)                 %                     %                     %                     %                   %
-----------------------------------------------------------------------------------------------------------------------------------

----------
(1) Before deducting expenses payable by the seller estimated to be $900,000.


The total price to public is $     .

The total underwriting discount is $      .
The total proceeds to the seller are $     .

The assets of the trust will be motor vehicle retail installment sales contracts and loans and related property.

The trust will pay interest and principal on the securities on the 15th day of each month. The first payment date will be January 16, 2001.

The certificates are subordinated to the notes.


--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------



Underwriters of the Notes


CHASE SECURITIES INC.                                         J.P. MORGAN & CO.

                BANC OF AMERICA SECURITIES LLC

                                 BEAR, STEARNS & CO. INC.

                                                     THE WILLIAMS CAPITAL GROUP




Underwriters of the Certificates


CHASE SECURITIES INC.                                         J.P. MORGAN & CO.


         The date of this prospectus supplement is December   , 2000.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS


SUMMARY OF TERMS ........................................    S-4

RISK FACTORS ............................................   S-10

   Holders of certificates are subject to
       greater credit risks because
       distributions in respect of the
       certificates are subordinate to
       payments on the notes ............................   S-10

   You may experience prepayments
       and losses on your securities
       after an event of default under
       the indenture ....................................   S-10

   Only the assets of the trust are
       available to pay your
       securities .......................................   S-10

   Geographic concentration of
       receivables may result in more
       risk to you ......................................   S-10

   The absence of an existing market
       for the securities may limit
       your ability to resell the
       securities .......................................   S-11

THE TRUST ...............................................   S-12

   General ..............................................   S-12

   Trust Property .......................................   S-12

   Capitalization of the Trust ..........................   S-13

   Trustee ..............................................   S-13

THE RECEIVABLES POOL ....................................   S-13

   Delinquency and Loan Loss
       Information ......................................   S-17

CHASE USA ...............................................   S-19

USE OF PROCEEDS .........................................   S-19

WEIGHTED AVERAGE LIFE OF THE SECURITIES .................   S-19

      Maturity and Prepayment
          Considerations ................................   S-19

      Illustration of Effect of Prepayments
          of Receivables on the Life of the
          Securities ....................................   S-20

DESCRIPTION OF THE NOTES ................................   S-27

   General ..............................................   S-27

   Payments of Interest .................................   S-27

   Payments of Principal ................................   S-27

   Prepayment ...........................................   S-29

DESCRIPTION OF THE CERTIFICATES .........................   S-29

   General ..............................................   S-29

   Distributions of Interest ............................   S-29

   Distributions of Principal ...........................   S-30

   Prepayment ...........................................   S-31

   Restrictions on Foreign Ownership ....................   S-31

PAYMENTS AND DISTRIBUTIONS ..............................   S-31

   Source of Funds ......................................   S-31

   Priority of Payments and
       Distributions ....................................   S-32

DESCRIPTION OF THE TRANSFER AND SERVICING
     AGREEMENTS .........................................   S-33

   Accounts .............................................   S-33

   Servicing Compensation ...............................   S-33

   Servicing Procedures .................................   S-33

   Reserve Account ......................................   S-34

   Administration Agreement .............................   S-35

MONEY MARKET ELIGIBILITY ................................   S-35

CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................   S-35

   Tax Characterization of the Trust ....................   S-36

   Tax Consequences to Noteholders ......................   S-36

   Tax Consequences To
       Certificateholders ...............................   S-39

CERTAIN STATE TAX CONSEQUENCES ..........................   S-42

ERISA CONSIDERATIONS ....................................   S-42

   General ..............................................   S-42

   The Notes ............................................   S-43

   The Certificates .....................................   S-44

   Taxation of Tax-Exempt Investors .....................   S-46

UNDERWRITING ............................................   S-47

   Note Underwriting Agreement ..........................   S-47

   Certificate Underwriting
       Agreement ........................................   S-47

   Proceeds to Seller ...................................   S-48

   General ..............................................   S-48

LEGAL MATTERS ...........................................   S-49

GLOSSARY OF TERMS .......................................   S-50

ANNEX A--GLOBAL CLEARANCE, SETTLEMENT
    AND TAX DOCUMENTATION PROCEDURES ....................   A-1

                            READING THESE DOCUMENTS

     We provide information on the securities in two documents that offer varying levels of detail:


     o prospectus -- provides general information, some of which may not apply to the securities.


     o prospectus supplement -- provides a summary of the specific terms of the securities.


     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the securities described in this prospectus supplement vary with the attached prospectus, you should rely on the information in this prospectus supplement.


     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-2 in this document and on page 2 in the attached prospectus to locate the referenced sections.


     The glossary of terms on page S-50 of this prospectus supplement lists definitions of certain terms used in this prospectus supplement and the index of principal terms on page 60 in the prospectus references the pages on which you can find the definitions of certain terms used in the prospectus.


     This prospectus supplement and the attached prospectus may be used by Chase Securities Inc., an affiliate of Chase Manhattan Bank USA, N.A. and a subsidiary of The Chase Manhattan Corporation, in connection with offers and sales related to market-making transactions in the securities offered by this prospectus supplement and the attached prospectus. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.


     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus supplement or the attached prospectus is accurate only as of the dates on their respective covers.


     In this prospectus supplement, the terms "we," "us" and "our" refer to Chase Manhattan Bank USA, National Association.

                                SUMMARY OF TERMS

     The following summary is a short description of the main terms of the securities offered by this prospectus supplement. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the securities offered by this prospectus supplement, you will need to read both this prospectus supplement and the attached prospectus in their entirety.


TRUST

The Chase Manhattan Auto Owner Trust 2000-A is a Delaware statutory business trust established by the seller pursuant to a trust agreement.


OFFERED SECURITIES

The following securities are being offered by this prospectus supplement:


$259,000,000 Class A-1  % Asset Backed Notes
$292,000,000 Class A-2  % Asset Backed Notes
$397,000,000 Class A-3  % Asset Backed Notes
$294,000,000 Class A-4  % Asset Backed Notes
$ 38,466,538.08   % Asset Backed Certificates


SELLER AND SERVICER

Chase Manhattan Bank USA, National Association, a wholly-owned subsidiary of The Chase Manhattan Corporation.


INDENTURE TRUSTEE

Wells Fargo Bank Minnesota, National Association.


OWNER TRUSTEE

Wilmington Trust Company.


CLOSING DATE

The trust expects to issue the securities on December   , 2000.


CUTOFF DATE

The seller will transfer the receivables to the trust as of December 1, 2000.


PROPERTY OF THE TRUST

The property of the trust will include the following:

     o    the receivables,

     o all collections on the receivables received on and after the cutoff date,

     o amounts held from time to time in the reserve account and the other bank accounts maintained for the trust,

     o    security interests in the financed vehicles,

     o rights to proceeds from the exercise of the seller's recourse rights against dealers,

     o rights to proceeds from claims on insurance policies that cover the obligors of the receivables or the vehicles financed by the receivables, and

     o    repossessed financed vehicles.


THE RECEIVABLES

On the closing date, the seller will transfer receivables having an aggregate principal balance of approximately $1,280,466,538.08 as of the cutoff date to the trust in exchange for the securities. The receivables are retail installment sales contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks.

The composition of the receivables as of the cutoff date was as follows:

Number of Receivables .............   70,960
Average Principal Balance .........   $ 18,044.91
Average Original Balance ..........   $ 18,304.65
Weighted Average Contract
   Rate ...........................   9.75%
Contract Rate (Range) .............   1.90% to 18.00%
Weighted Average Original
   Term ...........................   58.18 months
Original Term (Range) .............   12 months to
                                      73 months
Weighted Average Remaining
   Term ...........................   56.46 months
Remaining Term (Range) ............    9 months to
                                      71 months

PRINCIPAL TERMS OF THE NOTES


FORM

The notes will be issued in book-entry form through DTC, Clearstream and Euroclear in minimum denominations of $1,000 and integral multiples thereof. Definitive notes will be issued only under limited circumstances.


PAYMENT DATES

The trust will pay interest and principal on the notes on the 15th day of each month unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment date is January 16, 2001.


RECORD DATES

On each payment date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record date for the notes will be the day before the payment date. If definitive notes are issued, the record date will be the last day of the month before the payment date.


INTEREST RATES

On each payment date, the trust will pay interest on each class of notes at the rate shown on the cover page of this prospectus supplement.


INTEREST ACCRUAL

Class A-1 Notes. "Actual/360", accrued from the prior payment date (or the closing date, in the case of the first payment date) to and excluding the current payment date.

Class A-2 Notes, Class A-3 Notes and Class A-4 Notes. "30/360", accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

     o    the outstanding principal balance,

     o    the interest rate and

     o in the case of the Class A-1 notes: the actual number of days in the accrual period divided by 360, and

     o    in the case of the other classes of notes:

          30 (or in the case of the first payment date,       ) divided by 360.

Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

For a more detailed description of the payment of interest on the notes, refer to the section of this prospectus supplement entitled "Description of the Notes--Payments of Interest."


PRINCIPAL PAYMENTS

The trust will pay the principal of the notes on each payment date in an amount equal to the lesser of

     o    the amount available to the trust to pay principal on the notes and

     o    a targeted amount generally equal to either 97% or 100% of the sum of

          o principal amounts collected on the receivables during the prior calendar month and

          o the aggregate principal balance of all receivables designated as "defaulted receivables" in that month, net of liquidation proceeds allocable to principal received in that month.

The targeted amount will equal 100% of that sum until the Class A-1 notes are paid in full and 97% thereafter unless

     o the balance in the reserve account drops below 0.5% of the aggregate principal balance of the receivables as of the cutoff date, in which case, the targeted amount will equal 100% of that sum until the notes have been paid in full or the balance in the reserve account equals or exceeds the required amount

or

     o the maturity of the notes has been accelerated following an event of default, in which case, the targeted amount will equal 100% of that sum until the notes have been paid in full.

If the full targeted amount of principal payable to the noteholders on any payment date is not paid, the shortfall will be included in the amount of principal payable to the noteholders on the next payment date.

Application of Principal Prior to Acceleration of the Notes. The trust will pay the principal of the notes of each class sequentially starting with the earliest maturing class of notes then outstanding until that class is paid in full.

Application of Principal After Acceleration of the Notes. After an acceleration of the maturity of the notes following an event of default, the trust will pay the principal of the notes ratably, based upon the outstanding principal amount of each class of notes.

The trust is required to pay the entire outstanding principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment date shown on the cover page of this prospectus supplement.

For a more detailed description of the payment of principal on the notes, refer to the section of this prospectus supplement entitled "Description of the Notes--Payments of Principal."


PREPAYMENT

The trust will prepay the Class A-4 notes in full if the servicer exercises its option to purchase the receivables.

For a more detailed description of the servicer's option to purchase the receivables, refer to the section of this prospectus supplement entitled "Description of the Notes--Prepayment."


PRINCIPAL TERMS OF THE CERTIFICATES


FORM

The certificates will be issued in book-entry form through DTC in minimum denominations of $1,000 and integral multiples thereof. Definitive certificates will be issued only under limited circumstances.


PAYMENT DATES

The trust will make distributions of interest and principal in respect of the certificates on the 15th day of each month unless the 15th day is not a business day, in which case the distribution will be made on the following business day. The first payment date is January 16, 2001.

RECORD DATES

On each payment date, the trust will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day before the payment date. If definitive certificates are issued, the record date will be the last day of the month before the payment date.


PASS-THROUGH RATE

On each payment date, the trust will distribute interest in respect of the certificates at the pass-through rate shown on the cover of this prospectus supplement.


INTEREST ACCRUAL

"30/360", accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the 15th day of the current month.

The trust will not make distributions of interest in respect of the certificates after the acceleration of the maturity of the notes following an event of default arising from a payment default until the trust pays the notes in full.

Interest in respect of the certificates that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable pass-through rate, to the extent lawful.


PRINCIPAL DISTRIBUTIONS

On the payment date on which the trust pays the Class A-1 notes in full and on each payment date thereafter until the notes have been paid in full, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of

     o the amount available to the trust to make distributions of principal in respect of the certificates and

     o    a targeted amount generally equal to 3% of the sum of

     o principal amounts collected on the receivables during the prior calendar month and

     o the aggregate principal balance of all receivables designated as "defaulted receivables" in that month, net of liquidation proceeds allocable to principal received in that month,

provided that the targeted amount will be zero on any payment date on which the targeted amount for the notes is equal to 100% of the sum referenced above. On each payment date after the notes have been paid in full, the targeted amount will equal 100% of the sum referenced above.

Refer to the section entitled "Principal Terms of the Notes--Principal Payments" above for a discussion of when the targeted amount for the notes will be 100%.

If the full targeted amount of principal distributable to the certficateholders on any payment date is not distributed, the shortfall will be included in the amount of principal distributable to the certificateholders on the next payment date.

The trust is required to reduce the outstanding certificate balance to zero no later than the final scheduled payment date shown on the cover of this prospectus supplement.


PREPAYMENT

The trust will reduce the outstanding certificate balance to zero if the servicer exercises its option to purchase the receivables.

For a more detailed description of the servicer's option to purchase the receivables, refer to the section of this prospectus supplement entitled "Description of the Certificates."


PRIORITY OF PAYMENTS

From available collections on the receivables received during the prior calendar month and any amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order or priority:

     o    the servicing fee payable to the servicer,

     o    the administration fee payable to the administrator,

     o interest payable on the notes, ratably to the holders of each class of notes,

     o interest distributable in respect of the certificates, to the holders of the certificates; provided that, if the maturity of the notes has been accelerated following an event of default arising from a payment default, interest will not be distributed to the holders of the certificates until the notes are paid in full,

     o principal due on the notes, to the holders of the notes in the order described above,

     o after the trust has paid the Class A-1 notes in full, principal distributable in respect of the certificates, to the holders of the certificates,

     o    any remaining amount, to the reserve account.

For a more detailed description of the priority of payments, refer to the section of this prospectus supplement entitled "Payments and Distributions."


CREDIT ENHANCEMENT

Losses and other shortfalls of cash flow will be covered by

     o    excess interest payments on other receivables,

     o    withdrawals from the reserve account and

     o    allocations of available funds to

          o the payment of interest on the notes before the distribution of interest in respect of the certificates,

          o the payment of principal of the notes before the distribution of principal in respect of the certificates and,

          o after the maturity of the notes has been accelerated following an event of default arising from a payment default, the payment of principal of the notes before the distribution of interest in respect of the certificates.

Reserve Account

On the closing date, the trust will deposit $12,804,665.38 (1.00% of the aggregate principal balance of the receivables as of the cutoff date) in the reserve account.

On each payment date, if collections on the receivables are insufficient to pay the servicing fee, the administration fee and all amounts payable in respect of the securities, the indenture trustee will withdraw available funds from the reserve account to pay such amounts.

Generally, the balance required to be on deposit in the reserve account will be 2.25% of the outstanding principal balance of the receivables. However, the reserve account balance is required to be no less than the lesser of $9,603,499.04 (0.75% of the aggregate principal balance of the receivables as of the cutoff date) and the aggregate principal balance of the receivables.

If the average delinquency ratio or the average net loss ratio exceeds its specified trigger level, then the balance that will be required to be on deposit in the reserve account will be calculated using 4.50% rather than 2.25%.

The seller may reduce the balance required to be on deposit in the reserve account to a lesser amount, provided that the reduction does not adversely affect the rating of any class of notes or the certificates.

On each payment date, the trust will deposit into the reserve account all collections on the receivables remaining after the trust has paid the servicer, the administrator and amounts due to the noteholders and the certificateholders as described in this prospectus supplement.

On each payment date, the trust will distribute to the seller funds on deposit in the reserve account in excess of the required balance. On each payment date, the seller will be entitled to receive all investment earnings on funds on deposit in the reserve account earned since the prior payment date.

For a more detailed description of the deposits to and withdrawals from the reserve account, refer to the section of this prospectus supplement entitled "Description of the Transfer and Servicing Agreements--Reserve Account."


SERVICING FEE

The trust will pay the servicer a servicing fee on each payment date for the prior month equal to

     o 1/12 of 1.0% of the aggregate principal balance of the receivables at the end of the month before that month (or, in the case of the first payment date, the aggregate principal balance of the receivables as of the cutoff date),

     o all late fees and other administrative fees and expenses, if any, collected during that month and

     o all investment earnings on funds deposited into the collection account during that month.


ADMINISTRATION FEE

The trust will pay The Chase Manhattan Bank, as administrator, an administration fee of $1,000 per month payable on the following payment date.


TAX STATUS

Simpson Thacher & Bartlett, special counsel to the seller, will deliver its opinion that for U.S. federal income tax purposes:

     o    the notes will be characterized as debt and

     o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will agree to treat your note as indebtedness.

By purchasing a certificate, you will agree to treat the trust as a partnership in which the certificateholders are partners for federal, state and local income tax purposes.

For a more detailed discussion of tax matters, refer to the sections of this prospectus supplement entitled "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences."


TAX-RELATED INVESTMENT RESTRICTIONS ON CERTIFICATES

The certificates may not be purchased by persons who are not "U.S. Persons" for U.S. federal income tax purposes.

ERISA CONSIDERATIONS

The notes are generally eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA, Section 4975 of the Internal Revenue Code or any similar laws or regulations, and by entities whose underlying assets are considered to include the assets of such plans and arrangements, provided certain conditions are satisfied.

The certificates may also be purchased by or on behalf of such plans, arrangements and entities if certain conditions are satisfied. However, any fiduciary of such a plan, arrangement or entity that is considering an investment in the certificates should consult with counsel concerning the consequences of such a purchase, including the treatment of income in respect of the certificates as unrelated business taxable income to a tax-exempt investor.

Refer to the section entitled "ERISA Considerations" in this prospectus supplement and the prospectus.


RATINGS OF THE SECURITIES

It is a condition to the issuance of the securities that:

     o the Class A-1 notes be rated in the highest short-term rating category by at least two nationally recognized statistical rating organizations,

     o the notes of each other class be rated in the highest long-term rating category by at least two nationally recognized statistical rating organizations, and

     o the certificates be rated at least in the "A" category, or its equivalent by at least two nationally recognized statistical rating organizations.

A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that any of these ratings will not be lowered or withdrawn by the related rating agency.


LEGAL INVESTMENT

The Class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.


INVESTOR INFORMATION--MAILING ADDRESS AND
TELEPHONE NUMBER

The mailing address of the principal executive offices of Chase Manhattan Bank USA, National Association is 800 Delaware Avenue, Wilmington, Delaware 19801. Its telephone number is (302) 575-5033.

                                  RISK FACTORS

     You should consider the following risk factors and the risk factors described on page 9 of the prospectus in deciding whether to purchase any of the securities.


HOLDERS OF CERTIFICATES ARE SUBJECT TO GREATER CREDIT RISKS BECAUSE DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES ARE SUBORDINATE TO PAYMENTS ON THE NOTES.

     The certificates bear greater credit risk than the notes because distributions of principal in respect of the certificates are subordinated to the payment of principal of the notes and distributions of interest in respect of the certificates are subordinated to payment of interest on the notes and, after the acceleration of the maturity of the notes following an event of default arising from a payment default, no further distributions of principal or interest in respect of the certificates will be made until the notes are paid in full.

     In addition, the trust will distribute no principal in respect of the certificates until it pays the Class A-1 notes in full or any time thereafter if the balance in the reserve account drops below 0.5% of the aggregate principal balance of the receivables as of the cutoff date. Under those circumstances, the trust will not resume distributions of principal in respect of the certificates until the trust has paid the notes in full or the balance in the reserve account equals or exceeds the required amount.

     The subordination of the certificates means that the holders of the certificates are more likely to suffer the consequences of delinquent payments and defaults on the receivables than the holders of the notes.


YOU MAY EXPERIENCE PREPAYMENTS AND LOSSES ON YOUR SECURITIES AFTER AN EVENT OF DEFAULT UNDER THE INDENTURE.

     An event of default under the indenture may result in losses on your notes or certificates if the receivables are sold and the sale proceeds, together with any other assets of the trust, are insufficient to pay the amounts owed on the notes and the certificates. In addition, if you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities.


ONLY THE ASSETS OF THE TRUST ARE AVAILABLE TO PAY YOUR SECURITIES.

     The trust will not have any source of funds other than the receivables and the amounts on deposit in the reserve account. You must rely for repayment of your securities on payments on the receivables and available amounts on deposit in the reserve account. Funds on deposit in the reserve account will be limited in amount, and the amount required to be maintained on deposit in the reserve account will be reduced as the balance of the receivables declines. You may suffer a loss if the amount on deposit in the reserve account is exhausted and payments on the receivables are insufficient to make payments on the notes and the certificates.

     The securities will not be insured or guaranteed by Chase USA or any of its affiliates and are not obligations of or interests in Chase USA or any of its affiliates.


GEOGRAPHIC CONCENTRATION OF RECEIVABLES MAY RESULT IN MORE RISK TO YOU.

     If adverse events or economic conditions were particularly severe in a geographic region where there is substantial concentration of obligors, the amount of delinquent payments and defaulted receivables may increase. As a result, the overall timing and amount of collections on the receivables may differ from what you expect, and you may experience delays or reductions in payments on your securities.

     The following are the approximate percentages of the aggregate principal balance of the receivables as of the cutoff date of the receivables originated by or through a dealer located in the following states:


  Texas               16.72%
  California          13.43%
  New York            11.67%
  New Jersey           7.44%
  Florida              6.21%


     None of the remaining states accounted for more than 5% of the aggregate principal balance of the receivables as of the cutoff date.


THE ABSENCE OF AN EXISTING MARKET FOR THE SECURITIES MAY LIMIT YOUR ABILITY TO RESELL THE SECURITIES.


     There is currently no existing market for the securities. The underwriters currently intend to make a market in the securities, but none of them is under any obligation to do so. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the securities.

                                   THE TRUST

GENERAL

     Chase Manhattan Auto Owner Trust 2000-A is a statutory business trust formed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the cutoff date, between Chase USA and Wilmington Trust Company, as trustee.

     The trust will not engage in any activity other than:

     o acquiring, holding and managing the receivables, the other assets of the trust and proceeds of those assets,

     o    issuing the notes and the certificates,

     o    making payments on the notes and distributions on the certificates and

     o engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with these activities.

     The trust will not acquire any receivables or assets other than the property described below and will not have any need for additional capital resources.

     The trust will be capitalized by the issuance of the notes and the certificates and the making of an initial deposit of $12,804,665.38 into the reserve account. The certificate balance and the reserve account represent the equity in the trust. The trust will issue the securities to the order of the seller in exchange for the seller's transfer of the receivables and related property.

     The trust's principal offices are in Delaware at the address listed below under "--Trustee."


TRUST PROPERTY

     The trust property will include a pool of receivables and all monies received on the receivables on and after the cutoff date. The receivables are motor vehicle retail installment sales contracts and purchase money notes and other notes relating to new or used automobiles or light-duty trucks.

     The trust property will also include:

     o amounts held from time to time in the reserve account and other accounts maintained for the trust,

     o    security interests in the financed vehicles,

     o rights to proceeds from the exercise of the seller's recourse rights against dealers,

     o rights to proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the vehicles financed by the receivables or the obligors of the receivables,

     o    repossessed financed vehicles and

     o    any and all proceeds of the above items.

     If the protection provided to the noteholders by the subordination of distributions to the certificateholders and to the noteholders and the certificateholders by the reserve account is insufficient, the trust will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables in order to repay you. In that event, certain factors, such as the trust's not having a first priority perfected security interest in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to securityholders.

     For a more detailed description of the subordination of distributions in respect of the securities, refer to the section of this prospectus supplement entitled "Description of the Transfer and Servicing

Agreements--Payments and Distributions." For a more detailed description of the risks affecting the trust's ability to realize on the financed vehicles, refer to the section of the prospectus entitled "Certain Legal Aspects of the Receivables."


CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the notes and the certificates had taken place on that date:


Class A-1 Notes .......................................      $  259,000,000.00
Class A-2 Notes .......................................         292,000,000.00
Class A-3 Notes .......................................         397,000,000.00
Class A-4 Notes .......................................         294,000,000.00
Certificates ..........................................          38,466,538.08
                                                             -----------------
 Total ................................................      $1,280,466,538.08
                                                             =================

TRUSTEE

     Wilmington Trust Company is the trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, telephone (302) 651-1000. The seller and its affiliates may maintain normal commercial banking relations with the trustee and its affiliates.


                              THE RECEIVABLES POOL

     The trust will own a pool of receivables consisting of retail installment sales contracts, purchase money notes and other notes secured by new and used automobiles and light-duty trucks. The receivables were selected from the retail installment sales contracts, purchase money notes and other notes owned by Chase USA that satisfy certain criteria.

     In addition to the criteria set forth in the prospectus under "The Receivables Pools--General" these criteria include the requirement that each receivable:

     o has a remaining maturity, as of the cutoff date, of at least 9 months and not more than 71 months,

     o is secured by a new financed vehicle and had an original maturity of not less than 12 months and not more than 73 months or is secured by a used financed vehicle and had an original maturity of not less than 12 months and not more than 67 months,

     o is a fully-amortizing fixed rate simple interest contract that provides for level scheduled monthly payments over its remaining term and has an annual contract rate of interest of at least 1.90% per annum and not more than 18.00% per annum,

     o has a remaining principal balance, as of the cutoff date, of not less than $2,000 and not more than $100,000,

     o    has no payment more than 30 days past due as of the cutoff date,

     o is not a receivable originated by or through a dealer located in the State of Alabama,

     o is not a receivable subject to a debt cancellation policy issued by Chase USA to the obligor that forgives the principal balance of the receivable to the extent that the insurance proceeds in the event of a total loss of the financed vehicle are insufficient to repay the receivable in full,

     o    is a receivable originated under a dealer agreement with Chase USA and

     o if it has an annual contract rate of interest of less than or equal to 6.90%, it was originated under a program with Saturn Corporation under which Saturn makes an upfront payment to Chase USA in exchange for Chase USA's originating a receivable with a below-market annual contract rate of interest.

     The receivables were selected from Chase USA's portfolio of retail installment sales contracts, purchase money notes and other notes secured by new and used automobile and light-duty trucks that met the above criteria. For administrative reasons, Chase USA selected only from those contracts and notes in its portfolio that were posted to its servicing system from October 2, 2000 through November 17, 2000, which were segregated and held for sale by Chase USA.

     As of the cutoff date, approximately 67.98% of the aggregate principal balance of the receivables were secured by new vehicles and light-duty trucks, and approximately 32.02% were secured by used vehicles and light duty trucks.

     The composition of the receivables as of the cutoff date was as follows:


                         COMPOSITION OF THE RECEIVABLES

                                           NEW FINANCED             USED FINANCED             ALL FINANCED
                                             VEHICLES                  VEHICLES                 VEHICLES
                                             --------                  --------                 --------
Aggregate Principal Balance ........       $ 870,476,332.26          $ 409,990,205.82        $ 1,280,466,538.08
Number of Receivables ..............                 43,539                    27,421                    70,960
Average Principal Balance ..........             $19,993.03          $      14,951.69        $        18,044.91
Average Original Balance ...........             $20,289.25          $      15,153.50        $        18,304.65
Weighted Average Contract Rate .....                  9.28%                    10.74%                     9.75%
Contract Rate (Range) ..............        1.90% to 17.90%           1.90% to 18.00%           1.90% to 18.00%
Weighted Average Original Term .....           58.67 months              57.14 months              58.18 months
Original Term (Range) .............. 12 months to 73 months    12 months to 67 months    12 months to 73 months
Weighted Average Remaining
 Term ..............................           56.95 months              55.44 months              56.46 months
Remaining Term (Range) .............  9 months to 71 months     9 months to 65 months     9 months to 71 months

     The distribution by contract rate of the receivables, the geographic distribution of the receivables, the distribution by principal balance of the receivables and the distribution by remaining term to maturity of the receivables, in each case as of the cutoff date, are set forth in the following tables.

                DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES

                                                                       PERCENT OF
                             NUMBER OF           PRINCIPAL              AGGREGATE
CONTRACT RATE RANGE(%)      RECEIVABLES           BALANCE           PRINCIPAL BALANCE
------------------------   -------------   ---------------------   ------------------
1.90 to 7.49 ...........        3,597       $   52,542,332.55             4.10%
7.50 to 7.99 ...........        6,146          113,034,452.12             8.83
8.00 to 8.49 ...........        7,589          147,375,291.68            11.51
8.50 to 8.99. ..........       10,530          211,331,955.54            16.50
9.00 to 9.49 ...........        6,294          121,848,190.29             9.52
9.50 to 9.99 ...........       11,097          208,395,032.11            16.27
10.00 to 10.49 .........        3,362           59,775,345.12             4.67
10.50 to 10.99 .........        5,948          104,866,287.85             8.19
11.00 to 11.49 .........        2,042           34,167,071.32             2.67
11.50 to 11.99 .........        3,655           61,113,603.24             4.77
12.00 to 12.49 .........        2,206           35,539,588.22             2.78
12.50 to 12.99 .........        3,021           48,089,179.37             3.76
13.00 to 13.49 .........        1,564           23,817,774.12             1.86
13.50 to 13.99 .........        1,307           19,729,927.37             1.54
14.00 to 14.49 .........          591            8,598,134.57             0.67
14.50 to 14.99 .........          747           11,526,027.54             0.90
15.00 to 15.49 .........          240            3,395,048.30             0.27
15.50 to 15.99 .........          242            3,777,539.18             0.30
16.00 to 16.49 .........          191            3,021,256.41             0.24
16.50 to 16.99 .........          209            2,974,013.91             0.23
17.00 to 17.49 .........           83            1,191,304.24             0.09
17.50 to 17.99 .........          277            4,096,871.55             0.32
18.00 ..................           22              260,311.48             0.02
                               ------       -----------------           ------
 Total(1) ..............       70,960       $1,280,466,538.08           100.00%
                               ======       =================           ======

----------
(1)   Percentages may not add to 100.00% due to rounding.

                 GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES(1)

                                                                             PERCENT OF
                                   NUMBER OF           PRINCIPAL              AGGREGATE
STATE                             RECEIVABLES           BALANCE           PRINCIPAL BALANCE
------------------------------   -------------   ---------------------   ------------------
Arizona ......................          764       $   14,441,650.63             1.13%
Arkansas .....................          549            9,312,448.88             0.73
California ...................        8,331          171,996,468.62            13.43
Colorado .....................          976           18,259,684.66             1.43
Connecticut ..................        2,756           46,884,636.33             3.66
Delaware .....................          578            9,648,879.83             0.75
District of Columbia .........            2               53,128.53             0.00
Florida ......................        4,450           79,573,571.89             6.21
Georgia ......................        1,945           38,741,410.06             3.03
Hawaii .......................            8              133,682.09             0.01
Idaho ........................           24              434,561.75             0.03
Illinois .....................        2,566           44,740,973.39             3.49
Indiana ......................          680           11,272,806.49             0.88
Iowa .........................          361            5,985,708.80             0.47
Kansas .......................          389            7,006,800.17             0.55
Kentucky .....................          344            5,883,049.92             0.46
Louisiana ....................          437            8,211,802.49             0.64
Maine ........................          160            2,986,039.47             0.23
Maryland .....................          262            4,681,713.20             0.37
Massachusetts ................        3,249           56,142,795.98             4.38
Michigan .....................        1,345           23,184,508.64             1.81
Minnesota ....................        1,665           27,355,324.06             2.14
Mississippi ..................           82            1,573,250.53             0.12
Missouri .....................        1,451           25,052,627.30             1.96
Montana ......................           45              734,528.68             0.06
Nebraska .....................          290            4,756,991.83             0.37
Nevada .......................          475            8,694,675.47             0.68
New Hampshire ................          807           13,499,578.00             1.05
New Jersey ...................        5,578           95,209,855.68             7.44
New Mexico ...................          205            3,862,632.79             0.30
New York .....................        8,741          149,404,467.38            11.67
North Carolina ...............        1,238           22,401,333.05             1.75
North Dakota .................            9              151,180.33             0.01
Ohio .........................        1,943           32,496,981.53             2.54
Oklahoma .....................          489            8,808,021.74             0.69
Oregon .......................          544            9,235,191.64             0.72
Pennsylvania .................        2,064           33,210,279.28             2.59
Rhode Island .................          258            4,137,014.82             0.32
South Carolina ...............          379            6,429,687.23             0.50
South Dakota .................           36              628,888.83             0.05
Tennessee ....................          457            9,475,681.33             0.74
Texas ........................       11,111          214,093,374.86            16.72
Utah .........................           72            1,183,668.74             0.09
Vermont ......................          346            5,577,014.77             0.44
Virginia .....................          979           17,095,266.78             1.34
Washington ...................          515            9,804,076.85             0.77
West Virginia ................           96            1,656,817.39             0.13
Wisconsin ....................          896           14,142,533.42             1.10
Wyoming ......................           13              219,271.95             0.02
                                     ------       -----------------           ------
 Total(2) ....................       70,960       $1,280,466,538.08           100.00%
                                     ======       =================           ======

----------
(1)   Based on the location of the dealer originating the receivable.

(2)   Percentages may not add to 100.00% due to rounding.

              DISTRIBUTION BY PRINCIPAL BALANCE OF THE RECEIVABLES

                                                                     PERCENT OF
                                NUMBER                               AGGREGATE
                                  OF              PRINCIPAL          PRINCIPAL
PRINCIPAL BALANCE ($)        RECEIVABLES           BALANCE            BALANCE
-------------------------   -------------   ---------------------   -----------
2,000.01 to 5,000.00               354       $    1,501,204.76          0.12%
5,000.01 to 10,000.00            7,852           65,438,332.95          5.11
10,000.01 to 15,000.00          20,359          258,096,887.36         20.16
15,000.01 to 20,000.00          20,139          349,960,640.94         27.33
20,000.01 to 25,000.00          11,576          257,997,321.50         20.15
25,000.01 to 30,000.00           5,577          151,739,970.70         11.85
30,000.01 to 35,000.00           2,553           82,328,363.78          6.43
35,000.01 to 40,000.00           1,201           44,756,872.23          3.50
40,000.01 to 45,000.00             566           23,940,170.06          1.87
45,000.01 to 50,000.00             305           14,460,673.01          1.13
50,000.01 to 55,000.00             147            7,690,297.38          0.60
55,000.01 to 60,000.00              98            5,639,311.26          0.44
60,000.01 to 65,000.00              67            4,185,569.60          0.33
65,000.01 to 70,000.00              48            3,244,424.05          0.25
70,000.01 to 75,000.00              40            2,902,341.90          0.23
75,000.01 to 80,000.00              28            2,170,886.16          0.17
80,000.01 to 85,000.00              19            1,568,806.06          0.12
85,000.01 to 90,000.00              13            1,138,125.10          0.09
90,000.01 to 95,000.00              10              920,734.46          0.07
95,000.01 to 100,000.00              8              785,604.82          0.06
                                ------       -----------------        ------
 Total(1)                       70,960       $1,280,466,538.08        100.00%
                                ======       =================        ======

----------
(1)   Percentages may not add to 100.00% due to rounding.



         DISTRIBUTION BY REMAINING TERM TO MATURITY OF THE RECEIVABLES

                                                                                   PERCENT OF
                                              NUMBER                               AGGREGATE
                                                OF              PRINCIPAL          PRINCIPAL
REMAINING TERM TO MATURITY(IN MONTHS)      RECEIVABLES           BALANCE            BALANCE
---------------------------------------   -------------   ---------------------   -----------
9 to 12                                           70       $      931,245.35          0.07%
13 to 24                                         709            8,779,822.03          0.69
25 to 36                                       5,023           68,568,985.55          5.36
37 to 48                                       9,925          146,995,236.18         11.48
49 to 60                                      48,970          914,319,125.64         71.41
61 to 72                                       6,263          140,872,123.33         11.00
                                              ------       -----------------        ------
Total(1)                                      70,960       $1,280,466,538.08        100.00%
                                              ======       =================        ======

----------
(1)   Percentages may not add to 100.00% due to rounding.



DELINQUENCY AND LOAN LOSS INFORMATION

     The following tables set forth information with respect to delinquencies, loan losses and recoveries for the portfolio of retail installment sales contracts, purchase money notes and other notes secured by new and used automobile and light-duty trucks owned or serviced by CHASE AUTO FINANCE as of the dates and for the periods indicated. The portions of that portfolio that provide for payments based upon a variable rate of interest or that provide for a final scheduled payment which is greater than the scheduled monthly payments are included in the following tables, but the receivables held by the trust will not include those types of loans. CHASE AUTO FINANCE does not maintain separate records that distinguish among the delinquency and loan loss experience for fixed rate motor vehicle loans (such as the receivables) and variable rate motor vehicle loans nor does it maintain records of the delinquency and loan loss experience that excludes receivables with larger final scheduled payments. The seller believes that the delinquency and loan loss experience with respect to the types of motor vehicle loans included in the trust is not materially different from the performance of CHASE AUTO FINANCE'S portfolio set forth below.

     The data presented in the following tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss experience of the receivables will be similar to the delinquency and loan loss levels set forth below.

                             DELINQUENCY EXPERIENCE

                                                        AS OF SEPTEMBER 30,
                                    -----------------------------------------------------------
                                                2000                          1999
                                    ----------------------------- -----------------------------
                                                         NUMBER                        NUMBER
                                         DOLLARS           OF          DOLLARS           OF
                                         (000'S)         LOANS         (000'S)         LOANS
                                    ----------------- ----------- ----------------- -----------
Outstanding Principal Amount           $15,525,907     1,241,196     $14,532,974     1,164,456
Delinquencies(1)(2)
 30-59 Days .......................    $   214,677        18,530     $   208,937        16,716
 60-89 Days .......................         55,034         5,526          46,903         4,312
 90 Days or More ..................         25,482         2,473          21,957         2,283
Total Delinquencies ...............    $   295,193        26,529     $   277,797        23,311
Repossession Inventory ............         28,047         1,942          19,937         1,318
Total Delinquencies &
 Repossession Inventory ...........    $   323,240        28,471     $   297,734        24,629
Delinquencies(1)(2)(3) ............
 30-59 ............................           1.38%                         1.44%
 60-89 ............................           0.35%                         0.32%
 90 Days or More ..................           0.16%                         0.15%
                                       -----------                   -----------
Total Delinquencies(3)(4) .........           1.90%                         1.91%
Repossession Inventory(3) .........           0.18%                         0.14%
                                       -----------                   -----------
Total Delinquencies &
 Repossession Inventory(3)(4) .....           2.08%                         2.05%



                                                        AS OF DECEMBER 31,
                                    ----------------------------------------------------------
                                                1999                          1998
                                    ----------------------------- ----------------------------
                                                         NUMBER                       NUMBER
                                         DOLLARS           OF          DOLLARS          OF
                                         (000'S)         LOANS         (000'S)         LOANS
                                    ----------------- ----------- ----------------- ----------
Outstanding Principal Amount           $14,454,904     1,178,052     $14,451,927    1,149,636
Delinquencies(1)(2)
 30-59 Days .......................    $   229,630        16,581     $   215,114       15,909
 60-89 Days .......................         57,738         4,835          46,707        4,008
 90 Days or More ..................         27,286         2,827          28,329        2,529
Total Delinquencies ...............    $   314,654        24,243     $   290,150       22,446
Repossession Inventory ............         25,843         1,834          26,018        1,690
Total Delinquencies &
 Repossession Inventory ...........    $   340,497        26,077     $   316,168       24,136
Delinquencies(1)(2)(3) ............
 30-59 ............................           1.59%                         1.49%
 60-89 ............................           0.40%                         0.32%
 90 Days or More ..................           0.19%                         0.20%
                                       -----------                   -----------
Total Delinquencies(3)(4) .........           2.18%                         2.01%
Repossession Inventory(3) .........           0.18%                         0.18%
                                       -----------                   -----------
Total Delinquencies &
 Repossession Inventory(3)(4) .....           2.36%                         2.19%



                                                                        AS OF DECEMBER 31,
                                      ---------------------------------------------------------------------------------------
                                                  1997                          1996                          1995
                                      ----------------------------   ---------------------------   --------------------------
                                                           NUMBER                        NUMBER                       NUMBER
                                           DOLLARS           OF          DOLLARS           OF          DOLLARS          OF
                                           (000'S)         LOANS         (000'S)         LOANS         (000'S)         LOANS
                                      ----------------   ---------   ---------------   ---------   ---------------   --------
Outstanding Principal Amount             $11,114,504      938,495       $9,842,364       832,993      $7,451,714      628,009
Delinquencies(1)(2)
 30-59 Days .......................      $   153,761       12,937       $  127,722        10,879      $   78,499        7,054
 60-89 Days .......................           39,329        3,448           31,153         2,739          15,866        1,513
 90 Days or More ..................           24,322        2,190           18,031         1,590           8,654          786
Total Delinquencies ...............      $   217,412       18,575       $  176,906        15,208      $  103,019        9,353
Repossession Inventory ............           30,374        1,944           21,755         1,421           7,290          443
Total Delinquencies &
 Repossession Inventory ...........      $   247,786       20,519       $  198,661        16,629      $  110,309        9,796
Delinquencies(1)(2)(3)
 30-59 Days .......................             1.38%                         1.30%                         1.05%
 60-89 Days .......................             0.35%                         0.32%                         0.21%
 90 Days or More ..................             0.22%                         0.18%                         0.12%
                                         -----------                    ----------                    ----------
Total Delinquencies(3)(4) .........             1.96%                         1.80%                         1.38%
Repossession Inventory(3) .........             0.27%                         0.22%                         0.10%
                                         -----------                    ----------                    ----------
Total Delinquencies &
 Repossession
 Inventory(3)(4) ..................             2.23%                         2.02%                         1.48%

----------
(1)   Delinquencies include principal amounts and interest.

(2) The period of delinquency is based on the number of days payments are contractually past due.

(3)   As a percent of outstanding principal in dollars.

(4) Percentages representing Total Delinquencies and Total Delinquencies & Repossession Inventory may not equal the sum of their components due to rounding.

                             LOAN LOSS EXPERIENCE

                               (DOLLARS IN 000'S)


                                         NINE MONTHS ENDED
                                  --------------------------------
                                   SEPTEMBER 30,    SEPTEMBER 30,
                                        2000            1999
                                  --------------- ----------------
Number of Loans(1) ..............     1,241,196        1,164,456
Period End Outstanding
 Principal Amount ...............   $15,525,907      $14,532,974
Average Outstanding
 Principal Amount(2) ............   $14,577,874      $14,582,989
Number of Repossessions .........         7,569            6,346
Number of Gross
 Charge-Offs ....................         9,491            8,101
Gross Charge-Offs(3) ............   $    64,205      $    61,232
Gross Charge-Offs as a %
 of Period End
 Outstanding Principal
 Amount(3)(6) ...................          0.55%            0.56%
Gross Charge-Offs as a %
 of Average End
 Outstanding Principal
 Amount(3)(6) ...................          0.59%            0.56%
Recoveries(4) ...................   $   (14,578)     $   (16,156)
Net Charge-Offs(5) ..............   $    49,627      $    45,076
Net Charge-Offs as a % of
 Period End Outstanding
 Principal Amount(5)(6) .........          0.43%            0.41%
Net Charge-Offs as a % of
 Average Outstanding
 Principal Amount(5)(6) .........          0.45%            0.41%



                                                               YEAR ENDED DECEMBER 31,
                                    -------------------------------------------------------------------------
                                        1999            1998            1997           1996           1995
                                    -----------     ------------    ------------    ----------     ----------
Number of Loans(1) ..............     1,178,052       1,149,636         938,495        832,993        628,009
Period End Outstanding
 Principal Amount ...............   $14,454,904     $14,451,927     $11,114,504     $9,842,364     $7,451,714
Average Outstanding
 Principal Amount(2) ............   $14,504,476     $12,782,467     $10,630,360     $9,153,306     $6,572,006
Number of Repossessions .........         8,684           7,837           5,834          3,719          1,863
Number of Gross
 Charge-Offs ....................        10,172           9,942           7,524          5,076          2,633
Gross Charge-Offs(3) ............   $    82,688     $    81,652     $    57,017     $   29,461     $   11,765
Gross Charge-Offs as a %
 of Period End
 Outstanding Principal
 Amount(3)(6) ...................          0.57%           0.56%           0.51%          0.30%          0.16%
Gross Charge-Offs as a %
 of Average End
 Outstanding Principal
 Amount(3)(6) ...................          0.57%           0.64%           0.54%          0.32%          0.18%
Recoveries(4) ...................   $   (22,327)    $   (18,236)    $   (10,622)    $   (7,554)    $   (3,869)
Net Charge-Offs(5) ..............   $    60,361     $    63,416     $    46,395     $   21,908     $    7,896
Net Charge-Offs as a % of
 Period End Outstanding
 Principal Amount(5)(6) .........          0.42%           0.44%           0.42%          0.22%          0.11%
Net Charge-Offs as a % of
 Average Outstanding
 Principal Amount(5)(6) .........          0.42%           0.50%           0.44%          0.24%          0.12%

----------
(1)   Number of loans as of period end.

(2) The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.


(3) Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.

(4) Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.

(5) Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of its components due to rounding.

(6) Percentages for the nine-month periods ended September 30, 2000 and September 30, 1999 are annualized.


                                   CHASE USA

     Information regarding the seller and the servicer is set forth under "Chase USA" in the prospectus. At September 30, 2000, Chase USA's total assets were approximately $34.9 billion, total liabilities were approximately $31.4 billion and total stockholder's equity was approximately $3.5 billion.


                                USE OF PROCEEDS

     The seller will use the proceeds from the sale of the securities, after capitalizing the trust by making the initial deposit into the reserve account and paying expenses, for general purposes.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Weighted Average Life of Securities" in the prospectus.

     In addition, no principal payments will be made:

     o on the Class A-2 notes until the Class A-1 notes have been paid in full,


     o on the Class A-3 notes until the Class A-2 notes have been paid in full,


     o on the Class A-4 notes until the Class A-3 notes have been paid in full or

     o    on the certificates until the Class A-1 notes have been paid in full.

     However, if the maturity of the notes is accelerated following an event of default, principal payments will be made ratably to all classes of the notes and no further distributions of principal (or, in the case of an event of default arising from a payment default, interest) in respect of the certificates will be made until the notes are paid in full.

     The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. A higher than anticipated rate of prepayments will reduce the outstanding amounts of the securities faster than expected and reduce the anticipated aggregate interest payments on the securities. Noteholders and certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Noteholders and certificateholders should consider:

     o in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments of receivables could result in an actual yield that is less than the anticipated yield and

     o in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments of receivables could result in an actual yield that is less than the anticipated yield.

     Under a program sponsored by Saturn Corporation and its dealers, a purchaser of a new Saturn vehicle has the right to return his or her car to the related dealer for any reason within 30 days of purchase or 1,500 miles of use and receive a refund of the purchase price. 5.05% of the aggregate principal balance of the receivables as of the cutoff date were secured by financed vehicles manufactured by Saturn. In the event the obligor under a receivable secured by a Saturn vehicle returns the related financed vehicle for a refund, such receivable will be prepaid and the weighted average life of the notes and the certificates may be decreased.

     WE CANNOT ASSURE YOU THAT YOUR SECURITIES WILL BE REPAID ON THE RELATED FINAL SCHEDULED PAYMENT DATE. We expect that final payment of the notes and the final distribution in respect of the certificates will occur on or prior to the respective final scheduled payment date for such securities. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates on or prior to the respective final scheduled payment date for such securities. If sufficient funds are not available, final payment of the notes and the final distribution in respect of the certificates could occur later than such dates.


ILLUSTRATION OF EFFECT OF PREPAYMENTS OF RECEIVABLES ON THE LIFE OF THE
SECURITIES

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS") represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The tables (the "ABS Tables") captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages," respectively, have been prepared on the basis of the characteristics of the receivables and the securities. The ABS Tables assume that:

     o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     o each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has 30 days,

     o payment on the notes and distributions on the certificates are made on each payment date (and each payment date is assumed to be the fifteenth day of the applicable month),

     o    no event of default occurs,

     o    the notes and certificates are issued on December 14, 2000, and

     o    the servicer does not exercise its option to purchase the receivables.

     The ABS Tables indicate the projected weighted average life of each class of notes and the certificates and set forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

     The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of December 1, 2000.


                                                 ORIGINAL TERM    REMAINING TERM
                   AGGREGATE        CONTRACT      TO MATURITY      TO MATURITY
POOL           PRINCIPAL BALANCE      RATE        (IN MONTHS)      (IN MONTHS)
-----------    -----------------    ---------    -------------    --------------
1 .........    $   9,711,067.38        9.122%          23               21
2 .........    $  68,568,985.55        7.957%          36               34
3 .........    $ 146,995,236.18        9.402%          48               46
4 .........    $ 914,319,125.64        9.840%          60               58
5 .........    $ 140,872,123.33       10.445%          71               69

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes and the certificates.


       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                              CLASS A-1 NOTES
                        -----------------------------------------------------------
                                         ASSUMED ABS PERCENTAGE(1)
                        -----------------------------------------------------------
PAYMENT DATES             0.50%     1.00%     1.30%     1.50%     1.70%     2.00%
----------------------- --------- --------- --------- --------- --------- ---------
Closing Date ..........     100       100       100       100       100       100
January 15, 2001 ......      90        88        86        85        84        83
February 15, 2001 .....      81        76        73        71        69        65
March 15, 2001 ........      71        64        59        56        53        49
April 15, 2001 ........      61        52        46        42        38        32
May 15, 2001 ..........      52        40        33        28        23        16
June 15, 2001 .........      42        28        20        14         8         0
July 15, 2001 .........      32        16         7          *        0         0
August 15, 2001 .......      23         5         0         0         0         0
September 15, 2001.....      13         0         0         0         0         0
October 15, 2001 ......       4         0         0         0         0         0
November 15, 2001 .....       0         0         0         0         0         0
December 15, 2001 .....       0         0         0         0         0         0
January 15, 2002 ......       0         0         0         0         0         0
February 15, 2002 .....       0         0         0         0         0         0
March 15, 2002 ........       0         0         0         0         0         0
April 15, 2002 ........       0         0         0         0         0         0
May 15, 2002 ..........       0         0         0         0         0         0
June 15, 2002 .........       0         0         0         0         0         0
July 15, 2002 .........       0         0         0         0         0         0
August 15, 2002 .......       0         0         0         0         0         0
September 15, 2002.....       0         0         0         0         0         0
October 15, 2002 ......       0         0         0         0         0         0
November 15, 2002 .....       0         0         0         0         0         0
December 15, 2002 .....       0         0         0         0         0         0
Weighted Average
 Life (years)(2) ......    0.48      0.39      0.36      0.33      0.32      0.29



                                              CLASS A-2 NOTES
                        -----------------------------------------------------------
                                         ASSUMED ABS PERCENTAGE(1)
                        -----------------------------------------------------------
PAYMENT DATES             0.50%     1.00%     1.30%     1.50%     1.70%     2.00%
----------------------- --------- --------- --------- --------- --------- ---------
Closing Date ..........     100       100       100       100       100       100
January 15, 2001 ......     100       100       100       100       100       100
February 15, 2001 .....     100       100       100       100       100       100
March 15, 2001 ........     100       100       100       100       100       100
April 15, 2001 ........     100       100       100       100       100       100
May 15, 2001 ..........     100       100       100       100       100       100
June 15, 2001 .........     100       100       100       100       100        99
July 15, 2001 .........     100       100       100       100        94        86
August 15, 2001 .......     100       100        95        88        82        72
September 15, 2001.....     100        94        84        77        70        59
October 15, 2001 ......     100        85        73        66        58        46
November 15, 2001 .....      95        75        63        54        46        34
December 15, 2001 .....      87        65        52        43        35        21
January 15, 2002 ......      79        56        42        33        23         9
February 15, 2002 .....      70        46        32        22        12         0
March 15, 2002 ........      62        37        22        11         1         0
April 15, 2002 ........      54        28        12         1         0         0
May 15, 2002 ..........      46        19         2         0         0         0
June 15, 2002 .........      38        10         0         0         0         0
July 15, 2002 .........      30         1         0         0         0         0
August 15, 2002 .......      22         0         0         0         0         0
September 15, 2002.....      14         0         0         0         0         0
October 15, 2002 ......       6         0         0         0         0         0
November 15, 2002 .....       0         0         0         0         0         0
December 15, 2002 .....       0         0         0         0         0         0
Weighted Average
 Life (years)(2) ......    1.42      1.18      1.07      1.00      0.94      0.86

----------
(1) An asterisk "*" means a percent of initial note principal balance of more than zero and less than 0.5%.

(2) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                      CLASS A-3 NOTES                                  CLASS A-4 NOTES
                      ------------------------------------------------ -----------------------------------------------
                                 ASSUMED ABS PERCENTAGE(1)                        ASSUMED ABS PERCENTAGE(1)
                      ------------------------------------------------ -----------------------------------------------
PAYMENT DATES          0.50%   1.00%   1.30%    1.50%   1.70%   2.00%   0.50%   1.00%    1.30%   1.50%   1.70%   2.00%
--------------------- ------- ------- -------  ------- ------- ------- ------- -------  ------- ------- ------- ------
Closing Date ........   100     100     100      100     100     100     100     100      100     100     100    100
January 15, 2001 ....   100     100     100      100     100     100     100     100      100     100     100    100
February 15, 2001 ...   100     100     100      100     100     100     100     100      100     100     100    100
March 15, 2001 ......   100     100     100      100     100     100     100     100      100     100     100    100
April 15, 2001 ......   100     100     100      100     100     100     100     100      100     100     100    100
May 15, 2001 ........   100     100     100      100     100     100     100     100      100     100     100    100
June 15, 2001 .......   100     100     100      100     100     100     100     100      100     100     100    100
July 15, 2001 .......   100     100     100      100     100     100     100     100      100     100     100    100
August 15, 2001 .....   100     100     100      100     100     100     100     100      100     100     100    100
September 15, 2001 ..   100     100     100      100     100     100     100     100      100     100     100    100
October 15, 2001 ....   100     100     100      100     100     100     100     100      100     100     100    100
November 15, 2001 ...   100     100     100      100     100     100     100     100      100     100     100    100
December 15, 2001 ...   100     100     100      100     100     100     100     100      100     100     100    100
January 15, 2002 ....   100     100     100      100     100     100     100     100      100     100     100    100
February 15, 2002 ...   100     100     100      100     100      98     100     100      100     100     100    100
March 15, 2002 ......   100     100     100      100     100      89     100     100      100     100     100    100
April 15, 2002 ......   100     100     100      100      93      81     100     100      100     100     100    100
May 15, 2002 ........   100     100     100       93      85      72     100     100      100     100     100    100
June 15, 2002 .......   100     100      94       86      77      64     100     100      100     100     100    100
July 15, 2002 .......   100     100      88       79      70      56     100     100      100     100     100    100
August 15, 2002 .....   100      94      81       72      63      49     100     100      100     100     100    100
September 15, 2002 ..   100      88      74       65      55      41     100     100      100     100     100    100
October 15, 2002 ....   100      81      67       58      48      34     100     100      100     100     100    100
November 15, 2002 ...    99      75      61       51      42      27     100     100      100     100     100    100
December 15, 2002 ...    93      69      55       45      35      20     100     100      100     100     100    100
January 15, 2003 ....    87      63      49       39      29      14     100     100      100     100     100    100
February 15, 2003 ...    82      57      42       32      22       7     100     100      100     100     100    100
March 15, 2003 ......    76      51      37       26      16       1     100     100      100     100     100    100
April 15, 2003 ......    70      46      31       21      10       0     100     100      100     100     100     93
May 15, 2003 ........    65      40      25       15       5       0     100     100      100     100     100     85
June 15, 2003 .......    59      34      19        9       0       0     100     100      100     100      99     78
July 15, 2003 .......    53      29      14        4       0       0     100     100      100     100      91     71
August 15, 2003 .....    48      23       9        0       0       0     100     100      100      98      84     64
September 15, 2003 ..    42      18       3        0       0       0     100     100      100      91      78     57
October 15, 2003 ....    37      13       0        0       0       0     100     100       98      84      71     51
November 15, 2003 ...    32       8       0        0       0       0     100     100       91      78      65     45
December 15, 2003 ...    27       3       0        0       0       0     100     100       85      72      59     40
January 15, 2004 ....    21       0       0        0       0       0     100      98       79      67      54     34
February 15, 2004 ...    16       0       0        0       0       0     100      92       74      61      49     30
March 15, 2004 ......    11       0       0        0       0       0     100      86       68      56      43     25
April 15, 2004 ......     6       0       0        0       0       0     100      80       62      51      39     21
May 15, 2004 ........     2       0       0        0       0       0     100      74       57      46      34     17
June 15, 2004 .......     0       0       0        0       0       0      95      68       52      41      30     13
July 15, 2004 .......     0       0       0        0       0       0      89      63       47      36      26      9
August 15, 2004 .....     0       0       0        0       0       0      82      57       42      32      22      6
September 15, 2004 ..     0       0       0        0       0       0      76      52       38      28      18      4
October 15, 2004 ....     0       0       0        0       0       0      69      47       33      24      15      1

----------
(1) An asterisk "*" means a percent of initial note principal balance of more than zero and less than 0.5%.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                                CLASS A-3 NOTES
                          -----------------------------------------------------------
                                           ASSUMED ABS PERCENTAGE(1)
                          -----------------------------------------------------------
PAYMENT DATES               0.50%     1.00%     1.30%     1.50%     1.70%     2.00%
------------------------- --------- --------- --------- --------- --------- ---------
November 15, 2004 .......       0         0         0         0         0         0
December 15, 2004 .......       0         0         0         0         0         0
January 15, 2005 ........       0         0         0         0         0         0
February 15, 2005 .......       0         0         0         0         0         0
March 15, 2005 ..........       0         0         0         0         0         0
April 15, 2005 ..........       0         0         0         0         0         0
May 15, 2005 ............       0         0         0         0         0         0
June 15, 2005 ...........       0         0         0         0         0         0
July 15, 2005 ...........       0         0         0         0         0         0
August 15, 2005 .........       0         0         0         0         0         0
September 15, 2005 ......       0         0         0         0         0         0
October 15, 2005 ........       0         0         0         0         0         0
November 15, 2005 .......       0         0         0         0         0         0
December 15, 2005 .......       0         0         0         0         0         0
January 15, 2006 ........       0         0         0         0         0         0
February 15, 2006 .......       0         0         0         0         0         0
March 15, 2006 ..........       0         0         0         0         0         0
April 15, 2006 ..........       0         0         0         0         0         0
May 15, 2006 ............       0         0         0         0         0         0
June 15, 2006 ...........       0         0         0         0         0         0
July 15, 2006 ...........       0         0         0         0         0         0
August 15, 2006 .........       0         0         0         0         0         0
September 15, 2006 ......       0         0         0         0         0         0
Weighted Average Life
 (years)(2) .............    2.69      2.33      2.13      2.00      1.88      1.71
Weighted Average Life
 to Optional
 Clean-Up
 Call (years)(2)(3) .....      --        --        --        --        --        --
Optional Clean-Up
 Call Date ..............      --        --        --        --        --        --



                                                      CLASS A-4 NOTES
                          ------------------------------------------------------------------------
                                                 ASSUMED ABS PERCENTAGE(1)
                          ------------------------------------------------------------------------
PAYMENT DATES                0.50%        1.00%       1.30%       1.50%       1.70%       2.00%
------------------------- ----------- ------------ ----------- ----------- ----------- -----------
November 15, 2004 .......        63           42          30          21          12           0
December 15, 2004 .......        58           38          26          18          10           0
January 15, 2005 ........        52           34          23          15           7           0
February 15, 2005 .......        47           30          19          12           5           0
March 15, 2005 ..........        41           26          16          10           3           0
April 15, 2005 ..........        36           22          13           8           2           0
May 15, 2005 ............        31           18          11           6           *           0
June 15, 2005 ...........        25           15           8           4           0           0
July 15, 2005 ...........        20           11           6           2           0           0
August 15, 2005 .........        15            8           3           1           0           0
September 15, 2005 ......         9            4           1           0           0           0
October 15, 2005 ........         4            1           0           0           0           0
November 15, 2005 .......         3            1           0           0           0           0
December 15, 2005 .......         3            *           0           0           0           0
January 15, 2006 ........         2            0           0           0           0           0
February 15, 2006 .......         2            0           0           0           0           0
March 15, 2006 ..........         1            0           0           0           0           0
April 15, 2006 ..........         *            0           0           0           0           0
May 15, 2006 ............         0            0           0           0           0           0
June 15, 2006 ...........         0            0           0           0           0           0
July 15, 2006 ...........         0            0           0           0           0           0
August 15, 2006 .........         0            0           0           0           0           0
September 15, 2006 ......         0            0           0           0           0           0
Weighted Average Life
 (years)(2) .............      4.19         3.89        3.66        3.47        3.27        2.96
Weighted Average Life
 to Optional
 Clean-Up
 Call (years)(2)(3) .....      4.06         3.72        3.47        3.29        3.08        2.82
Optional Clean-Up
 Call Date ..............   4/15/05     12/15/04     9/15/04     7/15/04     4/15/04     1/15/04

----------
(1) An asterisk "*" means a percent of initial note principal balance of more than zero and less than 0.5%.

(2) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(3) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     PERCENTAGE OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES




                                                     CERTIFICATES
                               --------------------------------------------------------
                                              ASSUMED ABS PERCENTAGE(1)
                               --------------------------------------------------------
PAYMENT DATES                   0.50%     1.00%     1.30%     1.50%     1.70%     2.00%
----------------------------   -------   -------   -------   -------   -------   ------
Closing Date ...............     100       100       100       100       100      100
January 15, 2001 ...........     100       100       100       100       100      100
February 15, 2001 ..........     100       100       100       100       100      100
March 15, 2001 .............     100       100       100       100       100      100
April 15, 2001 .............     100       100       100       100       100      100
May 15, 2001 ...............     100       100       100       100       100      100
June 15, 2001 ..............     100       100       100       100       100      100
July 15, 2001 ..............     100       100       100       100        99       97
August 15, 2001 ............     100       100        99        97        96       94
September 15, 2001 .........     100        99        96        95        93       90
October 15, 2001 ...........     100        96        94        92        90       87
November 15, 2001 ..........      99        94        91        89        87       84
December 15, 2001 ..........      97        92        89        87        85       81
January 15, 2002 ...........      95        90        86        84        82       79
February 15, 2002 ..........      93        87        84        82        79       76
March 15, 2002 .............      91        85        82        79        77       73
April 15, 2002 .............      89        83        79        77        74       70
May 15, 2002 ...............      87        81        77        74        72       68
June 15, 2002 ..............      85        79        75        72        69       65
July 15, 2002 ..............      84        77        73        70        67       63
August 15, 2002 ............      82        75        70        67        65       60
September 15, 2002 .........      80        73        68        65        62       58
October 15, 2002 ...........      78        71        66        63        60       55
November 15, 2002 ..........      76        69        64        61        58       53
December 15, 2002 ..........      74        67        62        59        56       51
January 15, 2003 ...........      72        65        60        57        54       49
February 15, 2003 ..........      71        63        58        55        52       47
March 15, 2003 .............      69        61        56        53        50       45
April 15, 2003 .............      67        59        54        51        48       43
May 15, 2003 ...............      65        57        53        49        46       41
June 15, 2003 ..............      63        56        51        48        44       39
July 15, 2003 ..............      62        54        49        46        43       38
August 15, 2003 ............      60        52        47        44        41       36
September 15, 2003 .........      58        50        46        43        39       34
October 15, 2003 ...........      56        49        44        41        38       33
November 15, 2003 ..........      55        47        43        39        36       32
December 15, 2003 ..........      53        46        41        38        35       30
January 15, 2004 ...........      51        44        40        37        34       29
February 15, 2004 ..........      50        43        38        35        32       28
March 15, 2004 .............      48        41        37        34        31       27
April 15, 2004 .............      47        40        36        33        30       26
May 15, 2004 ...............      45        38        34        32        29       25

----------
(1) An asterisk "*" means a percent of initial certificate balance of more than zero and less than 0.5%.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                                                                CERTIFICATES
                                             ----------------------------------------------------------------------------------
                                                                         ASSUMED ABS PERCENTAGE(1)
                                             ----------------------------------------------------------------------------------
PAYMENT DATES                                   0.50%          1.00%         1.30%         1.50%         1.70%         2.00%
------------------------------------------   -----------   ------------   -----------   -----------   -----------   -----------
June 15, 2004 ............................          44             37            33            31            28            24
July 15, 2004 ............................          42             36            32            30            27            23
August 15, 2004 ..........................          40             35            31            29            26            22
September 15, 2004 .......................          39             33            30            28            25            22
October 15, 2004 .........................          37             32            29            27            25            21
November 15, 2004 ........................          36             31            28            26            24            14
December 15, 2004 ........................          35             30            27            25            23             0
January 15, 2005 .........................          33             29            26            25            23             0
February 15, 2005 ........................          32             28            26            24            22             0
March 15, 2005 ...........................          31             27            25            23            22             0
April 15, 2005 ...........................          29             26            24            23            21             0
May 15, 2005 .............................          28             25            23            22            21             0
June 15, 2005 ............................          27             24            23            22            15             0
July 15, 2005 ............................          26             24            22            21             8             0
August 15, 2005 ..........................          24             23            22            21             3             0
September 15, 2005 .......................          23             22            21            16             0             0
October 15, 2005 .........................          22             21            17             8             0             0
November 15, 2005 ........................          22             21            14             6             0             0
December 15, 2005 ........................          22             21            12             4             0             0
January 15, 2006 .........................          21             21            10             3             0             0
February 15, 2006 ........................          21             18             8             2             0             0
March 15, 2006 ...........................          21             15             7             1             0             0
April 15, 2006 ...........................          21             12             5             *             0             0
May 15, 2006 .............................          19              9             4             0             0             0
June 15, 2006 ............................          14              7             2             0             0             0
July 15, 2006 ............................           9              4             1             0             0             0
August 15, 2006 ..........................           5              2             1             0             0             0
September 15, 2006 .......................           0              0             0             0             0             0
Weighted Average Life (years)(2) .........        3.36           3.08          2.87          2.72          2.56          2.28
Weighted Average Life to Optional
 Clean-Up Call (years)(2)(3) .............        3.06           2.74          2.54          2.40          2.25          2.06
Optional Clean-Up Call Date ..............     4/15/05       12/15/04       9/15/04       7/15/04       4/15/04       1/15/04

----------
(1) An asterisk "*" means a percent of initial certificate balance of more than zero and less than 0.5%.

(2) The weighted average life of a certificate is determined by (i) multiplying the amount of each principal payment of such certificate by the number of years from the date of the issuance of such certificate to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such certificate.

(3) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                            DESCRIPTION OF THE NOTES

GENERAL

     The trust will issue the notes under an indenture between the trust and Wells Fargo Bank Minnesota, National Association, as indenture trustee. The corporate trust offices of the indenture trustee are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, telephone (612) 667-8058. Chase USA and its affiliates may have normal banking relationships with the indenture trustee and its affiliates.

     We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture in the sections of the prospectus entitled "Description of the Notes" and "Certain Information Regarding the Securities." We refer you to those sections.


PAYMENTS OF INTEREST

     Interest on the principal balances of each class of notes will accrue at the related per annum interest rate shown on the cover page of this prospectus supplement and will be payable to the noteholders monthly on each payment date, commencing January 16, 2001.

     CALCULATION OF INTEREST PAYABLE. Interest on the outstanding principal amount of each class of notes will accrue and shall be calculated as follows:

     Actual/360. Interest on the Class A-1 notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.

     30/360. Interest on the Class A-2 notes, Class A-3 notes and Class A-4 notes will accrue from and including the 15th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the 15th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

     INTEREST ON UNPAID INTEREST. Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

     PRIORITY OF INTEREST PAYMENTS. Interest payments on all classes of notes will have the same priority. If on any payment date the trust has insufficient funds to make a full payment of interest on the notes, the trust will apply the funds available to pay interest on the notes ratably, based upon the aggregate amount of interest payable on each class of notes.

     FUNDS AVAILABLE TO PAY INTEREST. The trust will pay interest on the notes on each payment date from collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee and the administration fee.

     For a more detailed description of the priority of interest payments on the notes, refer to the section of this prospectus supplement entitled "Payments and Distributions."


PAYMENTS OF PRINCIPAL

     CALCULATION OF PRINCIPAL PAYABLE. The trust will pay the principal of the notes on each payment date in an amount generally equal to the lesser of the amount available to pay the principal of the notes and

     o 100% of the PRINCIPAL DISTRIBUTION AMOUNT for that payment date until the Class A-1 notes have been paid in full and

     o 97% of the PRINCIPAL DISTRIBUTION AMOUNT for each payment date thereafter (or, in the case of the payment date on which the Class A-1 notes are paid in full, 97% of the remaining amount of the PRINCIPAL DISTRIBUTION AMOUNT) until all of the notes have been paid in full

     o    unless

          o the balance in the reserve account on that payment date would drop below 0.5% of the aggregate principal balance of the receivables as of the cutoff date, after giving effect to any withdrawals from the reserve account on that payment date, in which case, the targeted amount of principal payable to the noteholders will be 100% of the PRINCIPAL DISTRIBUTION AMOUNT for that payment date and each payment date thereafter until the notes have been paid in full or the balance in the reserve account equals or exceeds the required amount

          or

          o the maturity of the notes has been accelerated after the occurrence of an event of default, in which case, the targeted amount of principal payable to the noteholders will be 100% of the PRINCIPAL DISTRIBUTION AMOUNT for each payment date until the notes have been paid in full.

The PRINCIPAL DISTRIBUTION AMOUNT for each payment date will generally equal the sum of

     o the principal collections on the receivables received during the prior calendar month and

     o the aggregate principal balance of all receivables designated as "defaulted receivables" during that calendar month, net of liquidation proceeds allocable to principal received during that month in respect of receivables designated as "defaulted receivables" during prior months.

     The precise definition of PRINCIPAL DISTRIBUTION AMOUNT is set forth in the section of this prospectus supplement entitled "Glossary of Terms." We refer you to that definition.

     A receivable will be designated as a "defaulted receivable" when the servicer determines, based on its usual collection practices and procedures, that eventual payment in full of the receivable is unlikely or when at least 10% of a scheduled payment is 240 or more days delinquent.

     The amount of the principal of the notes payable on the final scheduled payment date for any class of notes will equal the amount needed to repay the principal amount of that class of notes in full.

     If the full targeted amount of principal payable to the noteholders on any payment date is not paid, the shortfall will be included in the amount of principal payable to the noteholders on the next payment date.

     PRIORITY OF PRINCIPAL PAYMENTS PRIOR TO ACCELERATION OF THE NOTES. The trust will pay the principal of the notes in the following order of priority:

     o    the Class A-1 Notes until they are paid in full,

     o    the Class A-2 Notes until they are paid in full,

     o    the Class A-3 Notes until they are paid in full and

     o    the Class A-4 Notes until they are paid in full.

     PRIORITY OF PRINCIPAL PAYMENTS AFTER ACCELERATION OF THE NOTES. After an acceleration of the maturity of the notes following an event of default, the trust will pay the principal of the notes ratably, based upon the outstanding principal amount of each class of notes.

     FUNDS AVAILABLE TO PAY PRINCIPAL. The trust will pay the principal of the notes on each payment date from collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee, interest on the notes and interest distributions in respect of the certificates. If the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will not make any distributions in respect of interest on the certificates until after the notes have been paid in full.

     For a more detailed description of the priority of principal payments on the notes, refer to the section of this prospectus supplement entitled "Payments and Distributions."

     The trust's failure to pay principal of the notes of any class on any payment date will not be an event of default until the final scheduled payment date for that class of notes.

     NOTES MIGHT NOT BE PAID IN FULL ON THEIR FINAL SCHEDULED PAYMENT
DATES. The principal amount of any class of notes if not previously paid will be due on the final scheduled payment date relating to that class shown on the cover page of this prospectus supplement. The actual date on which the outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described in the sections of this prospectus supplement and the prospectus entitled "Weighted Average Life of the Securities."


PREPAYMENT

     The servicer may purchase the receivables on any payment date after the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full on which the aggregate principal balance of the receivables has declined to 10% or less of the aggregate principal balance of the receivables as of the cutoff date. If the servicer purchases the receivables, the trust will prepay the Class A-4 notes in full.

     For a more detailed description of the right of the servicer to purchase the receivables, refer to the section of the prospectus entitled "Description of the Transfer and Servicing Agreements--Termination."


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The trust will issue the certificates under the trust agreement. We will file a copy of the trust agreement with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement in the sections of the prospectus entitled "Descriptions of the Certificates," "Certain Information Regarding the Securities" and "Description of the Transfer and Servicing Agreements." We refer you to those sections.


DISTRIBUTIONS OF INTEREST

     On each payment date, commencing on January 16, 2001, the certificateholders will be entitled to receive the amount of interest that accrues on the CERTIFICATE BALANCE at the pass-through rate shown on the cover page of this prospectus supplement.

     CALCULATION OF INTEREST ACCRUAL. Interest in respect of the certificates will accrue from and including the 15th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the 15th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

     INTEREST ON UNPAID INTEREST. Interest in respect of any certificate that is not distributed on a payment date will be due on the next payment date, together with interest on that amount at the pass-through rate, to the extent lawful.

     FUNDS AVAILABLE FOR INTEREST DISTRIBUTIONS; SUBORDINATION. The trust will make interest distributions in respect of the certificates on each payment date from collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee and interest on the notes. If the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will not make any distributions in respect of interest on the certificates until after the notes have been paid in full.

     For a more detailed description of the priority of interest distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "Payments and Distributions."


DISTRIBUTIONS OF PRINCIPAL

     CALCULATION OF PRINCIPAL DISTRIBUTABLE. On the payment date on which the trust pays the Class A-1 notes in full and on each payment date thereafter until the notes have been paid in full, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of

     o the amount available to the trust to make distributions of principal in respect of the certificates and

     o 3% of the PRINCIPAL DISTRIBUTION AMOUNT (or, in the case of the payment date on which the Class A-1 notes are paid in full, 3% of the remaining amount of the PRINCIPAL DISTRIBUTION AMOUNT)

          unless

          o the balance in the reserve account on that payment date would drop below 0.5% of the aggregate principal balance of the receivables as of the cutoff date, after giving effect to any withdrawals from the reserve account on that payment date, in which case, the trust will not distribute principal in respect of the certificates until the notes have been paid in full or the balance in the reserve account equals or exceeds the required amount

          or

          o the maturity of the notes has been accelerated after the occurrence of an event of default, in which case, the trust will not distribute principal in respect of the certificates until the notes have been paid in full.

On each payment date after the notes have been paid in full, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of

     o the amount available to the trust to make distributions of principal in respect of the certificates and

     o 100% of the PRINCIPAL DISTRIBUTION AMOUNT (or, in the case of the payment date on which the notes are paid in full, 100% of the remaining amount of the PRINCIPAL DISTRIBUTION AMOUNT).

     In addition, the amount of principal distributable in respect of the certificates on the final scheduled payment date for the certificates will equal the amount needed to reduce the CERTIFICATE BALANCE to zero.

     If the full targeted amount of principal distributable to the certificateholders on any payment date is not distributed, the shortfall will be included in the amount of principal distributable to the certificateholders on the next payment date.

     The CERTIFICATE BALANCE will be reduced on each payment date by

     o    distributions in respect of principal to the certificateholders and

     o the amount that the sum of the aggregate principal amount of the notes and the CERTIFICATE BALANCE exceeds the aggregate principal balance of the receivables as of the last day of the prior month, and increased on any payment date by the amount of principal distributed in respect of the certificates on that payment date relating to any prior non-cash reductions.

     FUNDS AVAILABLE TO DISTRIBUTE PRINCIPAL; SUBORDINATION. The trust will distribute principal in respect of the certificates on each payment date from collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee, interest on the notes, interest distributions in respect of the certificates and principal of the notes. If the maturity of the notes has been accelerated following an event of default, the trust will not make any distributions of principal in respect of the certificates until after the notes have been paid in full.

     For a more detailed description of the priority of principal distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "Payments and Distributions."

     CERTIFICATE BALANCE MIGHT NOT BE REDUCED TO ZERO ON ITS FINAL SCHEDULED PAYMENT DATE. The trust is required to reduce the CERTIFICATE BALANCE to zero on the final scheduled payment date of the certificates shown on the cover page of this prospectus supplement. The actual date on which the CERTIFICATE BALANCE is reduced to zero may be earlier or later than the final scheduled payment date for the certificates based on a variety of factors, including those described in the sections of this prospectus supplement and the prospectus entitled "Weighted Average Life of the Securities."


PREPAYMENT

     The servicer may purchase the receivables on any payment date after the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full on which the aggregate principal balance of the receivables has declined to 10% or less of the aggregate principal balance of the receivables as of the cutoff date. If the servicer purchases the receivables, the trust will distribute to certificateholders an amount equal to the CERTIFICATE BALANCE together with accrued and unpaid interest at the pass-through rate.

     For a more detailed description of the right of the servicer to purchase the receivables, refer to the section of the prospectus entitled "Description of the Transfer and Servicing Agreements--Termination."


RESTRICTIONS ON FOREIGN OWNERSHIP

     Purchasers of certificates and their assignees will be deemed to represent that the beneficial owners of such certificates are not FOREIGN INVESTORS.

     For a more detailed description of the restrictions on foreign ownership of the certificates, refer to the section of this prospectus supplement entitled "Certain Federal Income Tax Consequences."


                           PAYMENTS AND DISTRIBUTIONS

SOURCE OF FUNDS

     The funds available to the trust to pay expenses and make payments on the securities on each payment date will equal the sum of the TOTAL DISTRIBUTION AMOUNT for that payment date and any funds withdrawn from the reserve account for that payment date.

   The TOTAL DISTRIBUTION AMOUNT for each payment date will generally consist of the following:

     o collections received on the receivables during the prior calendar month, including net recoveries on receivables that were charged off as losses in prior months and

     o proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer.

     The precise definition of TOTAL DISTRIBUTION AMOUNT is set forth in the section of this prospectus supplement entitled "Glossary of Terms." We refer you to that definition.

     In general, the servicer will be permitted to retain collections on the receivables until the business day prior to each payment date. On that business day, the servicer will cause all collections on the receivables and other amounts constituting the TOTAL DISTRIBUTION AMOUNT for the payment date to be deposited in the collection account, together with any funds required to be withdrawn by the indenture trustee from the reserve account for the payment date.

     For a description of the circumstances under which the servicer would be required to deposit collections on the receivables within 48 hours of receipt, refer to the section of the prospectus entitled "Description of the Transfer and Servicing Agreements--Collections."


PRIORITY OF PAYMENTS AND DISTRIBUTIONS

     PRIOR TO ACCELERATION OF THE NOTES FOLLOWING A PAYMENT DEFAULT. On each payment date, the trust will apply the TOTAL DISTRIBUTION AMOUNT and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

     o to the servicer, the servicing fee for the prior month and all unpaid servicing fees for prior months,

     o to the administrator, the administration fee for the prior month and all unpaid administration fees for prior months,

     o ratably to the holders of each class of notes, interest due on all the notes on that payment date,

     o to the holders of the certificates, interest distributable in respect of the certificates on that payment date,

     o to the noteholders, the amount of the principal of the notes payable on that payment date as described in the section of this prospectus supplement entitled "Description of the Notes--Payments of Principal,"

     o to the certificateholders, the amount of principal distributable in respect of the certificates on that payment date as described in the section of this prospectus supplement entitled "Description of the Certificates--Distributions of Principal" and

     o to the reserve account, any remaining portion of the TOTAL DISTRIBUTION AMOUNT.

     AFTER ACCELERATION OF THE NOTES FOLLOWING A PAYMENT DEFAULT. On each payment date after the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will apply the TOTAL DISTRIBUTION AMOUNT and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

     o to the servicer, the servicing fee for the prior month and all unpaid servicing fees for other prior months,

     o to the administrator, the administration fee for the prior month and all unpaid administration fees for other prior months,

     o ratably to the holders of each class of notes, interest due on all the notes on that payment date,

     o    to the noteholders, the outstanding principal amount of the notes,

     o to the holders of the certificates, interest distributable in respect of the certificates on that payment date,

     o    to the certificateholders, the CERTIFICATE BALANCE and

     o to the reserve account, any remaining portion of the TOTAL DISTRIBUTION AMOUNT.

     WITHDRAWALS FROM RESERVE ACCOUNT. The indenture trustee will withdraw funds from the reserve account, to the extent that funds are available for withdrawal, in respect of any payment date for which the TOTAL DISTRIBUTION AMOUNT is insufficient to pay the servicing fee, the administration fee, principal and interest payable to the noteholders and principal and interest distributable in respect of the certificates. In no event will investment earnings on funds on deposit in the reserve account be available for withdrawal to pay these amounts.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     We have summarized below some of the important terms of the sale and servicing agreement, the trust agreement and the administration agreement. A form of each of these agreements has been filed as an exhibit to the registration statement of which the attached prospectus forms a part. We will file a copy of each of these agreements with the SEC after we issue the securities. This summary is not a complete description of these agreements. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus.


ACCOUNTS

     The trust will establish a collection account and the reserve account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The servicer will establish a distribution account for the noteholders in the name of the indenture trustee for the benefit of the noteholders. The trustee will establish a distribution account for the certificateholders in the name of the trustee for the benefit of the certificateholders. Each of these accounts will be treated as a "Trust Account" as described in the section of the prospectus entitled "Description of the Transfer and Servicing Agreements--Accounts."

     Each of the collection account, the note distribution account and the certificate distribution account will be initially established in the trust department of The Chase Manhattan Bank. The Chase Manhattan Bank acting as the paying agent at the direction of the servicer will have the right to withdraw funds from those accounts for the purpose of making distributions to securityholders.


SERVICING COMPENSATION

     The servicer will be entitled to receive a servicing fee for each month payable on the following payment date. The servicing fee for each month will equal the sum of

     o the product of 1/12 of 1% and the aggregate principal balance of the receivables as of the last day of the prior month (or, in the case of the first payment date, as of the cutoff date) and

     o any late charges, credit-related extension fees or other administrative fees or similar charges allowed by applicable law collected by the servicer during that month.

In addition, the servicer will be entitled to receive investment earnings, net of losses and investment expenses, on funds deposited in the collection account.

     For a more detailed description of the fees and expenses of the servicer, refer to the section of the prospectus entitled "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."


SERVICING PROCEDURES

     The servicer will service the receivables and will make reasonable efforts to collect all payments due with respect to the receivables. The servicer will be obligated to follow collection and servicing procedures consistent with the procedures it follows with respect to comparable new or used automobile receivables that it services for itself and with prudent industry standards. In addition, the sale and servicing agreement will provide that the servicer may not

     o change the amount of any receivable, other than allowing a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment,

     o    decrease the contract rate of any receivable or

     o extend any receivable beyond the final scheduled payment date for the certificates.

     If the servicer fails to comply with the terms of the sale and servicing agreement and such failure materially and adversely affects the interests of the securityholders in a receivable, the servicer will be required to purchase the affected receivable at a price equal to the unpaid principal balance owed by the obligor plus interest at the contract rate of interest through the last day of the month of repurchase. The purchase obligation will constitute the sole remedy available to the securityholders, the trust or the indenture trustee for any such uncured breach.

     Chase USA offers certain obligors or classes of obligors on an annual basis a one-month noncredit related extension of a regularly scheduled payment otherwise due under a receivable. The sale and servicing agreement will establish criteria governing those extensions.

     For a more detailed description of the servicing procedures, refer to the section of the prospectus entitled "Description of the Transfer and Servicing Agreements--Servicing Procedures."


RESERVE ACCOUNT

     FUNDING OF RESERVE ACCOUNT. The trust will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders and certificateholders. The trust will fund the reserve account on the closing date by making an initial deposit of $12,804,665.38 (1.00% of the aggregate principal balance of the receivables as of the cutoff date), which is less than the amount that is required to be on deposit in the reserve account. The reserve account will thereafter be funded on each payment date with the portion of the TOTAL DISTRIBUTION AMOUNT remaining after the payment of the servicing fee, the administration fee, interest and principal payable to the noteholders and interest and principal distributable in respect of the certificates as described in the section of this prospectus supplement entitled "Payments and Distributions."

     WITHDRAWALS FROM RESERVE ACCOUNT. The indenture trustee will withdraw funds from the reserve account and deposit them into the collection account under the circumstances described in the section of this prospectus supplement entitled "Payments and Distributions."

     On each payment date, the indenture trustee will withdraw from the reserve account and pay to the seller all investment earnings on funds on deposit in the reserve account earned since the prior payment date and any amounts on deposit in the reserve account, after giving effect to deposits and withdrawals made on that payment date, in excess of the SPECIFIED RESERVE ACCOUNT BALANCE on that payment date.

     The SPECIFIED RESERVE ACCOUNT BALANCE on each payment date will equal 2.25% of the aggregate principal balance of the receivables as of the last day of the preceding calendar month, but in any event will not be less than the lesser of

     o $9,603,499.04 (0.75% of the aggregate principal balance of the receivables as of the cutoff date) and

     o the aggregate principal balance of the receivables as of the last day of the preceding calendar month;

provided, that the SPECIFIED RESERVE ACCOUNT BALANCE will be calculated using a percentage of 4.50% on any payment date for which the AVERAGE NET LOSS RATIO exceeds 1.75% or the AVERAGE DELINQUENCY PERCENTAGE exceeds 1.75%. The seller may reduce the SPECIFIED RESERVE ACCOUNT BALANCE to a lesser amount if each of the rating agencies confirms that the reduction will not adversely affect the ratings of the securities by that rating agency.

     FUNDS IN THE RESERVE ACCOUNT WILL BE LIMITED. Amounts in the reserve account are intended to enhance the likelihood of receipt by securityholders of the full amount of principal and interest payable to them and to decrease the likelihood that the securityholders will experience losses. However, the amount in the reserve account is limited and the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the reserve account, noteholders or certificateholders could incur losses or a temporary shortfall in the amounts distributed to them could result. Delays in payments could increase the average life of the notes or the certificates Shortfalls in collections on the receivables may result from, among other things, losses on the receivables or the failure by the servicer to make any remittance under the sale and servicing agreement.

ADMINISTRATION AGREEMENT

     The Chase Manhattan Bank, as the administrator, will enter into an administration agreement with the trust and the indenture trustee pursuant to which it will agree to perform certain administrative functions on behalf of the trust. The administrator will be entitled to receive an administration fee of $1,000 per month payable on the following payment date.

     Under the administration agreement the administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them. The administrator will not be liable for the conduct or misconduct of its agents or attorneys if the administrator selected those agents or attorneys with due care.

     Chase USA will enter into an agreement with the administrator pursuant to which it will agree to perform certain of the duties of the administrator and to reimburse and indemnify the administrator for all expenses or liabilities the administrator may incur as a result of the administrator's entering into the administration agreement.


                            MONEY MARKET ELIGIBILITY

     The Class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the notes and the certificates by an investor who purchases the notes or the certificates pursuant to their original issuance at their original issue price. This summary is based upon the CODE, the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. federal income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as financial institutions, insurance companies, dealers in securities or currencies, tax-exempt organizations, persons who hold the notes or certificates as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected to mark their securities holdings to market or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the CODE. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the notes or the certificates or the consequences of such an investment under state and local tax laws or foreign tax laws. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel are not binding on the IRS or the courts. Thus, we can give you no assurance that the IRS will not take positions contrary to those described below. The opinions of Simpson Thacher & Bartlett, special counsel to the seller, described in this prospectus supplement will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the trust agreement and related documents.

     This summary is intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for U.S. federal income tax purposes for investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences that may be relevant to their purchase, ownership and disposition of the notes or the certificates based upon their particular facts and circumstances.

     If a partnership holds notes or certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A noteholder or certificateholder that is a partner of a partnership holding notes or certificates should consult its own tax advisor.

     For purposes of the following discussion, except as otherwise provided herein, the terms "noteholder" and "certificateholder" refer, respectively, to the beneficial owner of a note or certificate. In addition, the discussion below assumes that noteholders and certificateholders will hold their notes and certificates as "capital assets" within the meaning of Section 1221 of the CODE. As used herein, a "U.S. noteholder" or "U.S. certificateholder" means a holder that is:

     o    a citizen or resident of the United States,

     o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

     o an estate the income of which is subject to United States federal income taxation regardless of its source or

     o a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the CODE or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A "non-U.S. noteholder" or "non-U.S. certificateholder" is a holder that is not a U.S. noteholder or U.S. certificateholder.


TAX CHARACTERIZATION OF THE TRUST

     In the opinion of Simpson Thacher & Bartlett, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion is based on, among other things, certain facts and assumptions contained in such opinion and counsel's conclusion, based in part upon representations of the seller, that the nature of the trust's income exempts it from the rule that certain publicly traded partnerships are taxable as corporations.

     The seller and the certificateholders, by their purchase of certificates, will agree to treat the trust as a partnership for all U.S. tax purposes with the assets of such partnership being the assets held by the trust (including the reserve account and all investment earnings thereon), the partners of the partnership being the certificateholders and the seller, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificateholders, the noteholders and the seller is not clear.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. The following discussion assumes that, for U.S. federal income tax purposes, (i) the trust is properly classified as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and
(iii) the certificates represent equity interests in such partnership.


TAX CONSEQUENCES TO NOTEHOLDERS

     Treatment of the Notes as Indebtedness. The trust and the noteholders, by their purchase of the notes, agree to treat the notes as debt for all U.S. tax purposes. In the opinion of Simpson Thacher & Bartlett, the notes will be characterized as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     Interest Income on the Notes. It is anticipated that the notes will be sold at no more than the statutorily defined de minimis discount (i.e., 1/4% of the principal amount of a note multiplied by its weighted average life to maturity) from their stated principal amount. In such case, the notes will not be considered to have been issued with original issue discount or OID in excess of the statutorily defined de minimis amount. Consequently, the stated interest thereon will be taxable to a noteholder as ordinary interest income at the time it is received or accrued in accordance with such noteholder's method of tax accounting. Under the applicable Treasury regulations, a holder of a note issued with a de minimis amount of OID must include gain attributable to such OID in income, on a pro rata basis, as principal payments are made on the note.

     Sale or Other Disposition. If a noteholder sells or otherwise disposes of a note in a taxable transaction, the former noteholder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition (less an amount equal to any accrued, unpaid interest not previously included in income which will be taxable as such) and the former noteholder's adjusted tax basis in the note. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

     Non-U.S. Noteholders. Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of U.S. federal income tax will be required with respect to the payment by the trust of principal or interest on a note owned by a non-U.S. noteholder, provided that the beneficial owner of the note (i) is not actually or constructively a "10-percent shareholder" of the trust (including a holder of 10% or more of the trust's outstanding certificates) or the seller, (ii) is not a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the CODE, (iii) is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the CODE and (iv) satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the CODE and the regulations thereunder; and

          (b) no withholding of U.S. federal income tax generally will be required with respect to any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note provided that, in the case of any gain representing accrued interest, the conditions described in (a) above are satisfied.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, the U.S. entity that would otherwise be required to withhold U.S. taxes with a statement to the effect that the beneficial owner is not a U.S. person. These requirements will be met if (i) the beneficial owner provides his name and address, and certifies, under penalties of perjury that he, she or it is not a "U.S. person" (which certification may be made on an IRS Form W-8BEN or successor form), or (ii) a financial institution or securities clearing organization holding the note on behalf of such beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the U.S. entity otherwise required to withhold U.S. taxes with a copy thereof. The statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 2000, with respect to an offshore account or through certain foreign intermediaries.

     If a non-U.S. noteholder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including OID) made to a non-U.S. noteholder with respect to a note will be subject to a 30% U.S. withholding tax unless the beneficial owner of the note provides the U.S. entity otherwise required to withhold U.S. taxes with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a non-U.S. noteholder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the non-U.S. noteholder, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest on the note will be included in such foreign corporation's effectively connected earnings and profits.

     Any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. noteholder in the United States or (ii) in the case of gain recognized by a non-U.S. noteholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

     Special rules may apply to certain non-U.S. noteholders, such as "controlled foreign corporations", "passive foreign investment companies" and "foreign personal holding companies", that are subject to special treatment under the CODE. Such non-U.S. noteholders should consult their own tax advisors to determine the U.S. federal, state and local and other tax consequences that may be relevant to their decision to purchase notes.

     Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payment of principal, interest and premium, if any, paid on the notes and to the proceeds from the sale of a note paid to U.S. persons, other than certain exempt recipients (such as corporations). A 31% U.S. backup withholding tax will apply to such payments if the U.S. person fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the trust to a non-U.S. noteholder if a statement described in (a)(iv) above under the caption "Non-U.S. Noteholders" has been received by the U.S. entity otherwise required to withhold U.S. taxes and such entity does not have actual knowledge that the beneficial owner is a U.S. person.

     In addition, backup withholding and information reporting will not apply if payments of principal, interest or premium (if any) on a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or after December 31, 2000, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption.

     Payments of principal, interest and premium (if any) on a note paid to the beneficial owner of a note by a U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds from the sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner (i) provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     Possible Alternative Classification of the Notes. If, contrary to the opinion of Simpson Thacher Bartlett, the IRS successfully asserted that one or more of the notes did not represent debt for U.S. federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to non-U.S. holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. See "Tax Consequences to Certificateholders" below.


TAX CONSEQUENCES TO CERTIFICATEHOLDERS

     Treatment of the Trust as a Partnership. As discussed above under the caption "Trust Treated as Partnership--Tax Characterization of the Trust," the following discussion assumes that for U.S. federal income tax purposes, (i) the trust will be treated as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and
(iii) the certificates represent equity interests in such partnership.

     Partnership Taxation. As a partnership, the trust will not be subject to U.S. federal income tax. Rather, each certificateholder will be required separately to take into account such certificateholder's allocable share of the trust's income, gains, losses, deductions and credits. The trust's income will consist primarily of interest and late and other administrative fees earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain realized upon the collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions realized upon the collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the CODE, the relevant Treasury regulations promulgated thereunder and the partnership agreement (here, the trust agreement and related documents). However, inasmuch as the trust's payment of the pass-through rate applicable to the certificates is payable to the certificateholders without regard to the income of the trust, the trust intends to treat payments of such amounts to certificateholders as "guaranteed payments" within the meaning of Section 707(c) of the CODE. Under such treatment, payments will be considered ordinary income to a certificateholder but may not be considered interest income for U.S. federal income tax purposes.

     In the event that such tax treatment is not respected, the trust agreement provides that the certificateholders will be allocated gross income of the trust for each calendar month equal to the sum of (i) the amount of interest that accrues on the certificates for such calendar month, (ii) an amount equivalent to interest that accrues during such period on amounts previously due on the certificates but not yet distributed and (iii) any gross income of the trust attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price. All remaining income of the trust will be allocated to the seller. All deductions and losses also will be allocated to the seller.

     No assurance can be given that the IRS would not require the trust to allocate a greater amount of gross or net income to the certificateholders. Moreover, even under the foregoing method of allocation (and also under the rules applicable to the tax treatment of guaranteed payments, which is the trust's primary U.S. federal income tax reporting position), certificateholders will realize income equal to the entire pass-through rate on the certificates even though the trust may not have sufficient cash to make current cash distributions with respect to such income. Thus, cash method certificateholders will be required effectively to report income from the certificates on an accrual basis and all certificateholders will be liable for the U.S. federal income taxes due on their allocable share of the trust's income even if they have not received any cash distributions from the trust with respect to such income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders, certificateholders purchasing certificates at different times and at different prices may be required to recognize an amount of taxable income that is greater or less than the amount reported to them by the trust. See "Allocations between Transferors and Transferees" below.

     A significant portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the CODE.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense.

     Discount and Premium. The seller anticipates that the receivables transferred to the trust will not have been issued with OID. In such case, the trust should not have to accrue any OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by- receivable basis.)

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the CODE, the trust will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust would be considered to have transferred all of its assets and liabilities to a new trust and then to have immediately liquidated and distributed the interests in the new trust to the continuing certificateholders. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. Consequently, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

     Disposition of Certificates. Generally, subject to a number of specific exceptions, a certificateholder will recognize capital gain or loss on a sale or other taxable disposition of certificates in an amount equal to the difference between the amount realized by the certificateholder on such sale or disposition and the certificateholder's tax basis in such certificates. A certificateholder's tax basis in a certificate generally will equal the certificateholder's cost therefor increased by the certificateholder's allocable share of trust income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the certificateholder's allocable share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the receivables generally would be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. In order to avoid this tax treatment and the resulting special tax reporting requirements related thereto, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the certificates. The deductibility of capital losses is subject to limitations.

     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, an investor purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the certificateholder's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The trustee is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) tax basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the CODE. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee will be required to keep complete and accurate books for the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file or cause to be filed a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide or cause to be provided the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the CODE, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The seller will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The CODE provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could result in an audit of a certificateholder's U.S. federal income tax returns and, consequently, to adjustments of items not related to the certificateholder's allocable share of the income and losses of the trust.

     Tax Consequences to Non-U.S. Certificateholders. Under the terms of the trust agreement, the certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the CODE, and any transfer of a certificate to a person that is not a U.S. person shall be void. Moreover, the trust will withhold on any amounts allocable or payable to a non-U.S. certificateholder at a rate of 35% for non-U.S. certificateholders that are taxable as corporations and 39.6% for all other non-U.S. certificateholders. In determining a certificateholder's withholding status, the U.S. entity otherwise required to withhold U.S. taxes may rely on IRS Forms W-8, IRS Form W-9 or a certificateholder's certification of nonforeign status signed under penalties of perjury.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates generally will be subject to the 31% U.S. backup withholding tax if the certificateholder fails to comply with certain identification procedures or otherwise fails to establish an exemption.


                         CERTAIN STATE TAX CONSEQUENCES

     The above discussion does not address the tax treatment of the trust, the notes, the certificates, noteholders or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes or certificates.


                             ERISA CONSIDERATIONS

GENERAL

     Before investing in the notes or certificates, fiduciaries of PLANS should consider, among other matters:

     o    ERISA's fiduciary standards or similar standards under SIMILAR LAWS,

     o whether such investment in the notes or certificates by the PLAN satisfies the prudence and diversification requirements of ERISA or applicable standards under SIMILAR LAWS, taking into account the overall investment policy of the PLAN, the composition of the PLAN'S portfolio and any limitations on the marketability of the notes and certificates,

     o whether such fiduciaries have authority to make such investment in the notes or certificates under the applicable PLAN investment policies and governing instruments and

     o rules under ERISA and the CODE or similar standards under SIMILAR LAWS, that prohibit plan fiduciaries from causing a PLAN to engage in certain "prohibited transactions."

     Under the plan assets regulation issued by the U.S. Department of Labor, or the DOL, if a PLAN subject to ERISA invests in an "equity interest" of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the PLAN'S assets will include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. An "equity interest" is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the underlying assets of the trust or the seller were deemed to be "plan assets" of PLANS under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by the seller, the trustee, and others and (ii) the possibility that certain transactions in which the seller, the trustee and others might seek to engage could constitute "prohibited transactions" under ERISA and the CODE. If a prohibited transaction occurs for which no exemption is available, the seller, the trustee and any other fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the PLAN any profit realized on the transaction and
(ii) to reimburse the PLAN for any losses suffered by the PLAN as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the CODE) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. PLAN fiduciaries who decide to invest in the notes or certificates could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of the seller or the trust. With respect to an individual retirement account, or IRA, that invests in the notes or certificates, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.


THE NOTES

     Although there can be no assurances, since there is little authority on the subject, we believe that the notes will not constitute equity interests under the plan assets regulation because the notes (a) should be treated as indebtedness under local law and as debt, rather than equity, for tax purposes (see "Certain Federal Income Tax Consequences--Tax Consequences to Noteholders" in this prospectus supplement), and (b) should not be deemed to have any "substantial equity features." Therefore, the receivables and other assets included as assets of the trust should not be deemed to be "plan assets" of the investing PLANS. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes (which are highly rated by the rating agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, we cannot assure you that the notes would be characterized by the DOL or others as indebtedness on the date of issuance or at any given time thereafter. Accordingly, before purchasing the notes, a fiduciary or other PLAN investor should itself confirm that the notes constitute indebtedness, and have no substantial equity features, for purposes of the plan assets regulation.

     Section 406 of ERISA and Section 4975 of the CODE prohibit PLANS subject to Title I of ERISA or Section 4975 of the CODE from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the CODE. The acquisition and/or ownership of the notes by a PLAN with respect to which the seller, the trustee, the indenture trustee, the owner of the certificates or others involved with the notes, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the CODE, unless the notes are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, which are called PTCEs, that may apply to the acquisition and holding of the notes. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers.

     SIMILAR LAWS governing the investment and management of the assets of governmental and non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the CODE discussed above. Accordingly, fiduciaries of such governmental plans and non-U.S. plans, in consultation with their advisors, should consider the impact of any applicable SIMILAR LAWS on investments in the notes and the considerations described above, if applicable.

     The notes may not be purchased with plan assets of any PLAN if any of the seller, the servicer, the indenture trustee, the trustee or any of their respective affiliates

     o has investment or administrative discretion with respect to the plan assets used to effect such purchase,

     o has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such plan assets, and (2) will be based on the particular investment needs of such PLAN or

     o    is an employer maintaining or contributing to such PLAN.

Any fiduciary proposing to invest in the notes for or on behalf of a PLAN, directly or indirectly, should consult with counsel for the PLAN and each fiduciary investing in a note will be deemed to represent that its purchase and holding of the notes (i) are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or, if the PLAN is not subject to ERISA or Section 4975 of the CODE, does not and will not constitute or result in a non-exempt prohibited transaction, or otherwise trigger any penalties or liabilities under, or violate in any way, any other applicable SIMILAR LAWS, and (ii) will satisfy the applicable fiduciary requirements imposed under ERISA and any other applicable SIMILAR LAWS.


THE CERTIFICATES

     The following is a summary of certain considerations associated with an investment in the certificates by PLANS.

     Section 406 of ERISA and Section 4975 of the CODE prohibit PLANS from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the CODE. Because the certificates will constitute "equity interests" under the plan assets regulation and there can be no assurance that any exception under that regulation will apply, it is likely that an investment by PLANS in certificates will cause the assets of the trust to be "plan assets." The acquisition and/or ownership of certificates by a PLAN with respect to which the seller, the trustee, the indenture trustee, or others involved with the certificates, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the CODE, unless the certificates are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption.

     The DOL has granted to an affiliate of Chase Securities Inc. the EXEMPTION which exempts from certain of the prohibited transaction rules and the related excise tax provisions of Section 4975 of the CODE with respect to the initial purchase, the holding and the subsequent resale by PLANS of securities, including certificates, issued by certain qualifying issuers holding investment pools that consist of only certain receivables, loans, and other obligations, and the related servicing, operation and management of the issuers, provided the conditions and requirements of the EXEMPTION are satisfied. The receivables covered by the EXEMPTION include retail installment sales contracts, purchase money notes and other notes secured by automobiles and light-duty trucks such as the receivables to be held by the trust. Among the general conditions that must be satisfied for the EXEMPTION to apply are the following:

     o the acquisition of the securities by a PLAN is on terms, including the price for the securities, that are at least as favorable to the PLAN as they would be in an arm's-length transaction with an unrelated party,

     o the rights and interests evidenced by the securities acquired by the PLAN are not subordinated to the rights and interests evidenced by other securities of the issuer unless the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles,

     o the securities acquired by the PLAN have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a transaction in which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) from either Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc.,

     o the trustee must not be an affiliate of any other member of the RESTRICTED GROUP,

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities,

     o the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans,

     o the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under any servicing agreement,

     o the PLAN investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended and

     o for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     The EXEMPTION defines the term "reasonable compensation" by reference to DOL Regulation Section 2550.408c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a PLAN considering the purchase of a certificate should satisfy itself that all amounts paid to or retained by the underwriter and the servicer represent reasonable compensation for purposes of the EXEMPTION if the EXEMPTION is being relied upon.

     Furthermore, in order for its securities to qualify under the EXEMPTION, an issuer must meet certain requirements, including the following:

     o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools,

     o securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a transaction in which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) of either Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc. for at least one year prior to the PLAN's acquisition of the securities and

     o securities evidencing interests in such other investment pools must have been purchased by investors other than PLANS for at least one year prior to any PLAN'S acquisition of securities.

     The EXEMPTION generally does not apply to PLANS sponsored by a member of the RESTRICTED GROUP. Moreover, the EXEMPTION provides certain PLAN fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions that may arise when the fiduciary causes a PLAN to acquire securities of an issuer holding obligations on which the fiduciary or its affiliate is obligor only if, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which PLANS have invested is acquired by persons independent of the RESTRICTED GROUP and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the RESTRICTED GROUP,

     o such fiduciary or its affiliate is an obligor with respect to 5% or less of the fair market value of the obligations contained in the investment pool,

     o the PLAN'S investment in securities of any class does not exceed 25% of all of the securities of the class outstanding at the time of the acquisition and

     o immediately after the acquisition, no more than 25% of the assets of any PLAN with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for exemptive relief under the EXEMPTION and consequently may not be purchased by or sold to a PLAN (although a PLAN that had purchased the security when it had a permitted rating would not be required by the EXEMPTION to dispose of it).

     The EXEMPTION will apply to the acquisition and the holding of the certificates only if all of the conditions to application of the EXEMPTION are satisfied. Before purchasing a certificate, a PLAN fiduciary should make its own determination as to the availability of the relief provided by the EXEMPTION. In particular, a fiduciary of any PLAN considering an investment in the certificates must ascertain that the PLAN is an "accredited investor", as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that, at the time of the acquisition, the certificates are rated BBB- or higher by Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc.


TAXATION OF TAX-EXEMPT INVESTORS

     A PLAN that is exempt from the U.S. federal income tax under Section 501(a) of the CODE is nevertheless subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the CODE. All or a portion of the income in respect of certificates and other equity interests of a trust that has issued debt obligations is "debt-financed income," within the meaning of Section 514 of the CODE, and is therefore UBTI. Any potential investor that is exempt from the U.S. federal income tax under Section 501(a) of the CODE should consult counsel concerning the taxation of an investment in the certificates.

     Each PLAN fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the certificates, including the applicability of a PTCE or the EXEMPTION. As indicated above, SIMILAR LAWS governing the investment and management of the assets of governmental, non-U.S., and other plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and/or the CODE. Accordingly, fiduciaries of such PLANS, in consultation with their advisors, should consider the impact of applicable SIMILAR LAWS on an investment in the certificates and the considerations discussed above, as applicable. In addition, the general fiduciary requirements which apply to investments in the notes apply as well to investments in the certificates, and each purchaser and holder of certificates will be deemed to have represented and warranted that its purchase and holding of a certificate or any interest therein satisfies such requirements.

     For further information, refer to the section of the prospectus entitled "ERISA Considerations."

                                  UNDERWRITING

NOTE UNDERWRITING AGREEMENT

     Subject to the terms and conditions set forth in an underwriting agreement with respect to the notes, the seller has agreed to sell to the underwriters named below, and each of the those underwriters has severally agreed to purchase, the principal amount of notes of each class set forth opposite its name below:


                                             PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
             NOTE UNDERWRITERS              OF CLASS A-1 NOTES   OF CLASS A-2 NOTES   OF CLASS A-3 NOTES   OF CLASS A-4 NOTES
------------------------------------------ -------------------- -------------------- -------------------- -------------------
Chase Securities Inc. ....................    $                    $                    $                   $
                                              ---------------      ---------------      ---------------     ---------------
J.P. Morgan Securities Inc. ..............
Banc of America Securities LLC ...........
Bear, Stearns & Co. Inc. .................
The Williams Capital Group, L.P. .........
 Total ...................................    $259,000,000.00      $292,000,000.00      $397,000,000.00     $294,000,000.00
                                              ===============      ===============      ===============     ===============

     In the underwriting agreement with respect to the notes, the several underwriters have agreed, subject to the terms and conditions therein, to purchase all the notes if any notes are purchased.

     The seller has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each class of notes shall be as follows:


                              UNDERWRITING DISCOUNT      SELLING CONCESSIONS       REALLOWANCE
                                 AND COMMISSIONS            NOT TO EXCEED         NOT TO EXCEED
                             -----------------------    ---------------------    --------------
Class A-1 Notes. .........                    %                          %                 %
Class A-2 Notes ..........
Class A-3 Notes. .........
Class A-4 Notes ..........


CERTIFICATE UNDERWRITING AGREEMENT

     Subject to the terms and conditions set forth in an underwriting agreement with respect to the certificates, the seller has agreed to sell to the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the certificates set forth opposite its name below:


  CERTIFICATE UNDERWRITERS                    PRINCIPAL AMOUNT OF CERTIFICATES
  ------------------------                    --------------------------------
  Chase Securities Inc. ................              $
  J.P. Morgan Securities Inc. ..........              $
                                                      --------------
    Total ..............................              $38,466,538.08


     In the underwriting agreement with respect to the certificates, the underwriters of the certificates have agreed, subject to the terms and conditions therein, to purchase all of the certificates if any certificates are purchased.

     The seller has been advised by the underwriters of the certificates that they propose initially to offer the certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering price may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters of the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the initial certificate balance shall be as follows:


                          UNDERWRITING DISCOUNT     SELLING CONCESSIONS      REALLOWANCE
                             AND COMMISSIONS           NOT TO EXCEED        NOT TO EXCEED
                         -----------------------   ---------------------   --------------
Certificates .........                %                       %                      %


PROCEEDS TO SELLER

     The seller will receive the proceeds listed below, after payment of the underwriting discounts and commissions listed below and estimated expenses of $900,000:


                                                    PROCEEDS TO SELLER AS %      UNDERWRITING
                                                    OF THE PRINCIPAL AMOUNT        DISCOUNTS
                             PROCEEDS TO SELLER        OF THE SECURITIES        AND COMMISSIONS
                            --------------------   -------------------------   ----------------
Class A-1 Notes .........         $                              %                 $
Class A-2 Notes .........         $                              %                 $
Class A-3 Notes .........         $                              %                 $
Class A-4 Notes .........         $                              %                 $
Certificates ............         $                              %                 $


GENERAL

     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

     If the underwriters create a short position in the securities in connection with this offering (i.e., they sell more securities than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market.

     The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the securities. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

     The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the securities expect to make a market in the securities but will not be obligated to do so. We cannot assure you that a secondary market for the securities will develop. If a secondary market for the securities does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

     The indenture trustee may, from time to time, invest the funds in the collection account and the reserve account in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller and its affiliates.

     The seller has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The underwriters have agreed to pay certain expenses of the seller in connection with the offering.

     The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

     This prospectus supplement and the attached prospectus may be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the securities. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Chase Securities Inc. has no obligation to make a market in the securities and any such market-making may be discontinued at any time without notice, in its sole discretion. Chase Securities Inc. is among the underwriters participating in the initial distribution of the securities.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.


                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the securities will be passed upon for the seller by Simpson Thacher & Bartlett, New York, New York and certain other legal matters will be passed upon for the seller by Jeff Levine, Esq., a Senior Vice President and Assistant General Counsel of Chase and for the Underwriters by Brown & Wood LLP, New York, New York. From time to time Simpson Thacher & Bartlett and Brown & Wood LLP provide legal services to the seller and its affiliates.

                               GLOSSARY OF TERMS

     Additional defined terms used in this prospectus supplement are defined in the prospectus.

     ABS means the Absolute Prepayment Model which we use to measure prepayments on receivables and which we describe under "Weighted Average Life of the Securities".

     ABS TABLES means the tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" included under "Weighted Average Life of the Securities".

     AGGREGATE NET LOSSES means, for any payment date, the amount equal to the aggregate principal balance of all receivables that were designated "defaulted receivables" during the related COLLECTION PERIOD minus the LIQUIDATION PROCEEDS allocable to principal collected during such COLLECTION PERIOD with respect to any receivables previously designated as "defaulted receivables."

     AVAILABLE INTEREST means, for any payment date, the sum of the portion of collections on the receivables received during the related COLLECTION PERIOD allocated to interest and that portion of the repurchase amounts received with respect to the receivables repurchased by the seller or purchased by the servicer during the related COLLECTION PERIOD that would have been treated as AVAILABLE INTEREST if the obligor thereof had prepaid such receivables in full on the date as of which such receivables were repurchased or purchased.

     AVAILABLE PRINCIPAL means, for any payment date, the sum of the portion of collections on the receivables during the related COLLECTION PERIOD allocated to the principal balance of the receivables and that portion of the repurchase amounts received with respect to the receivables repurchased by the seller or purchased by the servicer during the related COLLECTION PERIOD that would have been treated as AVAILABLE PRINCIPAL if the obligor thereof had prepaid such receivables in full on the date as of which such receivables were repurchased or purchased.

     AVERAGE DELINQUENCY PERCENTAGE means, for any payment date, the average of the DELINQUENCY PERCENTAGES for such payment date and the preceding two payment dates.

     AVERAGE NET LOSS RATIO means, for any payment date, the average of the NET LOSS RATIOS for such payment date and the preceding two payment dates.

     CERTIFICATE BALANCE means $38,466,538.08 as of the closing date and, thereafter, will be an amount equal to the initial CERTIFICATE BALANCE, reduced by all amounts allocable to principal previously distributed to certificateholders. The CERTIFICATE BALANCE shall also be reduced on any payment date by the excess, if any, of (i) the sum of the CERTIFICATE BALANCE and the outstanding principal amount of the notes (in each case after giving effect to payments and distributions on that payment date), over (ii) the aggregate principal balance of the receivables as of the close of business on the last day of the preceding COLLECTION PERIOD. Thereafter, the CERTIFICATE BALANCE will be increased on any payment date to the extent that any portion of the TOTAL DISTRIBUTION AMOUNT on such payment date is available to make distributions of principal shortfalls carried over from prior payment dates in respect of the certificates.

     CHASE AUTO FINANCE means the automotive financing and automotive loan servicing business of The Chase Manhattan Bank, its predecessors (other than Chemical Bank prior to its merger with The Chase Manhattan Bank, N.A.) and affiliates.

     CODE means the Internal Revenue Code of 1986, as amended.

     COLLECTION PERIOD means, with respect to the first payment date, the period from and including the cutoff date to and including December 31, 2000 and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

     DELINQUENCY PERCENTAGE means, for any payment date, the sum of the outstanding principal balances of all receivables which are 60 days or more delinquent (including receivables, which are not designated as "defaulted receivables," relating to financed vehicles that have been repossessed), as of the close of business on the last day of the COLLECTION PERIOD immediately preceding such payment date, determined in accordance with the servicer's normal practices, such sum expressed as a percentage of the aggregate principal balance of the receivables as of the close of business on the last day of such COLLECTION PERIOD.

     EXEMPTION means the individual administrative exemption granted by the DOL to an affiliate of Chase Securities Inc. (Prohibited Transaction Exemption 90-33, 55 Fed. Reg. 2351 (1990)), as amended.

     FOREIGN INVESTOR means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the CODE or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

     LIQUIDATION PROCEEDS means with respect to any receivable, (i) insurance proceeds, (ii) the monies collected during a COLLECTION PERIOD from whatever source on a defaulted receivable and (iii) proceeds of a financed vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the obligor.

     NET LOSS RATIO means, for any payment date, an amount expressed as a percentage, equal to (i) the AGGREGATE NET LOSSES for such payment date, divided by (ii) the average of the aggregate principal balance of the receivables on the first day of such COLLECTION PERIOD and the aggregate balance of the receivables on the last day of such COLLECTION PERIOD.

     PLANS means employee benefit plans that are subject to ERISA, plans, individual retirement accounts and other arrangements that are subject to
Section 4975 of the CODE, or provisions under SIMILAR LAWS, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements.

     PRINCIPAL DISTRIBUTION AMOUNT means, for any payment date, the sum of the following amounts, without duplication, for such payment date: (i) AVAILABLE PRINCIPAL and (ii) the aggregate principal balance (net of liquidation proceeds received during the related COLLECTION PERIOD and applied to principal) of all receivables designated as "defaulted receivables" in that COLLECTION PERIOD.

     RESTRICTED GROUP means, for purposes of the EXEMPTION, the underwriter, the trustee, the seller, the servicer, any insurer with respect to the loans, and any obligor with respect to loans included in the investment pool constituting more than 5% of the aggregate unamortized principal balance of the assets in the investment pool and affiliates of any of those parties.

     SIMILAR LAWS means applicable federal, state, local, non-U.S. or other laws or regulations that contain a provision or provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the CODE.

     SPECIFIED RESERVE ACCOUNT BALANCE means, on any payment date, 2.25% of the aggregate principal balance of the receivables as of the last day of the COLLECTION PERIOD preceding the COLLECTION PERIOD in which such payment date occurs, but in any event will not be less than the lesser of (i) $9,603,499.04 (0.75% of the aggregate principal balance of the receivables as of the cutoff date) and (ii) the aggregate principal balance of the receivables; provided, that the SPECIFIED RESERVE ACCOUNT BALANCE will be calculated using a percentage of 4.50% on any payment date (beginning with the March 2001 payment date) for which the AVERAGE NET LOSS RATIO exceeds 1.75% or the AVERAGE DELINQUENCY PERCENTAGE exceeds 1.75%.

     TOTAL DISTRIBUTION AMOUNT means, for any payment date, the sum of AVAILABLE INTEREST and AVAILABLE PRINCIPAL for that payment date. The TOTAL DISTRIBUTION AMOUNT for any payment date will exclude all payments and proceeds (including any liquidation proceeds and any amounts received from dealers with respect to receivables) of (i) any receivables repurchased by the seller or purchased by the servicer, the repurchase amount of which has been included in the TOTAL DISTRIBUTION AMOUNT for a prior payment date and (ii) investment earnings and any late fees.

                                    ANNEX A

                       GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Chase
Manhattan Auto Trust 2000-A Class A-1   % Asset Backed Notes, Class A-2   %
Asset Backed Notes, Class A-3   % Asset Backed Notes and Class A-4   % Asset
Backed Notes and   % Asset Backed Certificates to be issued will be available only in book-entry form. Investors may hold global notes through any of DTC, Clearstream or Euroclear or hold global certificates through DTC. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing corporation organizations or their participants.


INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee or DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practice applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with the holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a

Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear, through a Clearstream customer or Euroclear participant, at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The global notes credit will appear the next day (European time) and the cash debit will be backed-valued to, and the interest on the global notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global notes are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear, through a Clearstream customers or Euroclear participant, at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's custom procedures;

          o borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     Global Notes. A beneficial owner of global notes holding notes securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest--including original issue discount--on registered debt issued by U.S. PERSONS, unless:

     o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

     o such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

          o Exemption for non-U.S. Persons (Form W-8). Beneficial owners of global notes that are non-U.S. Persons can currently obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can currently obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are securities owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by the securities owner or his or her agent.

          o Exemption for U.S. Persons (Form W-9). U.S. PERSONS can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          o U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note or, in the case of a Form W-8BEN or a W-8ECI filer, his or her agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for one calendar year.

   The term U.S. PERSON means:


     o    a citizen or resident of the United States,


     o a corporation or partnership created or organized in the United States or under the laws of the United States or of any state,


     o an estate the income of which is subject to United States federal income taxation regardless of its source, or


     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more fiduciaries have the authority to control all substantial decisions of the trust.


This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global note. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global notes.

CHASE MANHATTAN AUTO TRUSTS


ASSET BACKED NOTES

ASSET BACKED CERTIFICATES


AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES


CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Seller and Servicer



--------------------------------------------------------------------------------
BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE TO READ THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND THE RISK FACTORS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

A security is not a deposit and neither the securities nor the underlying motor vehicle retail installment sales contracts and loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the trust only and will not represent obligations of or interests in Chase Manhattan Bank USA, National Association, or any of its affiliates.
--------------------------------------------------------------------------------



EACH TRUST--


o will issue asset-backed notes and/or certificates or automobile loan pass-through certificates in one or more classes, rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;


o    will own--

     -- a portfolio of retail installment sales contracts and purchase money notes and other notes secured by new or used automobiles or light-duty trucks;

     --   collections on those contracts and notes;

     -- security interests in the vehicles financed by those contracts and notes; and

     --   funds in the accounts of the trust; and


o    may have the benefit of some form of credit or payment enhancement.


The main sources of funds for making payments on a trust's securities will be collections on its installment sales contracts and notes and any enhancement that the trust may have.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is December 5, 2000

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS


READING THIS PROSPECTUS AND THE ACCOMPANYING
    PROSPECTUS SUPPLEMENT ...............................    3

WHERE YOU CAN FIND ADDITIONAL INFORMATION ...............    3

INCORPORATION OF CERTAIN DOCUMENTS BY
    REFERENCE ...........................................    3

SUMMARY .................................................    5

RISK FACTORS ............................................    9
      Interests of other persons in the financed
         vehicles could reduce the funds
         available to make payments on your
         securities. ....................................    9
      Insolvency of Chase USA could result in
         accelerated, delayed or reduced
         payments to you. ...............................    9
      Only the assets of the trust are available to
         pay your securities. ...........................   10
      Delays in collecting payments could occur
         if Chase USA ceases to be the
         servicer. ......................................   10
      Subordination may cause some classes of
         securities to bear additional credit risk          11
      Prepayments on the receivables may
         adversely affect the average life of and
         rate of return on your securities. .............   11
      You may suffer losses on your securities
         because the servicer will hold
         collections and commingle them with
         its own funds. .................................   12
      Additional receivables may have different
         characteristics than the initial pool of
         receivables. ...................................   12
      You may experience a prepayment of your
         securities as a result of pre-funding. .........   12
      You may suffer losses because you have
         limited control over the actions of the
         trust. .........................................   12

THE TRUSTS ..............................................   13

THE RECEIVABLES POOLS ...................................   14
      General ...........................................   14
      Delinquency and Loan Loss Information .............   16
      Origination and Servicing of Motor Vehicle
         Loans ..........................................   17
      Underwriting of Motor Vehicle Loans ...............   18
      Insurance and Collection Procedures ...............   20

WEIGHTED AVERAGE LIFE OF THE SECURITIES .................   21

POOL FACTORS AND TRADING INFORMATION ....................   23

USE OF PROCEEDS .........................................   24

CHASE USA ...............................................   24

DESCRIPTION OF THE NOTES ................................   25
      General ...........................................   25
      Principal and Interest on the Notes ...............   25
      The Indenture .....................................   26
      Certain Covenants .................................   29
      The Indenture Trustee .............................   30

DESCRIPTION OF THE CERTIFICATES .........................   31
      General ...........................................   31
      Distributions of Principal and Interest ...........   31
      The Trustee .......................................   32

CERTAIN INFORMATION REGARDING THE SECURITIES ............   32
      Fixed Rate Securities .............................   32
      Floating Rate Securities ..........................   32
      Indexed Securities ................................   33
      Book-Entry Registration ...........................   34
      Definitive Securities .............................   37
      List of Securityholders ...........................   38
      Reports to Securityholders ........................   38

DESCRIPTION OF THE TRANSFER AND SERVICING
      AGREEMENTS ........................................   40
      Sale and Assignment of Receivables ................   40
      Accounts ..........................................   42
      Servicing Procedures ..............................   44
      Collections .......................................   44
      Servicing Compensation and Payment of
         Expenses .......................................   45
      Advances ..........................................   45
      Distributions .....................................   46
      Credit and Cash Flow Enhancement ..................   46
      Net Deposits ......................................   47
      Statements to Trustees and Trust ..................   48
      Evidence as to Compliance .........................   48
      Certain Matters Regarding the Servicer ............   48
      Events of Servicing Termination ...................   50
      Rights Upon Event of Servicing
         Termination ....................................   50
      Waiver of Past Defaults ...........................   51
      Amendment .........................................   51
      Payment of Notes ..................................   52
      Termination .......................................   52
      Administration Agreement ..........................   53

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES ................   53
      General ...........................................   53
      Security Interests in the Financed Vehicles           54
      Enforcement of Security Interests in
         Vehicles .......................................   55
      Other Matters .....................................   56

ERISA CONSIDERATIONS ....................................   57

PLAN OF DISTRIBUTION ....................................   58

RATINGS .................................................   59

LEGAL MATTERS ...........................................   59

INDEX OF PRINCIPAL TERMS ................................   60

                 READING THIS PROSPECTUS AND THE ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

     We provide information on your securities in two separate documents that offer varying levels of detail:

     o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

     o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

     If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

     You will find an index of defined terms used in this prospectus on page
60.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

     In this prospectus, the terms "we," "us" and "our" refer to Chase Manhattan Bank USA, National Association.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Chase Manhattan Bank USA, National Association, has filed a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

     You may inspect and copy the registration statement at:

     o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

     o the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago Illinois 60661, and

     o the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

COPIES OF THE DOCUMENTS


     You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

     o    you received this prospectus and


     o    you request such copies from our affiliate, The Chase Manhattan Bank,
          Attention: Investor Relations, 270 Park Avenue, New York, New York 10017 (telephone: (212) 270-6000).


This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    SUMMARY

     The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement, in their entirety.


THE TRUSTS

We will form a separate trust to issue each series of securities. Each trust will be created by an agreement between us and a trustee.


THE SELLER AND THE SERVICER

Chase Manhattan Bank USA, National Association is a wholly-owned subsidiary of The Chase Manhattan Corporation. Chase USA's activities are predominantly related to consumer lending. The Chase Manhattan Corporation is a bank holding company, the principal subsidiary of which is The Chase Manhattan Bank, a New York state bank.


CHASE AUTO FINANCE

Chase USA, together with its affiliates, is engaged in the automotive financing and automotive loan servicing business. In this prospectus, the term "CHASE AUTO FINANCE" refers to the automotive financing and automotive loan servicing business of The Chase Manhattan Bank, its predecessors (other than Chemical Bank prior to its merger with The Chase Manhattan Bank, N.A.) and affiliates.


TRUSTEE

The prospectus supplement will name the trustee for the trust.


INDENTURE TRUSTEE

If the trust issues notes, the prospectus supplement will name the indenture trustee.


SECURITIES

A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the related prospectus supplement:

        o  its principal amount,

        o  its interest rate, which may be fixed or variable or a combination,

        o the timing, amount and priority or subordination of payments of principal and interest,

        o  the method for calculating the amount of principal payments,

        o  its final payment date and

        o  whether and when it may be redeemed prior to its final payment date.


Some classes of securities may be entitled to:

        o principal payments with disproportionate, nominal or no interest payments or

        o interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities issued by a trust that is not being offered to the public.


OPTIONAL PREPAYMENT

Generally, the servicer will have the option to purchase the receivables of each trust on any payment date when the aggregate principal balance of the receivables sold to the trust has declined to the percentage specified in the prospectus supplement or less of the initial principal balance. Upon such a purchase, the securities of that trust will be prepaid in full.

THE RECEIVABLES AND OTHER TRUST PROPERTY

The receivables of each trust will consist of a pool of retail installment sale contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks and other property, including:

        o the rights to receive payments made on the receivables on and after the cutoff date specified in the related prospectus supplement,

        o  security interests in the vehicles financed by the receivables and

        o  any proceeds from claims on various related insurance policies.

You will find a description of the characteristics of the trust's receivables in the prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see "The Receivables Pools" in this prospectus.


OTHER PROPERTY OF THE TRUST

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

        o  an account into which collections are deposited,

        o an account securing obligations under a cash collateral guaranty providing credit enhancement,

        o  an account to fund post-closing purchases of additional receivables,


        o  an account providing yield enhancement to the receivables or

        o  a reserve account or other account providing credit enhancement.


PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from Chase USA over a period specified in the prospectus supplement.


CREDIT OR PAYMENT ENHANCEMENT

The prospectus supplement will specify the credit or payment enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

        o  subordination of one or more classes of securities,

        o  a cash collateral guaranty secured by a cash collateral account,

        o  a reserve account,

        o  a yield supplement agreement or account,

        o overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities),

        o  letter of credit or other credit or liquidity facility,

        o  surety bond,

        o  guaranteed investment contracts,

        o  swaps or other interest rate protection agreements,

        o  repurchase obligations,

        o other agreements with respect to third party payments or other support or

        o  cash deposits or other arrangements.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable to securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.


CASH COLLATERAL GUARANTY

If there is a cash collateral guaranty secured by a cash collateral account, the seller or a cash collateral depositor will initially deposit in the account cash or securities having a value equal to the amount specified in the prospectus supplement.

Amounts drawn on the cash collateral guaranty will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify a minimum balance to be maintained in the cash collateral account and what funds are available for deposit to reinstate that balance, and when and to whom any amount will be distributed if the balance exceeds this minimum amount.


RESERVE ACCOUNT

If there is a reserve account, the trust will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and when and to whom any amount will be distributed if the balance exceeds this minimum amount.


YIELD SUPPLEMENT AGREEMENT OR YIELD SUPPLEMENT ACCOUNT

If the seller or a third party enters into a yield supplement agreement and/or establishes a yield supplement account, funds will be available to provide you with payments in respect of receivables having a contract rate which is less than the required rate specified in the prospectus supplement.

For more information about credit enhancement, see "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" in this prospectus.


TRANSFER AND SERVICING OF THE RECEIVABLES

The seller will transfer receivables to a trust under an agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.


SERVICING FEES

Each trust will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors. In addition, if set forth in the related prospectus supplement, the servicer will be entitled to receive investment income on amounts on deposit in the trust's accounts.

For more information on servicing compensation, see "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus and the corresponding section in the related prospectus supplement.


SERVICER ADVANCES

The servicer may make advances of delinquent payments on the receivables. The related prospectus supplement will describe the terms and conditions of those advances.

The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related delinquent payments.


TAX STATUS

Unless the related prospectus supplement specifies that a trust will be classified as a grantor trust, Simpson Thacher & Bartlett, special counsel to the seller, will deliver an opinion to the effect that, for federal income tax purposes:

        o  any notes issued by the trust will be treated as debt and

        o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Alternative characterizations of the trust and the certificates issued by the trust are possible, but would not result in materially adverse tax consequences to holders of the certificates.

If the related prospectus supplement specifies that a trust will be classified as a grantor trust, Simpson Thacher & Bartlett, special counsel to the seller, will deliver an opinion to the effect that the trust will be treated as a grantor trust for federal income tax purposes and not as an association (or other entity) taxable as a corporation.

The opinions referred to in the preceding two paragraphs will be filed with the SEC as an Exhibit to a Current Report filed on Form 8-K at the time the related securities are sold.

For additional information concerning the application of federal and state tax laws to your securities, see "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the related prospectus supplement.

ERISA CONSIDERATIONS

If you are investing the assets of an employee benefit plan, arrangement or account that is subject to ERISA, the Code or any similar laws or regulations, or an entity whose underlying assets are considered to include the assets of any such plan, arrangement or account, you should carefully review the matters discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement before investing in the securities.


FORM AND DENOMINATION

Your securities may be issued in definitive form or in book-entry form. If they are issued in book-entry form, you will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement.

For additional information concerning the form of your securities, see "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in this prospectus.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the securities.


INTERESTS OF OTHER PERSONS IN THE FINANCED VEHICLES COULD REDUCE THE FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES.

     If another person acquires a security or other interest in a financed vehicle that is superior to the trust's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

     The trust's security interest in the financed vehicles could be impaired for one or more of the following reasons:

     o    we might fail to perfect our security interest in a financed vehicle,

     o another person may acquire an interest in a financed vehicle that is superior to the trust's security interest through fraud, forgery, negligence or error because neither the seller nor the trustee will amend the certificate of title or ownership to identify the trust as the new secured party,

     o the trust may not have a security interest in the financed vehicles in certain states because the certificates of title for the financed vehicles will not be amended to reflect the assignment of a security interest therein to the trust and may not have been amended to reflect an earlier assignment of a security interest therein to the seller by the originator of the related receivable,

     o holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust's security interest and

     o the trust may lose its security interest in vehicles confiscated by the government.

     Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a financed vehicle or the receivable becomes impaired after the receivable is sold to the trust.


INSOLVENCY OF CHASE USA COULD RESULT IN ACCELERATED, DELAYED OR REDUCED PAYMENTS TO YOU.

     Chase USA is chartered as a national banking association and is subject to regulation and supervision by the office of the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition or engages in violation of its bylaws or regulations, the Comptroller is authorized to appoint the FDIC as conservator or receiver. Under such circumstances, the FDIC could:

     o require the trustee to go through an administrative claims procedure to establish its rights to payments collected on the receivables,

     o request a stay of proceedings with respect to the trust's claims against Chase USA or

     o repudiate without compensation Chase USA's ongoing obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, such as the duty to collect payments or otherwise service the receivables.

     If the FDIC were to take any of those actions, payments of principal and interest on your securities could be delayed or reduced.

     By statute, the FDIC as conservator or receiver is authorized to repudiate any "contract" of Chase USA upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of receivables to a trust. Under a recently enacted FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover, or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors. Chase USA believes the new FDIC regulation will apply to the transfer of receivables to a trust in the manner contemplated by this prospectus and intends on satisfying the conditions of the regulation.

     If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the receivables to the trust. In that event the trust could be limited to seeking recovery based upon its security interest in the receivables. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. Such damages do not include lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the receivables, payments of principal and interest on your securities could be delayed or reduced. See "Certain Legal Aspects of the Receivables--Other Matters" in this prospectus.


ONLY THE ASSETS OF THE TRUST ARE AVAILABLE TO PAY YOUR SECURITIES.

     Neither Chase USA nor any of its affiliates is obligated to make any payments in respect of the securities of a trust or the receivables owned by a trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

     The assets of a trust will consist solely of its receivables and, to the extent specified in the prospectus supplement, various deposit accounts and any credit or payment enhancement.

     AMOUNTS ON DEPOSIT IN ANY ACCOUNT PROVIDING CREDIT ENHANCEMENT OR OTHER CREDIT ENHANCEMENT PROVIDED WILL BE LIMITED AND SUBJECT TO DEPLETION. The amount required to be on deposit in any account providing credit enhancement or any other credit enhancement will be limited in amount. If such amount is depleted to cover shortfalls in distributions of principal and interest on your securities, the trust will depend solely on collections on the receivables and any other credit or payment enhancement to make payments on your securities. In addition, the minimum required balance in an account providing credit enhancement may decrease as the outstanding balance of the receivables decreases.

     YOU MAY SUFFER LOSSES UPON A LIQUIDATION OF THE RECEIVABLES IF THE PROCEEDS OF THE LIQUIDATION ARE LESS THAN THE AMOUNTS DUE ON THE OUTSTANDING SECURITIES. Under certain circumstances described in this prospectus, the receivables of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.


DELAYS IN COLLECTING PAYMENTS COULD OCCUR IF CHASE USA CEASES TO BE THE
SERVICER.

     If we were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. We can be removed as servicer if we default on our servicing obligations as described in this prospectus. See "Description of the Transfer and Servicing Agreement--Events of Servicing Termination." We may resign as servicer under certain circumstances described in this prospectus. See "Description of the Transfer and Servicing Agreements--Certain Matters Regarding the Servicer."

SUBORDINATION MAY CAUSE SOME CLASSES OF SECURITIES TO BEAR ADDITIONAL CREDIT
RISK.

     The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.

     Holders of subordinated classes of securities will bear more credit risk than senior classes. Subordination may take the following forms:

     o interest payments on any date on which interest is due may first be allocated to the more senior classes,

     o principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full,

     o principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made,

     o subordinated classes bear the risk of losses on the receivables and the resulting cash shortfalls before the more senior classes do and

     o if the trustee sells the receivables after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

     The timing and priority of payment, seniority, allocations of losses and methods of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.


PREPAYMENTS ON THE RECEIVABLES MAY ADVERSELY AFFECT THE AVERAGE LIFE OF AND RATE OF RETURN ON YOUR SECURITIES.

     Faster than expected prepayments on the receivables will cause the trust to make payments on its securities earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. We cannot predict the effect of prepayments on the average life of your securities.

     All the receivables by their terms may be prepaid at any time. Prepayments include:

     o    prepayments in whole or in part by the obligor,

     o    liquidations due to default,

     o partial payments with proceeds from physical damage, credit life and disability insurance policies,

     o a required repurchase of a receivable by the seller or the servicer resulting from a breach of representation, warranty or covenant and

     o an optional repurchase of a trust's receivables by the servicer when their aggregate principal balance is equal to or less than the percentage of the initial aggregate principal balance specified in the prospectus supplement.

     A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and the rate of defaults.

     The final payment of each class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of such class of notes will occur later than such date.

     In addition, the servicer may, on a case-by-case basis, permit extensions of the due dates of payments on the receivables in accordance with its normal and customary servicing practices and procedures. Deferral or extensions may increase the weighted average life of the securities. The servicer will not be permitted to grant an extension or deferral if as a result the final scheduled payment date on a receivable would fall on or after the final payment date of the related securities unless the servicer purchases the affected receivable.

     For more information regarding the timing of repayments of the securities, see "Weighted Average Life of the Securities" in the prospectus supplement and in this prospectus.


YOU MAY SUFFER LOSSES ON YOUR SECURITIES BECAUSE THE SERVICER WILL HOLD COLLECTIONS AND COMMINGLE THEM WITH ITS OWN FUNDS.

     Provided that the conditions established by the rating agencies are satisfied, the servicer will generally be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the trust until the day prior to the next date on which distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to pay these amounts to the trust on the payment date, you might incur a loss on your securities.

     For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Transfer and Servicing Agreements--Collections" in this prospectus.


ADDITIONAL RECEIVABLES MAY HAVE DIFFERENT CHARACTERISTICS THAN THE INITIAL POOL OF RECEIVABLES.

     A trust may not have purchased all of its receivables at the time you purchase your securities. It may purchase the remainder of its receivables from the seller over a period specified in the prospectus supplement. The additional receivables will not be required to have any particular characteristics. The additional receivables may be originated by Chase USA at a later date using criteria different from those applied to the initial pool of receivables and may be of a different credit quality and seasoning. In addition, following the transfer of the additional receivables to the trust, the characteristics of the receivables may vary from those of the initial receivables. As a result the overall credit quality of the receivables pool may decline. Any resulting increase in defaults will result in an increased rate of prepayments and a greater risk of loss.


YOU MAY EXPERIENCE A PREPAYMENT OF YOUR SECURITIES AS A RESULT OF PRE-FUNDING.

     If the principal amount of additional receivables transferred to a trust during the pre-funding period specified in the prospectus supplement is less than the amount set aside in a pre-funding account on the closing date to purchase additional receivables, the amount remaining in that account at the end of the pre-funding period will be applied to the prepayment of the securities issued by the trust. The amount remaining in the pre-funding account at the end of the pre-funding period will depend on Chase USA's ability to generate a sufficient amount of additional receivables during the pre-funding period. Any premium paid to you with any prepayment may not be sufficient to compensate you for any difference between the yield on your securities and the yield at which you may reinvest the prepayment proceeds.


YOU MAY SUFFER LOSSES BECAUSE YOU HAVE LIMITED CONTROL OVER THE ACTIONS OF THE TRUST.

     A trust issuing notes will pledge its property to the indenture trustee to secure payment of the notes, including its rights under the sale and servicing agreement. As a result, the indenture trustee, not the holders of the certificates issued by the trust, will have the right to take certain actions in connection with the administration of the trust property, including under certain circumstances selling the receivables at the direction of the noteholders. In addition, the noteholders will have the right to waive the occurrence of a servicer default and to terminate the servicer upon the occurrence of a servicer default. The holders of the certificates will not have these rights until the notes have been paid in full.

                                   THE TRUSTS

     Chase USA, as seller (the "SELLER"), will establish a separate trust (each a "TRUST") pursuant to a trust agreement (each a "TRUST AGREEMENT") or a pooling and servicing agreement (each a "POOLING AND SERVICING AGREEMENT"), as applicable, in connection with the issuance of each series of Asset-Backed Notes (the "NOTES") and/or Asset-Backed Certificates or Automobile Loan Pass-Through Certificates (collectively, the "CERTIFICATES" and, together with the Notes, the "SECURITIES") and for the purpose of conducting the activities described in this prospectus and in the related prospectus supplement.

     The property of each Trust will include:

     o a pool (a "RECEIVABLES POOL") of motor vehicle retail installment sales contracts, purchase money notes and other notes ("MOTOR VEHICLE LOANS") and all payments due or received thereunder (the "RECEIVABLES") from the related obligors (the "OBLIGORS") on and after the related cutoff date specified in the related prospectus supplement (a "CUTOFF DATE"),

     o such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related sale and servicing agreement (each a "SALE AND SERVICING AGREEMENT") or Pooling and Servicing Agreement and the proceeds of such accounts, as described in this prospectus and in the related prospectus supplement,

     o security interests in the vehicles financed by the Motor Vehicle Loans (the "FINANCED VEHICLES"),

     o the rights to proceeds as a result of the Seller's exercise of its recourse rights against Dealers as described in this prospectus under "The Receivables Pools--Origination and Servicing of Motor Vehicle Loans",

     o an assignment of the rights of the Seller to receive proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables,

     o the rights with respect to any Financed Vehicle that has been repossessed by Chase USA, as servicer (in such capacity, the "SERVICER"), on behalf of the related Trust, and

     o    any and all proceeds of the foregoing.

     If so specified in the related prospectus supplement, the property of a Trust may include monies on deposit in a trust account (a "PRE-FUNDING ACCOUNT") to be used to purchase additional Receivables from the Seller from time to time during the period (the "FUNDING PERIOD") specified in the related prospectus supplement.

     If so specified in the prospectus supplement relating to a Trust classified as a grantor trust, the Trustee will have the right to demand payments under a cash collateral guaranty (the "CASH COLLATERAL GUARANTY") under certain circumstances as described in this prospectus and in the related prospectus supplement. Each Cash Collateral Guaranty will be secured by a Cash Collateral Account.

     If so specified in the prospectus supplement relating to a Trust not classified as a grantor trust, a Reserve Account, a yield supplement agreement (a "YIELD SUPPLEMENT AGREEMENT") and/or a yield supplement account (a "YIELD SUPPLEMENT ACCOUNT") or other form of credit enhancement may be a part of the property of any given Trust. A Yield Supplement Account may not be included in the property of the Trust but be held by another trust or a trustee for the benefit of holders of the related Securities in the case of a Trust classified as a grantor trust.

     On or before the related Closing Date, the Seller will transfer a pool of Motor Vehicle Loans having an aggregate principal balance specified in the related prospectus supplement (the "INITIAL RECEIVABLES") to the related Trust in exchange for the Securities issued by the Trust. If provided in the related prospectus supplement, additional Motor Vehicle Loans (the "SUBSEQUENT RECEIVABLES") and the related property having an aggregate principal balance approximately equal to the amount (the "PRE-FUNDING AMOUNT") on deposit in the related Pre-Funding Account on the Closing Date will be conveyed to the related Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the related Trust.

     The principal offices of each Trust and the entity named as trustee of the Trust (each a "TRUSTEE") will be specified in the related prospectus supplement.


                             THE RECEIVABLES POOLS

GENERAL

     Chase USA, together with its affiliates, is engaged in the automotive financing and automotive loan servicing business. The originating bank of each Motor Vehicle Loan (the "ORIGINATING BANK") will be Chase USA, The Chase Manhattan Bank ("CHASE") or any of their respective affiliates in its capacity as originator of the Motor Vehicle Loans.

     The Motor Vehicle Loans are motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from Dealers who regularly originate and sell such contracts to the Originating Bank pursuant to Assignments. Motor Vehicle Loans also include purchase money loans secured by financed vehicles made by the Originating Bank directly or pursuant to arrangements with Dealers in accordance with approved Dealer Agreements. The Receivables to be held by each Trust will be selected from the portfolio of Motor Vehicle Loans owned or to be owned by the Seller. Selection will be based upon several criteria, including that, unless otherwise provided in the related prospectus supplement, each Receivable

     o was acquired from or made through a Dealer located in the United States or made directly by the Originating Bank without involvement of a Dealer,

     o is secured by a Financed Vehicle that, as of the related Cutoff Date, had not been repossessed without reinstatement,

     o has not been identified on the computer files of the Seller as relating to an Obligor who was in a bankruptcy proceeding as of the related Cutoff Date,

     o if not a Final Payment Receivable, provides for fully amortizing level scheduled monthly payments (except for the last payment, which may be different from the level payments) and for accrual of interest at a fixed rate (the "CONTRACT RATE") according to the simple interest or actuarial method,

     o is an Actuarial Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable) and

     o satisfies the other criteria, if any, set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and in the related prospectus supplement.

     The Seller will not use any selection procedures that it believes to be materially adverse to the Securityholders of any series in selecting the related Receivables.

     "SIMPLE INTEREST RECEIVABLES" provide for the allocation of payments made thereunder to principal and interest in accordance with the "simple interest" method. As payments are received under a Simple Interest Receivable, the finance charges accrued to date are paid first, the unpaid amount financed (to the extent of the remaining monthly scheduled payment) is paid second and the remaining payment is applied to the unpaid late charges. Accordingly, if an Obligor pays the fixed monthly installment in advance of the date on which a payment is due (the "DUE DATE"), the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under a Simple Interest Receivable as a result of early or late payments, as the case may be. See "Weighted Average Life of the Securities" in this prospectus.

     "ACTUARIAL RECEIVABLES" provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12th of the annual contract rate of interest on the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

     "FINAL PAYMENT RECEIVABLES" are either Actuarial Receivables or Simple Interest Receivables which provide for a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by

     o    payment in full in cash of such amount,

     o transfer of the financed vehicle to the Seller provided certain conditions are satisfied or

     o refinancing the final scheduled payment in accordance with certain conditions.

With respect to any Final Payment Receivables included in a Trust, only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment will be included in the Trust; the final scheduled payment will be retained by the Seller. However, in the case of a Trust that is not classified as a grantor trust, the Seller will have the option to transfer the final scheduled payments with respect to the related Final Payment Receivables to such Trust and to cause such Trust to issue certificates representing interests in such final scheduled payments or notes secured by such final scheduled payments.

     All of the Receivables will be prepayable at any time without penalty to the Obligor and will contain due on sale provisions. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment, rather than receive a rebate. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate.

     In the case of the liquidation of a Receivable or repossession of a Financed Vehicle, amounts recovered will be applied in accordance with Chase Auto Finance's normal and customary servicing practices and procedures. Chase Auto Finance reserves the right to change its policy with respect to the application of amounts recovered from a liquidated Receivable or a repossessed Financed Vehicle.

     Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition of the Receivables, the distribution by annual contract rate of interest and by the states of origination of the Receivables, the portion of such Receivables Pool consisting of Actuarial Receivables, Simple Interest Receivables (and the portion thereof consisting of Final Payment Receivables) and the portion of such Receivables Pool secured by new Financed Vehicles and by used Financed Vehicles.

     If the related prospectus supplement provides for a Pre-Funding Account, from time to time during the Funding Period, the Seller will be obligated, subject only to availability, to sell, and the related Trust will be obligated to purchase, subject to the satisfaction of certain conditions, Subsequent Receivables and the related property having an aggregate principal balance approximately equal to the Pre-Funding Amount. Each Subsequent Receivable transferred to the related Trust must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, at the time of its addition. However, except for such criteria, there will be no required characteristics of such Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the related Trust, the characteristics of the entire Receivables Pool included in such Trust may vary from those of the Initial Receivables.

     Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. See "Risk Factors--Additional receivables may have different characteristics than the initial pool of receivables." If the prospectus supplement provides for a Pre-Funding Account, the prospectus supplement will also describe the effects including Subsequent Receivables may have on the Receivables Pool included in the related Trust. If a Trust includes Subsequent Receivables, regular periodic reports regarding the Subsequent Receivables will be included under Item 5 in each Current Report filed by or on behalf of such Trust on Form 8-K with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").


DELINQUENCY AND LOAN LOSS INFORMATION

     Certain information concerning the delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Loans originated with the involvement of Dealers and owned or serviced by Chase Auto Finance (the "CHASE AUTO FINANCE PORTFOLIO") as of the dates and for the periods set forth in the related prospectus supplement will be set forth therein. There can be no assurance that the delinquency and loan loss experience on any Receivables Pool will be comparable to prior experience or to such information.

     Pursuant to a merger, as of January 1, 1993, The Chase Manhattan Bank, N.A. ("CHASE N.A.") commenced servicing Motor Vehicle Loans originated by Chase N.A.'s affiliate, Chase Lincoln First Bank, National Association ("CHASE LINCOLN BANK"). The delinquency and loan loss experience with respect to the Chase Auto Finance Portfolio (the "PORTFOLIO EXPERIENCE") presented in the related prospectus supplement will include data with respect to loans originated by Chase Lincoln Bank (collectively, "CHASE LINCOLN LOANS"). The Seller believes that the delinquency and loan loss experience for Chase Auto Finance's entire portfolio of Motor Vehicle Loans for any period presented in a prospectus supplement without inclusion of any Chase Lincoln Loans would not be materially different from the Portfolio Experience set forth in such prospectus supplement.

     From February 1993 through April 1995, Chase N.A. or Chase N.A.'s affiliates serviced Motor Vehicle Loans for The Chase Manhattan Bank of Connecticut, National Association ("CHASE CONNECTICUT BANK"), which loans (collectively, "CHASE CONNECTICUT LOANS") were originated using materially the same Dealer Agreements, underwriting criteria and servicing standards as those for Chase Auto Finance's Motor Vehicle Loans. As of May 1, 1995, Chase Connecticut Bank was merged into Chase N.A. The Portfolio Experience presented in the related prospectus supplement will include data with respect to Chase Connecticut Loans. The Seller believes that the delinquency and loan loss experience for Chase Auto Finance's entire portfolio of Motor Vehicle Loans for any period presented in a prospectus supplement without inclusion of any Chase Connecticut Loans would not be materially different from the Portfolio Experience set forth in such prospectus supplement.

     On December 1, 1995, Chase N.A. purchased substantially the entire Motor Vehicle Loan portfolio originated by its affiliate, The Chase Manhattan Private Bank (Florida), National Association ("CHASE FLORIDA BANK"). The purchase involved approximately 41,000 loans originated principally through Dealers located in Florida ("CHASE FLORIDA LOANS"), with such loans having an aggregate outstanding principal balance at the time of purchase of approximately $400 million. The Portfolio Experience presented in the related prospectus supplement will include data with respect to Chase Florida Loans. Chase Florida Loans were originated using materially the same Dealer Agreements, underwriting criteria and servicing standards as those for Chase Auto Finance's Motor Vehicle Loans. The Seller believes that the delinquency and loan loss experience for Chase Auto Finance's entire portfolio of Motor Vehicle Loans for any period presented in a prospectus supplement without inclusion of any Chase Florida Loans would not be materially different from the Portfolio Experience set forth in such prospectus supplement.

     In September 1995, Chase N.A. purchased substantially all outstanding Motor Vehicle Loans originated by The Chase Manhattan Bank of Maryland ("CHASE MARYLAND LOANS"). The Portfolio Experience presented in the related prospectus supplement will include data with respect to Chase Maryland Loans. The Seller believes that the delinquency and loan loss experience for Chase Auto Finance's entire portfolio of Motor Vehicle Loans for any period presented in a prospectus supplement without inclusion of any Chase Maryland Loans would not be materially different from the Portfolio Experience set forth in such prospectus supplement.

     To the extent specified in the related prospectus supplement, the Motor Vehicle Loans included in a Trust may include loans made directly by the Originating Bank to Obligors without involvement of Dealers ("DIRECT RECEIVABLES"). However, the Portfolio Experience set forth in the related prospectus supplement will not include delinquency and loan loss experience for Direct Receivables. The Seller believes that the delinquency and loan loss experience for Direct Receivables will not be materially different from the Portfolio Experience set forth in the related prospectus supplement.


ORIGINATION AND SERVICING OF MOTOR VEHICLE LOANS

     The Originating Bank purchases motor vehicle retail installment sales contracts relating to new or used automobiles from automobile dealers ("DEALERS") who regularly originate such contracts pursuant to the terms of approved dealer agreements and assignments, and the Originating Bank also makes purchase money loans secured by financed vehicles directly or pursuant to arrangements with Dealers in accordance with approved dealer agreements. Dealer agreements and assignments related to motor vehicle retail installment sales contracts, and dealer agreements related to purchase money loans are collectively referred to in this prospectus as "DEALER AGREEMENTS". The Originating Bank purchases such contracts from Dealers pursuant to assignments (the "ASSIGNMENTS"). Dealer Agreements are entered into with Dealers based upon a review of each Dealer, including in some cases, a financial review and a review of the reputation and prior experience of Chase Auto Finance with such Dealer and its key management. Generally, Dealers who sell new financed vehicles are franchised by the manufacturer of the financed vehicles.

     The Originating Bank currently makes or purchases Motor Vehicle Loans involving Dealers throughout the United States. Each Dealer makes representations and warranties to the Originating Bank with respect to the Motor Vehicle Loans, the obligors on the Motor Vehicle Loans and the security interests in the financed vehicles relating thereto, which representations and warranties typically include, among others, that

     o    to the best of the Dealer's knowledge,

          o no statements made or furnished to Chase Auto Finance by the obligor, the Dealer or any other person are untrue or incomplete,

          o the obligor has not financed any down payment for the financed vehicle,

          o the obligor is a bona fide applicant having legal capacity to contract for a Motor Vehicle Loan,

          o    the signature of the obligor on all documents is genuine and

          o the amount stated in the Motor Vehicle Loan to be due will in fact be due and payable at the time or times provided therein free of any claims, defenses, setoffs or counterclaims,

     o the Dealer had indefeasible title to the financed vehicle immediately prior to the purchase by the obligor, and had the right and authority to sell the vehicle to the obligor, free and clear of all liens and encumbrances,

     o the Dealer will secure and perfect for the Originating Bank a security interest in the financed vehicle free and clear of any liens or encumbrances and

     o the description of the financed vehicle in the Motor Vehicle Loan is true and complete and the financed vehicle will be or has been duly delivered to and accepted without revocation by the obligor.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the collectibility of the Motor Vehicle Loans. Upon breach of any representation or warranty made by a Dealer, the Originating Bank has a right of recourse against such Dealer to require it to purchase or repurchase such Motor Vehicle Loan. Generally, in determining whether to exercise any right of recourse, Chase Auto Finance considers the prior performance of the Dealer and other business and commercial factors. The Servicer will be obligated to enforce such rights with respect to Dealer Agreements relating to the Motor Vehicle Loans in accordance with Chase Auto Finance's customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the related Trust under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The Seller will make no representations as to the financial condition of such Dealers to which the Seller may have recourse, and there can be no assurance as to the ability of any such Dealer to perform its obligations under a Dealer Agreement.


     The Originating Bank makes direct Motor Vehicle Loans to obligors at its branches or by accepting applications by phone. Since these Motor Vehicle Loans are not originated by Dealers under Dealer Agreements, the representations and warranties made by the Dealers in the Dealer Agreements are not made with respect to these Motor Vehicle Loans. However, the motor vehicle dealers and others selling the financed vehicles to the obligors make certain more limited representations and warranties regarding the Motor Vehicle Loans and the related financed vehicles by accepting the proceeds of the Motor Vehicle Loans under a restrictive endorsement. These representations and warranties include a representation that the financed vehicle is free and clear of all liens, security interests and other claims and a warranty that the dealer, or the obligor, if the seller is not a dealer, will apply for a certificate of title for the financed vehicle showing only the obligor as the owner of the financed vehicle and perfect a first priority security interest in the financed vehicle in favor of the Originating Bank. If a Motor Vehicle Loan is made in connection with the refinancing of an existing loan, no one other than the obligor will make any representations or warranties with respect to the financed vehicle and the obligor alone will be responsible for securing and perfecting the Originating Bank's security interest in the financed vehicle.

     The Originating Bank makes Motor Vehicle Loans to obligors by accepting loan applications via a number of internet sites offering online vehicle shopping and financing. These Motor Vehicle Loans are not originated by Dealers under Dealer Agreements. However, where the financed vehicle is paid for with a site draft containing a restrictive endorsement, the motor vehicle dealer selling the financed vehicle and the internet provider make the same limited representations and warranties regarding the Motor Vehicle Loan and the related financed vehicle that are made by a dealer accepting the proceeds of a direct Motor Vehicle Loan described above. Motor Vehicle Loans not funded by site drafts containing restrictive endorsements are funded by the Originating Bank through the internet provider. In those cases, the internet provider makes similar limited representations and warranties regarding the Motor Vehicle Loans and the related Financed Vehicles.

     The Servicer will service all of the Motor Vehicle Loans consistent with Chase Auto Finance's servicing policies and practices. The servicing functions performed by the Servicer or any of its affiliates on a centralized basis will include the payment of Motor Vehicle Loan proceeds to Dealers, customer service, document file and computerized record keeping, vehicle titles processing and automated collections. Other servicing functions are generally regionalized and are and will be performed by the several regional support offices called Dealer Service Centers ("DSCS"). The servicing functions performed by the DSCs include certain aspects of Dealer liaison, Dealer sales, customer service, credit underwriting, documentation reviews and collections as well as other such services. An outside service provider enters credit application data relating to indirect Motor Vehicle Loans into Chase Auto Finance's loan origination system. The servicing policies and practices of Chase Auto Finance may change over time in accordance with Chase USA's business judgment.


UNDERWRITING OF MOTOR VEHICLE LOANS

     Each applicant for a Motor Vehicle Loan is evaluated individually by the appropriate DSC based on uniform underwriting standards developed by Chase Auto Finance. These underwriting standards are intended to assess the applicant's ability to repay such Motor Vehicle Loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form that generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the Motor Vehicle Loan. Among the criteria considered in evaluating the individual applications are

     o stability of the obligor with specific regard to the obligor's length of residence in the area and length of employment,

     o the obligor's payment history based on information known directly by Chase Auto Finance or as provided by various credit reporting agencies with respect to present and past debt,

     o    a debt service to gross monthly income ratio test,

     o a loan to value ratio test taking into account the age, type and market value of the financed vehicle and

     o    a credit bureau score.

     The amount advanced under any Motor Vehicle Loan generally will not exceed


     o for a new financed vehicle, 110% to 125% of the manufacturer's suggested retail price or

     o for a used financed vehicle, 85% to 120% of the "average trade" value stated in the most recently published National Automobile Dealer's Association Official Used Car Price Guide for the applicable region plus taxes and title and license fees on the financed vehicle. However, the maximum amount advanced for Motor Vehicle Loans may vary depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to insure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a financed vehicle is new or used, Chase Auto Finance will also finance credit life/accident/health insurance and service warranties under a Motor Vehicle Loan. Chase Auto Finance's general policy has been to reject applications for Motor Vehicle Loans whose applicants' debt service to gross monthly income ratios exceed 40%.

     Chase Auto Finance uses an empirically based credit scoring process to objectively index the applicant's creditworthiness. This scoring process was created using historical information from the database of Motor Vehicle Loans owned and serviced by Chase Auto Finance. Through credit scoring, Chase Auto Finance evaluates credit profiles in order to satisfactorily quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by Chase Auto Finance is periodically reviewed and updated to ensure its validity. In addition to Chase Auto Finance's scoring process, Chase Auto Finance uses consumer reporting agency scores to assist in the underwriting process. In January 1998, Chase Auto Finance introduced custom credit scorecards to enhance the underwriting process.

     Chase Auto Finance uses an automated approval and declination process for certain applications based on selection criteria that were statistically derived from the database of Motor Vehicle Loans owned and serviced by Chase Auto Finance. A credit analyst reviews applications that are not automatically approved or denied. Except for the applications that are automatically approved or denied, Chase Auto Finance's scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions, but are not meant to supersede the judgment of the credit analyst. Motor Vehicle Loan approval at variance with standard credit guidelines has occurred, both before and after implementation of the credit scoring process, but generally has required concurrent approval of a second, designated senior credit analyst or credit manager. Motor Vehicle Loans that do not comply with all of Chase Auto Finance's guidelines must have strong compensating factors that indicate a high ability of the applicant to repay the loan. Generally, if a Motor Vehicle Loan is approved it is because the obligor has made a down payment and the amount financed is lower than the maximum amount permitted by Chase Auto Finance's guidelines.

     Detailed analysis of Chase Auto Finance's portfolio is performed to evaluate the effectiveness of the credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, credit guidelines are adjusted to maintain a level of asset quality deemed acceptable by Chase Auto Finance's management. Each day, the credit manager and credit supervisors of each DSC review a computer selected group of Motor Vehicle Loans to ensure that credit analysts are following Chase Auto Finance's established policies and procedures. Chase Auto Finance randomly reviews, on a quarterly basis, the quality of the Motor Vehicle Loans and conducts quality audits to ensure compliance with established policies and procedures. The credit underwriting standards of Chase Auto Finance may change over time in accordance with Chase USA's business judgment.


INSURANCE AND COLLECTION PROCEDURES

     Each Motor Vehicle Loan requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance with respect to the financed vehicle. The Dealer Agreements include a representation and warranty that each financed vehicle has such insurance at the time of origination of the Motor Vehicle Loan. If an obligor fails to maintain the required insurance, Chase Auto Finance may, but is not obligated to, purchase limited collision and comprehensive insurance (force placed insurance) to protect the interests of Chase Auto Finance and the obligor and to charge the obligor for the cost of such insurance.

     Chase Auto Finance does not currently purchase force placed insurance and no force placed insurance coverage is currently in effect on any of Chase Auto Finance's Motor Vehicle Loans. No Trust will include any Motor Vehicle Loans on which force placed insurance was ever purchased for the related financed vehicle, nor will any such Trust include any Motor Vehicle Loans with coverage commonly known as vendor's single interest and non-filing insurance. Unless otherwise specified in the related prospectus supplement, there will be no third party insurance of any kind covering this risk for any of the Motor Vehicle Loans included in any Trust. In addition, neither the Seller, the Originating Bank nor the Servicer, as applicable, independently verifies or will verify whether obligors obtain or maintain the required insurance either at or after the origination of a Motor Vehicle Loan. Chase Auto Finance monitors its loss experience with respect to financed vehicles that are not properly insured.

     Chase USA reserves the right to change its policies with respect to insurance on financed vehicles in accordance with its business judgment.

     As a result of a New York statutory change, for Motor Vehicle Loans originated through New York Dealers on and after approximately August 31, 1995, Chase Auto Finance agreed not to obligate the related obligor for the so-called "GAP amount" in the event there is a total loss of the vehicle caused by its theft, confiscation or physical damage. The "GAP amount" that the obligor will not be obligated to pay is the difference between the amount owed on the Motor Vehicle Loan as of the date of the total loss and the sum of (1) any unpaid monthly payments, unpaid late fees and other unpaid amounts due prior to the date of the total loss, plus (2) the vehicle's actual cash value as of the date of the total loss. If the obligor has maintained the insurance required under the Motor Vehicle Loan, the vehicle's actual cash value shall have the same meaning as under the insurance policy (inclusive of the deductible, which the Motor Vehicle Loan specifies may be no higher than $500). If the obligor has not maintained the insurance required under the Motor Vehicle Loan, the vehicle's actual cash value shall mean the "average trade" value of the vehicle in the most recently published National Automobile Dealer's Association Official Used Car Guide for the applicable region as of the date of the total loss. Chase Auto Finance will not maintain third party insurance of any kind against this risk, and Chase Auto Finance does not have any data on its historical loss experience on this risk.

     Collection activities with respect to delinquent Motor Vehicle Loans will be performed by the Servicer or its affiliates consistent with Chase Auto Finance's servicing policies and practices. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than 10% of a scheduled monthly payment remains unpaid.

     An automated collection system is utilized to assist in collection efforts. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and, in some cases, automated dialing. The system also records an obligor's promise to pay and allows supervisor review of collection personnel activity, permits supervisors to modify priorities as to which obligors should be contacted and provides extensive reports concerning Motor Vehicle Loan delinquencies. Under current practices, contact by mail is made with an obligor whose Motor Vehicle Loan has become 15 days delinquent and personal telephone contact with the obligor is attempted on or after the 15th day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 90 days, repossession procedures will have been implemented. However, if

     o    a Motor Vehicle Loan is deemed uncollectible,

     o the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or

     o    the obligor voluntarily surrenders the financed vehicle,

a repossession may occur without regard to length or existence of payment delinquency. Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 10 to 30 days to redeem the financed vehicle before the financed vehicle is resold. Upon repossession and sale of the financed vehicle, any deficiency remaining will be pursued to the extent deemed practical and to the extent permitted by law.

     Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including the inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. Generally, losses on Motor Vehicle Loans are recognized, as applicable,

     o during the calendar month in which a financed vehicle was or is liquidated by Chase Auto Finance, if the liquidation takes place at or before the calendar month in which more than 10% of a scheduled payment of the related Motor Vehicle Loan becomes 120 days delinquent,

     o during the calendar month in which more than 10% of a scheduled payment of a Motor Vehicle Loan becomes 120 days delinquent if Chase Auto Finance was or is not in possession of the related financed vehicle by the end of such calendar month,

     o such earlier time as Chase Auto Finance deems a Motor Vehicle Loan uncollectible, or

     o at such other times or in such a manner as Chase Auto Finance believed or believes is appropriate in accordance with its normal and customary servicing practices and procedures;

provided that such loss recognition cannot be later than the calendar month in which more than 10% of a scheduled payment on a Motor Vehicle Loan becomes 240 days delinquent. The loss recognition and collection policies and practices of Chase Auto Finance may change over time in accordance with Chase USA's business judgment.

     Chase Auto Finance may, on a case-by-case basis, permit extensions with respect to the Due Dates of payments on Motor Vehicle Loans in accordance with its normal and customary servicing practices and procedures, as will be described more fully in the related prospectus supplement.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments, liquidations due to default, as well as receipts of proceeds from theft and physical damage, credit life and credit disability insurance policies covering the Financed Vehicles and amounts received in connection with certain other

Receivables repurchased by the Seller or purchased by the Servicer for administrative reasons). The Receivables are prepayable by the Obligors at any time. If a prospectus supplement provides that the property of the related Trust will include a Pre-Funding Account, the related Securities will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and in the manner specified in the related prospectus supplement. If provided in any prospectus supplement, prepayments may also result from demands under any Cash Collateral Guaranty or from any Reserve Account or other enhancement related to such series with respect to Defaulted Receivables.

     The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the Seller's consent. The rate of prepayment of the Motor Vehicle Loans in any Receivables Pool may also be influenced by programs offered by lenders (including Chase USA and its affiliates) that solicit or make available credit that may be used by Obligors to prepay Motor Vehicle Loans. Such credit includes but is not limited to home equity lines of credit, consumer installment credit and credit cards offered by lenders (including Chase USA and its affiliates). Chase USA and its affiliates may, in the ordinary course of business, offer general or targeted solicitations for such extensions of credit, and such solicitations may be sent, to Obligors. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide a covenant that the Servicer may refinance an existing Motor Vehicle Loan for an Obligor, so long as the proceeds of such refinanced loan would be used to prepay such existing Motor Vehicle Loan in full and any such refinanced loan is evidenced by a new promissory note. Any such loan thus created by a refinancing would not be the property of the related Trust. See "Description of the Transfer and Servicing Agreements--Termination" in this prospectus regarding the Servicer's option to purchase the Receivables from a given Trust.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of a given series. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

     Chase Auto Finance maintains certain records of the historical prepayment experience of certain portions of its portfolio of Motor Vehicle Loans. The Seller believes that such records are not adequate to provide meaningful information with respect to the Receivables. In any event, no assurance can be given that prepayments on the Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the Receivables.

     In addition, under certain limited circumstances, extensions on a Receivable may be granted. See the related prospectus supplement for a description of the terms and conditions in accordance with which the Receivables in a particular Trust may be modified. Any such deferrals or extensions may increase the weighted average life of the related Securities.

     If an Obligor with respect to any Simple Interest Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (for example, because such Obligor intends to be on vacation the following month), the additional scheduled payments made in such Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Receivable in such Collection Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Receivable (a "PAID-AHEAD SIMPLE INTEREST RECEIVABLE") for the number of due dates corresponding to the number of such additional scheduled payments (the "PAID-AHEAD PERIOD"). During the Paid-Ahead Period, interest will continue to accrue on the then outstanding principal balance of such Paid-Ahead Simple Interest Receivable. The Obligor's

Paid-Ahead Simple Interest Receivable will not be considered delinquent during the Paid-Ahead Period. The related prospectus supplement will set forth any Advances required to be made by the Servicer with respect to Paid-Ahead Simple Interest Receivables.

     When the Obligor resumes his or her required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Paid-Ahead Simple Interest Receivable would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Paid-Ahead Simple Interest Receivable. Depending on the principal balance and Contract Rate of the related Receivable, and on the number of payments that were prepaid, there may be extended periods of time during which Receivables that are current are not amortizing.

     Paid-Ahead Simple Interest Receivables in any Trust will affect the weighted average life of the related Securities. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of such Securities. In addition, to the extent the Servicer makes Advances with respect to a Paid-Ahead Simple Interest Receivable which subsequently goes into default, because liquidation proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Advances, the loss with respect to such Receivable may be larger than would have been the case had such Advances not been made.

     The Chase Auto Finance Portfolio has historically included Motor Vehicle Loans which have been prepaid by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Simple Interest Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

     If an Obligor with respect to any Actuarial Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period for similar reasons (such Receivable being a "PAID-AHEAD ACTUARIAL RECEIVABLE" ), the additional scheduled payments made in such Collection Period may be deposited into the Paid-Ahead Account, if any, for the related Trust and applied on subsequent Deposit Dates as described in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements--Accounts." To the extent paid-ahead amounts on Paid-Ahead Actuarial Receivables are deposited into the Paid-Ahead Account, no shortfalls in payment of interest or principal will result therefrom.


                      POOL FACTORS AND TRADING INFORMATION

     The "NOTE POOL FACTOR" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "CERTIFICATE POOL FACTOR" for each class of Certificates, if any, will be an eight-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates expressing the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date or Payment Date (after giving effect to distributions to be made on such Distribution Date or Payment Date), as a fraction of the initial stated certificate balance (the "CERTIFICATE BALANCE") of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.00000000 as of the related Cutoff Date for such series of Securities and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificate holder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificate holder's Certificate and (b) the applicable Certificate Pool Factor.

     Securityholders will receive monthly reports concerning payments received on the Receivables, the aggregate principal balance of the Receivables as of the last day of the preceding Collection Period (calculated as described in the related prospectus supplement, the "POOL BALANCE"), each Certificate Pool Factor or Note Pool Factor, as applicable, in each case related to such Trust, and various other items of information specified in the related prospectus supplement. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" in this prospectus.


                                USE OF PROCEEDS

     Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the Securities of a given series (after making the initial deposit into the related Reserve Account, Yield Supplement Account or Cash Collateral Account, if any, or the deposit of the Pre-Funding Amount into the related Pre-Funding Account, if any) will be added to the Seller's general funds.


                                   CHASE USA

     Chase USA, a wholly-owned subsidiary of The Chase Manhattan Corporation ("CMC"), was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the United States Comptroller of the Currency. Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

     The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.

     CMC is a bank holding company, the principal subsidiary of which is Chase, a New York state bank.

     CMC and J.P. Morgan & Co. Incorporated announced on September 13, 2000 that they have agreed to merge. The merged firm will be named J.P. Morgan Chase & Co.

     The merger agreement, which has been approved by the boards of directors of both companies, provides that 3.7 shares of CMC common stock will be exchanged for each share of J.P. Morgan common stock. Each series of preferred stock of J.P. Morgan will be exchanged for a similar series of preferred stock of CMC, the surviving corporation of the merger. The transaction is expected to be accounted for as a pooling of interests and to be tax-free to J.P. Morgan and CMC stockholders. The transaction is expected to close in the first quarter of 2001 and is subject to approval by shareholders of both companies, as well as by U.S. and foreign regulatory authorities.

     The wholesale business of the new company will be known globally as J.P. Morgan and will encompass investment banking (including strategic advisory, equity and debt capital raising, credit and global trading and market-making activities), operating services, wealth management, institutional asset management and private equity operating services. The retail business will be known as Chase, consisting of credit cards, regional consumer banking, mortgage banking, diversified consumer lending, insurance and middle-market banking.

                            DESCRIPTION OF THE NOTES

GENERAL

     A series of Securities may include one or more classes of Notes which will be issued pursuant to the terms of an indenture (each an "INDENTURE") between the Trust and the indenture trustee identified in the related prospectus supplement (each an "INDENTURE TRUSTEE"). The form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following, as well as other pertinent information included elsewhere in this prospectus and in the related prospectus supplement, describes the material terms of the Notes of any series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Notes and the related Indenture.

     Unless otherwise specified in the related prospectus supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of a nominee of DTC (together with any successor depository selected by the Trust (the "DEPOSITORY"), except as set forth below.



PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, interest rate (the "INTEREST RATE") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related prospectus supplement, a series may include one or more classes of Notes entitled to principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments ("STRIP NOTES"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" in this prospectus. One or more classes of Notes of a series may be subject to prepayment or redemption in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of any applicable Funding Period or as a result of the Servicer's exercise of its option to purchase the related Receivables Pool.

     To the extent specified in the related prospectus supplement, one or more classes of a series of Notes may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related prospectus supplement.

     Unless the related prospectus supplement specifies that Notes of different classes within a series will have different priorities, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related prospectus supplement (each, a "PAYMENT DATE") in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to each such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement" in this prospectus.

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest of each such class, and any schedule or formula or other provisions applicable to the determination thereof, will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

     To the extent specified in the related prospectus supplement, one or more classes of a series of Notes may be entitled to receive principal payments prior to the receipt of principal payments by other classes of the series. If so provided in the related prospectus supplement, such class or classes of Notes may have a final scheduled Payment Date of less than 397 days from the date of the related prospectus supplement and such class or classes may have received a short-term rating by a Rating Agency that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related final Payment Date would constitute an Event of Default under the related Indenture.

     To the extent specified in the related prospectus supplement, one or more classes of a series of Notes may be designed to receive principal payments using a predetermined principal balance schedule (a "planned balance") derived by assuming two constant prepayment rates for the related Receivables Pool. The related prospectus supplement will set forth a schedule of the planned balance of such a class of Notes for each Payment Date. Holders of such a class of Notes will be entitled to receive principal payments in respect of a Payment Date only to the extent necessary to reduce the principal balance of such Notes to the amount set forth as the planned balance for such Payment Date.

     To the extent specified in the related prospectus supplement, one or more classes of a series of Notes may be designed to receive principal payments using a predetermined principal balance schedule (a "targeted balance") derived by assuming one constant prepayment rate for the related Receivables Pool. The related prospectus supplement will set forth a schedule of the targeted balance of such a class of Notes for each Payment Date. Holders of such a class of Notes will be entitled to receive principal payments in respect of a Payment Date only to the extent necessary to reduce the principal balance of such Notes to the amount set forth as the targeted balance for such Payment Date.

     To the extent specified in the related prospectus supplement, one or more classes of a series of Notes may be designed to receive principal payments on a Payment Date only if principal payments have been made on a specified planned amortization class of Notes or targeted amortization class of Notes, and to receive any excess payments over the amount required to reduce the principal amount of the planned amortization class or targeted amortization class to the planned or targeted balance for such Payment Date.

     If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" in this prospectus, the related outstanding Notes will be prepaid as set forth in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a Trust will include a Pre-Funding Account, the related outstanding Notes may be subject to partial prepayment on or immediately following the end of the related Funding Period in an amount and manner specified in the related prospectus supplement. In the event of such partial prepayment, the Noteholders of the related series may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related prospectus supplement.


THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, such Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related prospectus supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:

     o change the date of payment of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable,

     o impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,

     o reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture,

     o modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, any other obligor on such Notes, the Seller or an affiliate of any of them,

     o reduce the percentage of the aggregate outstanding amount of such Notes required to direct the related Indenture Trustee to sell or liquidate the Receivables, the consent of the holders of which is required if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series,

     o decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements,

     o modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the related prospectus supplement, the related Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     Events of Default; Rights Upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, "EVENTS OF DEFAULT" under the related Indenture will consist of:

     o a default in the payment of any interest on any such Note due and payable on any Payment Date for a period of five days,

     o a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable,

     o a default in the observance or performance of any covenant or agreement of the related Trust made in the related Indenture which default materially and adversely affects the rights of the related Noteholders, and which default continues for a period of 30 days after written notice thereof is given to such Trust by the related Indenture Trustee or to such Trust and such

     Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less) or

     o certain events of bankruptcy, insolvency, receivership or liquidation of the related Trust.

However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the related Note Distribution Account (absent acceleration of the Notes). Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes on any Payment Date generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, unless otherwise specified in the related prospectus supplement, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may

     o institute proceedings to collect amounts due or foreclose on the related Trust property,

     o    exercise remedies as a secured party,

     o    sell the related Receivables or

     o elect to have the related Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration.

Unless otherwise specified in the related prospectus supplement, however, the related Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, unless

     o    the holders of all such outstanding Notes consent to such sale,

     o the proceeds of such sale are sufficient to pay in full the principal and the accrued interest on such outstanding Notes at the date of such sale, or

     o there has been an Event of Default arising from a failure to make a required payment of principal or interest on any such Notes, and such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of sixty-six and two-thirds percent of the aggregate outstanding principal amount of such Notes.

     If an Event of Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless and to the extent the related prospectus supplement specifies other circumstances in which a holder of a Note of a series will have the right to institute the proceedings described below, no holder of such a Note will have the right to institute any proceeding with respect to the related Indenture unless

     o such holder has previously given written notice to the related Indenture Trustee of a continuing Event of Default,

     o the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,

     o such holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request,

     o such Indenture Trustee has for 60 days after receipt of such notice, request and offer of indemnity failed to institute such proceeding, and

     o no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust issuing Notes, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the related Indenture.


CERTAIN COVENANTS

     Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

     o the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

     o such entity expressly assumes such Trust's obligation to make due and punctual payments of principal and interest on the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,

     o no Event of Default with respect to such series shall have occurred and be continuing immediately after such merger or consolidation,

     o such Trust has been advised that the rating of the Notes or the Certificates of such series, if any, then in effect would not be downgraded or withdrawn by the related Rating Agencies as a result of such merger or consolidation,

     o such action as was necessary to maintain the lien and security interest created by such Indenture shall have been taken, and

     o such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things,

     o except as expressly permitted by the related Indenture, Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the properties or assets of such Trust,

     o claim any credit on or make any deduction from the principal or interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust,

     o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby,

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any party thereof, or any interest therein or the proceeds thereof, or

     o permit any lien of such Indenture not to constitute a valid first priority security interest in such Trust (other than with respect to any such tax, mechanics' or other lien).

     No Trust may engage in any activity other than as specified in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the related Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.


THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any series may resign at any time, in which event the Administrator of the related Trust will be obligated to appoint a successor indenture trustee for such series. The Administrator of the related Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Administrator of the related Trust will be obligated to appoint a successor trustee for the related series of Notes. If an Event of Default occurs under an Indenture and the related prospectus supplement provides that a given class of Notes of the related series is subordinated to one or more other classes of Notes of such series, pursuant to the Trust Indenture Act of 1939, as amended, the related Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of such classes of Notes. In any such case, the related Indenture will provide for a successor trustee to be appointed for one or more of such classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the related Indenture Trustee which are different from those of subordinated Noteholders.

Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any series of Notes will not become effective until acceptance of the appointment by the successor indenture trustee for such series.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series may be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following, as well as other pertinent information included elsewhere in this prospectus and in the related prospectus supplement, describes the material terms of the Certificates of any series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Certificates and the related Trust Agreement or Pooling and Servicing Agreement, as applicable.

     The related prospectus supplement will specify whether each class of Certificates of the related series will initially be represented by one or more Certificates, in each case registered in the name of the Depository or its nominee (except as set forth below) or will be issued in fully registered, certificated form.


DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, rate at which interest will accrue (the "PASS THROUGH RATE") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates with respect to any series will be described in the related prospectus supplement. Distributions of interest on such Certificates will be made on the dates specified in the related prospectus supplement (each, a "DISTRIBUTION DATE") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related prospectus supplement, a series may include one or more classes of Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no distributions in respect of principal ("STRIP CERTIFICATES"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related prospectus supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" in this prospectus. Unless otherwise provided in the related prospectus supplement, distributions in respect of the Certificates of a given series that are issued with Notes will be subordinate to payments in respect of such Notes as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal on each such class, and any schedule or formula or other provisions applicable to the determination thereof, shall be as set forth in the related prospectus supplement.

     If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" in this prospectus, related Certificateholders will receive as prepayment an amount in respect of such Certificates specified in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a Trust will include a Pre-Funding Account, related Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related prospectus supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related prospectus supplement.


THE TRUSTEE

     The Trustee for each Trust will be specified in the related prospectus supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. The Trustee under each Trust Agreement or Pooling and Servicing Agreement, as applicable, will perform administrative functions, including, if specified in the related prospectus supplement, making distributions from the related Certificate Distribution Account. A Trustee may resign at any time by giving written notice thereof to the Servicer under the related Pooling and Servicing Agreement or the Administrator under the related Trust Agreement, in which event the Servicer or the Administrator, as the case may be, or its successor, will be obligated to appoint a successor trustee. The Servicer or the Administrator may also remove the Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Pooling and Servicing Agreement or Trust Agreement, as applicable, becomes legally unable to act or if such Trustee becomes insolvent. In such circumstances, the Servicer or the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. The Administrator or the Servicer, as the case may be, will be obligated to indemnify the Trustee. If the Administrator or Servicer does not provide such indemnification to the Trustee, the Trustee may be indemnified from the related Trust, provided, that no indemnification shall be paid on any Distribution Date or Payment Date, as applicable, until the Securityholders and the Servicer have been paid all amounts otherwise due on such date and the amount on deposit in any enhancement account shall equal its required amount.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the related prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the related prospectus supplement. Unless otherwise set forth in the related prospectus supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest" in this prospectus.


FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each related Interest Reset Period (as such term will be defined in the related prospectus supplement with respect to a class of Floating Rate Securities, an "INTEREST RESET PERIOD") at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "SPREAD" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related prospectus supplement as being applicable to such class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

     The related prospectus supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such prospectus supplement.

     As specified in the related prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each a "CALCULATION AGENT") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The related prospectus supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the Trustee or any Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the related prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.


INDEXED SECURITIES

     To the extent so specified in any prospectus supplement, any class of Securities of a given series may consist of Securities ("INDEXED SECURITIES") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "INDEXED PRINCIPAL AMOUNT") is determined by reference to a measure (the "INDEX") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "INDEXED CURRENCY") specified in the related prospectus supplement (such Indexed Securities, "CURRENCY INDEXED SECURITIES"); (ii) the difference in the price of a specified commodity (the "INDEXED COMMODITY") on specified dates (such Indexed Securities, "COMMODITY INDEXED SECURITIES"); (iii) the difference in the level of a specified stock index (the "STOCK INDEX"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "STOCK INDEXED SECURITIES"); or (iv) such other objective price or economic measures as are described in the related prospectus supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the related prospectus supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the related prospectus supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the related prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the related prospectus supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Unless otherwise specified in the related prospectus supplement, interest on an Indexed Security will be payable based on the amount designated in the related prospectus supplement as the "FACE AMOUNT" of such Indexed Security. The related prospectus supplement will describe whether principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such prospectus supplement.


BOOK-ENTRY REGISTRATION

     Any class of Securities of a series may be represented by one or more certificates ("BOOK-ENTRY SECURITIES") registered in the name of Cede & Co. ("CEDE"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof (the "PARTICIPANTS") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Securityholders may hold their Securities through DTC (in the United States) or Cedel Bank, societe anonyme ("CEDEL") or Clearstream Banking, societe anonyme ("CLEARSTREAM") (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, such nominee is expected to be the holder of record of any Book-Entry Securities of any class or series. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Securityholder will be entitled to receive a physical certificate representing its interest in such Security. All references in this prospectus and in the related prospectus supplement to actions by Securityholders refer to actions taken by DTC upon instructions from its Participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Securityholders of Book-Entry Securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable Securities for distribution to Securityholders in accordance with DTC's procedures with respect thereto. See "--Definitive Securities" in this prospectus.

     Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a `clearing corporation' within the meaning of the New York Uniform Commercial Code and a `clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include an underwriter with respect to any series), banks, trust companies and clearing corporations and may include certain other organizations, including Clearstream and Euroclear. Indirect access to the DTC system also is available to Indirect Participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in the Clearstream or Euroclear system as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day. Cash received in the Clearstream or Euroclear system as a result of sales of securities by or through a Clearstream Customer or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     A "SECURITYHOLDER," as used in this prospectus, shall mean a holder of a beneficial interest in a Book-Entry Security. Unless otherwise provided in the related prospectus supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal of and interest on Securities from the related Trustee or Indenture Trustee, as applicable (the "APPLICABLE TRUSTEE"), through the Participants, who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Securityholders will not be recognized by the Applicable Trustee as Noteholders ("NOTEHOLDERS") or Certificateholders ("CERTIFICATEHOLDERS"), as such term is used in the related Pooling and Servicing Agreement or Trust Agreement and Indenture, as applicable, and Securityholders will only be permitted to exercise the rights of Securityholders indirectly through DTC, Clearstream or Euroclear and their respective participants or organizations.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not physically possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of physical certificates for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers ("CLEARSTREAM CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book entry changes in accounts of Clearstream Customers thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of Securities. Clearstream Customers in the U.S. are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 counties, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the related Indenture (if any), Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a Clearstream Customer or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     Except as required by law, no Trustee or Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE SECURITIES

     Unless otherwise specified in the related prospectus supplement, any Notes or Certificates of a given series issued in book-entry form will be issued in fully registered, certificated form ("DEFINITIVE NOTES" or "DEFINITIVE CERTIFICATES," as the case may be, and collectively referred to in this prospectus as "DEFINITIVE SECURITIES") to Noteholders or Certificateholders or their respective nominees rather than to the Depository or its nominee, only if

     o the Servicer advises the Applicable Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor depository,

     o the Servicer at its option, elects to terminate the book-entry system through the Depository or

     o after the occurrence of an Event of Default or an Event of Servicing Termination with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the related Notes or the Certificates, as applicable, of such series advise the Depository through Participants in writing (with instructions to notify the Applicable Trustee in writing) that the continuation of a book-entry system through the Depository (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by the Depository of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal with respect to, and interest on, such Definitive Securities will thereafter be made in accordance with the procedures set forth in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for such Securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security (whether a Definitive Security or the Securities registered in the name of Cede representing the Securities), however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related transfer agent and registrar for such series, which, unless otherwise specified in the related prospectus supplement, shall initially be Chase (in such capacity, the "TRANSFER AGENT AND REGISTRAR"). No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of any series (each of whom has owned a Note for at least six months) may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders of such series maintained by such Indenture Trustee for the purpose of communicating with other Noteholders of such series with respect to their rights under such Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record. Unless Definitive Notes have been issued, the only "Noteholder" appearing on the list maintained by the related Indenture Trustee will be Cede, as nominee for DTC. In such circumstances, any beneficial owner of a Note wishing to communicate with other beneficial owners of Notes will not be able to identify those beneficial owners through the Indenture Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such beneficial owner may find available.

     Three or more Certificateholders of any series or one or more Certificateholders evidencing not less than 25% of the Certificate Balance of such series may, by written request to the related Trustee, obtain access to the list of all Certificateholders of such series for the purpose of communicating with such Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates. Unless Definitive Certificates have been issued, the only "Certificateholder" appearing on the list maintained by the related Trustee will be Cede, as nominee for DTC. In such circumstances, any beneficial owner of a Certificate wishing to communicate with other beneficial owners of Certificates will not be able to identify those beneficial owners through the related Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such beneficial owner may find available.


REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities, on each Payment Date or Distribution Date, as applicable, the Paying Agent will include with each distribution to each Noteholder (if any) and/or Certificateholder (if any) a statement prepared by the Servicer. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable), among other things, the following information (and any other information so specified in the related prospectus supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     o the amount of the distribution allocable to principal with respect to each class of such Notes and to the Certificate Balance of each class of such Certificates and the derivation of such amounts;

     o the amount of the distribution allocable to interest on or with respect to each class of Notes and each class of Certificates of such series;

     o the amount of the Servicing Fee paid to the Servicer in respect of the related Collection Period;

     o the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

     o the aggregate unreimbursed Advances as of the last day of the preceding Collection Period and the change in such amount from the previous Collection Period;

     o the aggregate principal balance of the Receivables as of the close of business on the last day of the preceding Collection Period;

     o the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, in each case after giving effect to all payments reported under the first bullet above on such date;

     o the Interest Rate or Pass Through Rate for the next period with respect to any class of Notes or any class of Certificates of such series with variable or adjustable rates;

     o the amount of the aggregate realized losses, if any, for the preceding Collection Period;

     o the amount of any shortfalls in payment of principal of or interest on any class of Notes or Certificates on earlier Payment Dates or Distribution Dates, as applicable, and the change in any such amounts from the preceding statement;

     o the aggregate Repurchase Amounts with respect to the Receivables, if any, that were repurchased by the Seller or purchased by the Servicer in such Collection Period;

     o the balance of the Reserve Account (if any) or any other enhancement account, as of such date, after giving effect to changes therein on such date, the amount required to be on deposit in the Reserve Account or any such other enhancement account on such date and the components of calculating any such required balance;

     o the balance of the Cash Collateral Account, if any, and the amount required to be on deposit in the Cash Collateral Account;

     o for each such date during the Funding Period, if any, the remaining Pre-Funding Amount;

     o for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any remaining Pre-Funding Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series; and

     o    the balance in the Paid-Ahead Account, if any.

     Each amount set forth in the first four bullets with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Unless otherwise specified in the related prospectus supplement, the statements for each Collection Period will be delivered to DTC for further distribution to Securityholders in accordance with DTC procedures. See "Certain Information Regarding the Securities--Book-Entry Registration" in this prospectus. The Servicer, on behalf of each Trust, will file with the SEC such periodic reports with respect to each Trust as required under the Exchange Act and the rules and regulations of the SEC thereunder.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee or the Paying Agent will furnish to each person who at any time during such calendar year has been a Noteholder or Certificateholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" in the related prospectus supplement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of

     o each Sale and Servicing Agreement (or in the case of a Trust not issuing Notes, each Pooling and Servicing Agreement) pursuant to which each Trust will acquire Receivables from the Seller and the Servicer will agree to service such Receivables,

     o each Trust Agreement (or, in the case of a Trust not issuing Notes, each Pooling and Servicing Agreement) pursuant to which each Trust will be created and

     o each Administration Agreement pursuant to which Chase will undertake certain administrative duties with respect to each Trust that issues Notes

(collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this prospectus and in the related prospectus supplement, describes the material terms of the Transfer and Servicing Agreements related to any series. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Transfer and Servicing Agreements.


SALE AND ASSIGNMENT OF RECEIVABLES

     On or before the closing date specified with respect to any given Trust in the related prospectus supplement (the "CLOSING DATE"), the Seller will transfer and assign in consideration of the receipt of the related Securities, without recourse, to the related Trust pursuant to a Sale and Servicing Agreement or to the related Trustee pursuant to a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables, if any, certain related property and the proceeds thereof of the related Receivables Pool, including, among other things, its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or Pooling and Servicing Agreement (a "SCHEDULE OF RECEIVABLES"). The Seller will sell the related Securities offered hereby to the respective underwriters set forth in the prospectus supplement. See "Plan of Distribution" in this prospectus. To the extent specified in the related prospectus supplement, a portion of the net proceeds received from the sale of the Securities of a given series will be applied to the deposit of the Pre-Funding Amount into the Pre-Funding Account and/or to the initial deposit into a Reserve Account, a Cash Collateral Account or a Yield Supplement Account, if any. The related prospectus supplement for each Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the related Trust from time to time during any Funding Period on each date specified as a transfer date in the related prospectus supplement (each, a "SUBSEQUENT TRANSFER DATE").

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will set forth criteria that must be satisfied by each Receivable. Unless the related prospectus supplement specifies that certain of the criteria set forth below are not required to be satisfied, the criteria will include, among others, the following:

     o    each Receivable

          o in the case of a Receivable originated with the involvement of a Dealer, has been originated in the form of a credit sales transaction by a Dealer or a purchase money loan or other note through a Dealer located in one of the States of the United States (including the District of Columbia) for the retail financing of a Financed Vehicle or

          o in the case of a Receivable originated without the involvement of a Dealer, has been originated by the Originating Bank in the form of a secured loan for the retail financing of a Financed Vehicle, and in each case, has been fully and properly executed by the parties thereto;

          o in the case of a Receivable originated with the involvement of a Dealer, if a retail installment sales contract, has been purchased by the Seller from the originating Dealer or an affiliate of the Seller, and has been validly assigned by such Dealer or affiliate of the Seller to the Seller in accordance with its terms or

          o in the case of a Receivable originated by the Originating Bank other than the Seller without the involvement of a Dealer, has been purchased by the Seller from the Originating Bank, and has been validly assigned by the Originating Bank to the Seller;

          o contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral or the benefits of the security;

          o other than a Final Payment Receivable, provides for fully amortizing level scheduled monthly payments (provided that the last payment may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the simple interest or actuarial method;

     o each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complied on and after the related Cutoff Date in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to such Receivable and the sale thereof;

     o each Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

     o subject to certain limited exceptions specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, immediately prior to the sale and assignment thereof to the Trustee, each Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Originating Bank as secured party, which security interest is assignable and has been so assigned by the Seller to the related Trust;

     o as of the related Cutoff Date, the Seller had no knowledge either of any facts which would give rise to any right of rescission, setoff, counterclaim, or defense, or of the same being asserted or threatened, with respect to any Receivable;

     o as of the related Cutoff Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable;

     o except for payment defaults continuing for a period of not more than 30 days as of the related Cutoff Date,

          o the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists,

          o the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists and

          o    the Seller has not waived any of the foregoing;

     o each Receivable requires that the Obligor thereunder obtain comprehensive, liability, theft and physical damage insurance covering the related Financed Vehicle; and

     o each Receivable satisfies the other criteria specified above under "The Receivables Pool" and each other criterion set forth in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, as of the last day of the month following the date (or, if the Seller elects, the last day of the month including such date) on which the Seller discovers or receives written notice from the related Trustee or any Indenture Trustee that a Receivable does not meet any of the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and such failure materially and adversely affects the interests of the related Securityholders in such Receivable, the Seller, unless it has cured the failed criterion, will repurchase such Receivable from the related Trust at a price equal to the unpaid principal balance owed by the Obligor thereof plus interest thereon at the respective contract rate of interest through the last day of the month of repurchase (the "REPURCHASE AMOUNT"). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for the failure of a Receivable to meet any of the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the related Trustee or any Indenture Trustee will appoint the Servicer as initial custodian. Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to a Trust and will not be segregated from the other Motor Vehicle Loans owned or serviced by the Servicer. The Obligors under the Receivables will not be notified of the transfer of the Receivables to a Trust, but the Seller's accounting records and computer systems will reflect the sale and assignment of the Receivables to such Trust. See "Certain Legal Aspects of the Receivables" in this prospectus.


ACCOUNTS

     Each Trust that issues Notes will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and any Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "COLLECTION ACCOUNT"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which, to the extent and in the manner described in the related prospectus supplement, amounts released from the Collection Account and any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). With respect to each Trust that issues certificates, the Trustee or the Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related prospectus supplement, the Trust or the Servicer may establish and maintain for the related Trust an additional account (the "PAID-AHEAD ACCOUNT"), in the name of the related Indenture Trustee or Trustee, into which, to the extent required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments by or on behalf of Obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date ("PAID-AHEADS") will be deposited until such time as the Paid-Ahead falls due. Until such time as Paid-Aheads are transferred from the Paid-Ahead Account to the Collection Account, they will not be included in collections on the Receivables and will not be available for distribution to the related Securityholders. The Paid-Ahead Account, if any, will initially be maintained with the related Indenture Trustee or Trustee. So long as the Seller is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to holding Paid-Aheads as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, is satisfied, Paid-Aheads may be retained by the Servicer until the applicable Payment Date or Distribution Date.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account or Reserve Account will be described in the related prospectus supplement.

     For any series of Securities, the Collection Account and any Note Distribution Account, Certificate Distribution Account, Pre-Funding Account, Cash Collateral Account, Reserve Account, Yield Supplement Account, Paid-Ahead Account and other accounts identified as such in the related prospectus supplement are collectively referred to in this prospectus as the "TRUST ACCOUNTS".

     The Trust Accounts will be maintained as Eligible Deposit Accounts. An "ELIGIBLE DEPOSIT ACCOUNT" for any series shall be either

     o a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or

     o a segregated identifiable trust account established in the trust department of a Qualified Trust Institution.

A "QUALIFIED INSTITUTION" shall be a depository institution (including Chase USA or Chase) organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating and a long-term unsecured debt rating confirmed by each Rating Agency as being consistent with the ratings of the related Securities and, in the case of any such institution (including Chase USA or Chase) organized under the laws of the United States, the deposits of which are insured by the FDIC. A "QUALIFIED TRUST INSTITUTION" shall be an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with the authority to act under such laws as a trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating confirmed by each Rating Agency as being consistent with the ratings of the related Securities. Unless the related prospectus supplement specifies that a Trust Account will be established with another institution, each Trust Account will be established initially with the trust department of Chase. Should Chase or any depositary of a Trust Account cease to be a Qualified Institution or Qualified Trust Institution, such Trust Account shall be moved to a Qualified Institution or Qualified Trust Institution, provided that such Trust Account may remain at such depositary if the Applicable Trustee receives written confirmation from each related Rating Agency to the effect that the ratings of the related Securities will not be adversely affected.

     If so provided in the related prospectus supplement, funds in the Trust Accounts will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Permitted Investments. "PERMITTED INVESTMENTS" are generally limited to investments confirmed by the related Rating Agencies as being consistent with the rating of the related Securities. Permitted Investments may include Securities issued by the Seller or its affiliates or trusts originated by the Seller or its affiliates, and may also include certain money market mutual funds for which Chase or any of its affiliates serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian (for which it collects fees and expenses). Except as described below or in the related prospectus supplement, Permitted Investments are limited to obligations or securities that mature on or before the "BUSINESS DAY" (as defined in the related prospectus supplement) preceding the next Distribution Date or Payment Date for such series (each such preceding day, a "DEPOSIT DATE"). However, to the extent set forth in the related prospectus supplement and consistent with the ratings of the related Securities, funds in any Cash Collateral Account, Reserve Account or Yield Supplement Account may be invested in securities that will not mature prior to the next Deposit Date with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Cash Collateral Account, Reserve Account or Yield Supplement Account at any time, for example, may be less than the balance of the Cash Collateral Account, Reserve Account or Yield Supplement Account. If the amount required to be withdrawn from any Cash Collateral Account, Reserve Account or Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of cash in such Cash Collateral Account, Reserve Account or Yield Supplement Account, a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "INVESTMENT EARNINGS"), shall be paid to the Servicer as additional servicing compensation.

     Chase, in its capacity as the initial paying agent (the "PAYING AGENT") under each related Sale and Servicing Agreement and Indenture or Pooling and Servicing Agreement, as applicable, will have the revocable right to withdraw funds from a Trust Account for the purpose of making distributions to Securityholders in the manner provided therein.


SERVICING PROCEDURES

     The Servicer will service the Receivables in each Receivables Pool and will make reasonable efforts to collect all payments due with respect to such Receivables and, in a manner consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and with the terms of the Receivables, will follow such collection and servicing procedures as it follows with respect to comparable new or used automobile receivables that it services for itself and that are consistent with prudent industry standards. The related prospectus supplement, Pooling and Servicing Agreement and Sale and Servicing Agreement, as applicable, will set forth the terms and conditions in accordance with which any Receivable may be modified, which terms will be set forth in the related prospectus supplement. Some of such arrangements may result in the Servicer's purchasing the Receivable for the Repurchase Amount, while others may result in the Servicer's making Advances. Any such required purchase or extension will constitute the sole remedy available to the Securityholders or any related Applicable Trustee for any such uncured breach.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, will provide that the Servicer, on behalf of the related Trust, shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable with respect to which the Servicer shall have determined, during any Collection Period, that eventual payment in full of the amount financed (including accrued interest thereon) is unlikely (each such Receivable, a "DEFAULTED RECEIVABLE"); provided that no Receivable will become a Defaulted Receivable any later than the calendar month in which more than 10% of a scheduled payment of the Motor Vehicle Loan becomes 240 days delinquent. See "The Receivables Pools--Insurance and Collection Procedures" in this prospectus. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning the Financed Vehicle to a Dealer for resale and selling the Financed Vehicle at public or private sale. See "Certain Legal Aspects of the Receivables" in this prospectus. The proceeds of any such realization will be deposited in the related Collection Account.


COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related prospectus supplement (each, a "COLLECTION PERIOD") into the related Collection Account on a daily basis within forty-eight hours of receipt. However, at any time that and for so long as (i) the Seller is also the Servicer, and (ii) each other condition to making deposits less frequently than daily as may be confirmed by the related Rating Agencies or any enhancement provider or as set forth in the related prospectus supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Deposit Date preceding the related Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain letters of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period payable on the related Distribution Date in an amount equal to the sum of (i) the product of one-twelfth of the specified percentage per annum (as set forth in the related prospectus supplement, the "SERVICING FEE RATE") and the aggregate principal balance of the Receivables as of the close of business on the last day of the second Collection Period immediately preceding the Collection Period in which such Distribution Date occurs and (ii) unless otherwise specified in the related prospectus supplement with respect to any Trust, any Late Fees collected during the related Collection Period (collectively, the "SERVICING FEE"). The Servicing Fee will also include Investment Earnings to the extent set forth in the related prospectus supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payments Dates) will be paid solely to the extent of amounts allocable thereto as specified in the related prospectus supplement. The Servicer will be entitled to reimbursement from each Trust for certain liabilities.

     "LATE FEES" shall mean, collectively, any late charges, credit-related extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the related Receivables.

     The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of motor vehicle receivables as an agent for the Securityholders, including collecting and posting all payments and responding to inquiries of Obligors, investigating delinquencies, reporting tax information to Obligors, advancing costs of disposition of defaults. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Applicable Trustee with respect to distributions. The Servicing Fee will also compensate the Servicer for certain taxes, accounting fees, outside auditor fees, the fees of the Paying Agent, the Transfer Agent and Registrar, the related Trustee and the Indenture Trustee, if any, and its counsel, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.


ADVANCES

     The prospectus supplement may provide that the Servicer may, in its sole discretion, make a payment (an "ADVANCE") with respect to each delinquent Receivable in the related Receivables Pool in an amount described in such prospectus supplement. The Servicer may elect not to make any Advance with respect to a Receivable under the circumstances described in the related prospectus supplement. The Servicer will be entitled to be reimbursed for outstanding Advances in the manner described in the related prospectus supplement. The Servicer will deposit all Advances with respect to any Payment Date or Distribution Date, as applicable, on the related Deposit Date.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the related Applicable Trustee or Paying Agent to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to any class of Noteholders of such series and all distributions to any class of Certificateholders of such series will be set forth in the related prospectus supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account directly to the Note Distribution Account, if any, and the Certificate Distribution Account, if any, for distribution to Noteholders and Certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Cash Collateral Account, Reserve Account or Yield Supplement Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Securities of such series may be subordinate to payments in respect of one or more other classes of Securities of such series.


CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, a Cash Collateral Guaranty supported by a Cash Collateral Account, a Reserve Account, a Yield Supplement Agreement, a Yield Supplement Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the related prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Cash Collateral Guaranty, a Yield Supplement Agreement, a Reserve Account, a Yield Supplement Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any form of credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     The Seller may replace or reduce the credit enhancement for any class of Securities with another form of credit enhancement without the consent of the related Securityholders, provided the related Rating Agencies confirm in writing that such substitution or reduction will not result in the reduction, qualification or withdrawal of the rating of such class of Securities or any class of Securities of the related Series.

     Reserve Account. If provided in the related prospectus supplement, pursuant to the related Sale and Servicing Agreement, the Trust will establish for a series or class of Securities an account, as specified in the related prospectus supplement (the "RESERVE ACCOUNT"), which will be maintained in the name of the related Indenture Trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be included in the property of the related Trust. The Reserve Account will be funded by an initial deposit on the Closing Date, and if the related Series has a Funding Period, will also be funded on each Subsequent Transfer Date. The related prospectus supplement will specify whether the Reserve Account will be funded solely from the proceeds of a loan or loans to be made by a third party pursuant to a loan agreement (each a "LOAN AGREEMENT"), from a deposit or deposits by the Trust, or by a combination thereof. As described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Payment Date or Distribution Date, as applicable, up to the amount required to be on deposit therein as described in the related prospectus supplement by the deposit therein of the amount of collections on the related Receivables remaining on each such Payment Date or Distribution Date, as applicable, after the payment of all other required payments and distributions on such date. Amounts in the Reserve Fund will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related prospectus supplement in the manner and under the circumstances specified therein. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of the related Reserve Account, either to holders of the Securities covered thereby, to the Seller or to a third-party specified therein.

     Cash Collateral Guaranty. If provided in the related prospectus supplement with respect to a Trust classified as a grantor trust, the related Trustee will have the right to demand payments under a Cash Collateral Guaranty under the circumstances described therein. Each Cash Collateral Guaranty will be secured by an account (each, a "CASH COLLATERAL ACCOUNT"), which will be held in the name of a cash collateral trustee (the "CASH COLLATERAL TRUSTEE"), as specified in the related prospectus supplement. The related prospectus supplement will specify whether the Cash Collateral Account will be funded on the date of the issuance of the related series of Securities from the proceeds of a loan to be made by a third party (a "CASH COLLATERAL DEPOSITOR") pursuant to a Loan Agreement, from a deposit by the Seller or by a combination thereof. To the extent specified in the related prospectus supplement, funds in the related Cash Collateral Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date. Each Cash Collateral Guaranty will not be a recourse obligation of the related Cash Collateral Depositor, any Cash Collateral Trustee, any related Trustee or Chase USA, as Seller or as Servicer, and will be secured solely with amounts, if any, on deposit in the related Cash Collateral Account. Unless otherwise specified in the related prospectus supplement, such Cash Collateral Account and any amounts therein will not be the property of any Trust, but will be held in accordance with the related Cash Collateral Trust Agreement as further described therein. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of any Cash Collateral Account, either to the holders of the Securities covered thereby, to the Seller, to the Cash Collateral Depositor or to a third party specified therein.

     Yield Supplement Account; Yield Supplement Agreement. If so provided in the related prospectus supplement, the Seller or a third party will enter into a Yield Supplement Agreement and/or establish a Yield Supplement Account with the related Indenture Trustee or related Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or a Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the minimum required rate described in the related prospectus supplement. A Yield Supplement Account may be an asset of the obligor under the Yield Supplement Agreement holding funds to secure the obligation of such obligor to make payments under such Yield Supplement Agreement or, in the case of a Trust that is not classified as a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders.


NET DEPOSITS

     As an administrative convenience, the Seller, so long as it is Servicer and is permitted to make deposits to the Collection Account on a monthly basis, will be permitted to deposit the collections, aggregate Advances and Repurchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer or the Seller for such Trust with respect to such Collection Period (remitting amounts to the Seller directly). With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.


STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Payment Date or Distribution Date, as applicable, with respect to each series of Securities, the Servicer will provide to the related Trustee and any Indenture Trustee a statement setting forth substantially the same information for such date and the related Collection Period as is required to be provided in the periodic reports provided to Securityholders of such series described in this prospectus under "Certain Information Regarding the Securities--Reports to Securityholders."


EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will annually furnish to the related Trustee and any Indenture Trustee a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, or as to the effectiveness of its processing and reporting procedures and certain other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related firm of independent public accountants referred to in the immediately preceding paragraph, substantially simultaneously with the delivery or such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Servicer.


CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except

     o upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or

     o in the event of the appointment of a successor servicer, upon notification by each Rating Agency then rating any of the related Securities that the rating then assigned to any such Securities will not be reduced or withdrawn.

Such resignation will not become effective until the related Trustee (which shall not be obligated to act as successor servicer if the Servicer has resigned for a reason other than that the performance of its duties are no longer permissible under applicable laws), Indenture Trustee (if any) or a successor servicer has assumed the Servicer's servicing responsibilities and obligations under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide that, except in connection with a merger or consolidation, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under any Sale and Servicing Agreement or Pooling and Servicing Agreement, unless

     o such transfer or assignment will not result in a reduction or withdrawal by each Rating Agency then rating any of the related Securities of the rating then assigned to any such Securities and the Indenture Trustee (if any) and the related Trustee have consented to such transfer or assignment or

     o the Indenture Trustee (if any), the related Trustee and holders of Securities evidencing not less than 51% of the voting interests thereof consent thereto.

Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor servicer has assumed the Servicer's rights, obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide that so long as Chase USA (or its successor or assign) or the Trustee is the Servicer, in the ordinary course of its business, the Servicer will have the right to delegate any of its duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to a third party. Any compensation payable to such third party will be paid by the Servicer from its own funds, and none of the related Trust, Trustee (if not the Servicer), Indenture Trustee (if any) or Securityholders will be liable for such compensation. Notwithstanding any delegation of duties by the Servicer, the Servicer will not be relieved of its liability and responsibility with respect to such duties.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the related Trust, Trustee, Indenture Trustee (if any) or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that the Servicer, and its directors, officers, employees and agents are entitled to indemnification by the related Trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to their performance of servicing duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that is not otherwise indemnified, other than

     o    any loss or liability otherwise reimbursable thereunder and

     o any loss, liability, or expense incurred by reason of willful misconduct, negligence or bad faith in performance of their duties thereunder or by reason of their reckless disregard of obligations and duties thereunder;

provided, however, that such indemnification will be paid on a Payment Date or Distribution Date only from amounts in excess of the amount required to be maintained on deposit in the related enhancement account, or if there is no such enhancement account, only after all payments or deposits required under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, for the benefit of Securityholders and the Servicer have been made.

     In addition, each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the rights and duties of the parties thereto and the interests of the related Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust and the Servicer will be entitled to be reimbursed therefor out of the related enhancement account; provided, however, that such reimbursement will be paid on a Payment Date or Distribution Date only from amounts in excess of the amount required to be maintained on deposit in the related enhancement account, or if there is no such enhancement account, only after all payments required under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, for the benefit of Securityholders or the Servicer have been made.


EVENTS OF SERVICING TERMINATION

     Except as otherwise provided in the related prospectus supplement, "EVENTS OF SERVICING TERMINATION" under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will consist of

     o any failure by the Servicer to deliver to the related Trustee or any Indenture Trustee the Servicer's certificate for the related Collection Period or any failure by the Servicer to deliver to the related Trustee or any Indenture Trustee for deposit in any Trust Account any proceeds or payments required to be delivered under the terms of such Securities or the related Sale and Servicing Agreement or Pooling and Servicing Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five Business Days after discovery by the Servicer or upon receipt of written notice to the Servicer by the related Trustee or Indenture Trustee or to the related Trustee or Indenture Trustee and the Servicer by holders of the related Notes evidencing not less than 25% of the principal amount of such Notes then outstanding (or, if no Notes are outstanding, Certificates of the related series evidencing not less than 25% of the Certificate Balance then outstanding);

     o any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement or Indenture, which failure materially and adversely affects the rights of the related Trust or the Securityholders (which determination shall be made without regard to whether funds are available to the Securityholders pursuant to any related enhancement) and which continues unremedied for 60 days after the date of written notice of such failure to the Servicer by the related Trustee or any Indenture Trustee or to the related Trustee or any Indenture Trustee and the Servicer by holders of the related Notes (so long as Notes are outstanding) evidencing not less than 25% of the principal amount of such Notes then outstanding (or, if no Notes are outstanding, Certificates of the related series evidencing not less than 25% of the Certificate Balance then outstanding);

     o the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and effective for 60 consecutive days; or

     o the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property, or the Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.


RIGHTS UPON EVENT OF SERVICING TERMINATION

     In the case of any Trust that has issued Notes, unless otherwise provided in the related prospectus supplement, as long as an Event of Servicing Termination under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if the

Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the related Trustee or holders of Certificates evidencing not less than a majority of the Certificate Balance then outstanding) may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related prospectus supplement, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than a majority of the Certificate Balance then outstanding, by notice given in writing to the Servicer (and to the related Trustee if given by Certificateholders), may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the rights, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the Servicing Fee paid to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.


WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related prospectus supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or, the holders of any Certificates of such series evidencing not less than a majority of the Certificate Balance then outstanding, in the case of any Event of Servicing Termination that does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. Therefore, the Noteholders of a series have the ability, as limited above, to waive defaults by the Servicer which could materially and adversely affect the related Securityholders. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the Certificate Balance then outstanding may, on behalf of all such Certificateholders, with the consent of the provider of any enhancement, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, except an Event of Servicing Termination in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement as applicable. No such waiver will impair such Securityholders' rights with respect to subsequent defaults.


AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without prior notice to the related Securityholders but with prior consent of the related Applicable Trustee and prior notice to any related Rating Agencies

     o to cure any ambiguity, to correct or supplement any provision therein or in the related Securities which may be inconsistent with any other provision therein,

     o to evidence a succession to the Servicer or the Seller pursuant to the related Transfer and Servicing Agreement,

     o to add any other provisions with respect to matters or questions arising under such Transfer and Servicing Agreement that are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided, that such action will not, on the basis of an officer's certificate and/or opinion of counsel reasonably acceptable to the related Trustee and any Indenture Trustee, materially and adversely affect the interests of the related Trust or any related Securityholders or

     o to effect a transfer or assignment of the Trust's or the Servicer's rights, obligations and duties under such Transfer and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates, if any, of the related series evidencing at least a majority of the Certificate Balance then outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders, or

     o reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment,

in each case, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.


PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and any Certificateholders of such series, will succeed to all the rights of the Noteholders of such series under the related Sale and Servicing Agreement, except as otherwise provided therein.


TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and any related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of

     o the Distribution Date or Payment Date next succeeding the month that is six months after the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the related Trust and

     o the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

     Unless otherwise provided in the related prospectus supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the last day of any applicable Collection Period, if the then outstanding aggregate principal balance of the Receivables held by such Trust is the percentage specified in the prospectus supplement or less of the initial aggregate principal balance of the Receivables held by the Trust (the "ORIGINAL POOL BALANCE"), all the remaining related Receivables at a price equal to the aggregate of the Repurchase Amounts thereof as of the end of such Collection Period.

     As more fully described in the related prospectus supplement, any outstanding Notes of the related series will be prepaid in full concurrently with the purchase event specified above and the subsequent distribution to any related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

     The related Trustee and any related Indenture Trustee will give written notice of termination to each Securityholder of the related series of record, which notice will specify the Distribution Date and/or Payment Date upon which such Securityholders may surrender their Securities to the related Trustee or the Transfer Agent and Registrar, as the case may be, for final payment. The final distribution to any Securityholder will be made only upon surrender and cancellation of such holder's Security (whether a Definitive Security or the Securities registered in the name of Cede representing the Securities) at the office or agency of the related Trustee or the Transfer Agent and Registrar, as the case may be, specified in the notice of termination.

     With respect to any Trust issuing Notes, subject to applicable law and after the Indenture Trustee has taken certain measures to notify Noteholders, any money held by the Indenture Trustee or any Paying Agent in trust for payment on the Notes which remain unclaimed for two years shall, upon request of such Trust, be paid to such Trust. Following any such payment, the Indenture Trustee and any Paying Agent shall no longer be liable to any Noteholder with respect to such unclaimed amount, and any claim with respect to such amount shall be an unsecured claim against such Trust. If, within 18 months after the first notice of final payment on any Certificates, there remain Certificates which have not been surrendered for cancellation, the related Trustee may take appropriate steps to notify the applicable Certificateholders (the cost thereof paid out of the unclaimed amounts). Subject to applicable law, any funds that then remain shall be paid to the Seller.

     Any amounts remaining in a Trust not issuing Notes, after the related Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will, under certain circumstances, be distributed to the United Way or a similar charitable organization located or operating in the New York metropolitan area as specified by the Servicer; provided, however, that such funds will, under certain circumstances, be distributed by the Paying Agent to the United Way no later than three years after the final Distribution Date specified in such Trustee's written notice of termination to the Certificateholders.


ADMINISTRATION AGREEMENT

     With respect to any Trust that issues Notes, Chase, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (as amended and supplemented from time to time, the "ADMINISTRATION AGREEMENT") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform on behalf of the related Trust certain other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount to be set forth in the related prospectus supplement (the "ADMINISTRATION FEE"). To the extent and on the terms set forth in the related Administration Agreement and described in the related prospectus supplement, the Administrator may act directly or through its agents and attorneys.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The Receivables are "chattel paper" as defined in the Uniform Commercial Code in effect in the State of New York (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Seller will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale, although Chase Auto Finance's master computer records will indicate such sale.


SECURITY INTERESTS IN THE FINANCED VEHICLES

     Security interests in vehicles registered in most states may be perfected by a notation of the secured party's lien on, or possession of, the certificate of title for such vehicle, depending on state law. In certain states, such as California and Virginia these liens are noted electronically rather than on paper certificates. Chase Auto Finance's practice is to obtain a representation and warranty from each Dealer or the related Obligor (in the case of Receivables originated without involvement of Dealers under the Dealer Agreements) to the effect that the Originating Bank has been designated as the sole lien holder on the certificate of title. In the event the Dealer or related Obligor fails, due to clerical errors or for any other reason, to effect such notation of the Originating Bank's interest in a Financed Vehicle, the Originating Bank would not have a perfected first priority security interest in such Financed Vehicle. In this event the only recourse of the Originating Bank, the Seller or the Servicer vis-a-vis third parties would be against the Obligor on an unsecured basis or against the Dealer.

     Pursuant to the terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Seller will assign its security interest in the individual Financed Vehicles to each Trust, and if applicable, such Trust will assign each such security interest to the related Indenture Trustee. However, because of the administrative burden and expense, neither the Seller nor the related Trustee will amend the certificates of title to identify the related Trust or any related Indenture Trustee as the new secured party and, accordingly, the Originating Bank will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. In a majority of states, assignment of a Receivable together with the related security interest is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the Originating Bank's rights as the secured party as against creditors of the Obligor. In certain states, in the absence of such amendment and delivery, the Seller, the related Trust and/or any related Indenture Trustee may not have a perfected security interest in the Financed Vehicle. In such event or in the event that the Trust does not have a perfected first priority security interest in the Financed Vehicle, the only recourse of such Trust vis-a-vis third parties would be against an Obligor on an unsecured basis or (if the Originating Bank did not have a perfected security interest in such Financed Vehicle) against the Seller pursuant to its repurchase obligation. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

     Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the Originating Bank on the certificate of title will be sufficient to protect each Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in the Financed Vehicle. If there is any Financed Vehicles as to which the Originating Bank has failed to perfect the security interest assigned to a Trust, such security interest would be subordinate to, among others, holders of perfected security interests, and subsequent purchasers of such Financed Vehicles would take possession free and clear of such security interest. There also exists a risk in not identifying each Trust or any related Indenture Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of such Trust or Indenture Trustee could be released.

     In the event that the owner of a Financed Vehicle moves to a state other than the state in which such Financed Vehicle initially is registered, under the laws of most states the perfected security interest in the Financed Vehicle will continue for four months after such relocation and thereafter until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, Chase Auto Finance must surrender possession if it holds the certificate of title to such Financed Vehicle or, in the case of Financed Vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, Chase Auto Finance would receive notice of surrender if the security interest in the Financed Vehicle is noted on the certificate of title. Accordingly, Chase Auto Finance would have the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of Motor Vehicle Loans, Chase Auto Finance takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Receivable sells a Financed Vehicle, Chase Auto Finance must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of Federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain U.S. federal tax liens may have priority over the lien of a secured party. The Seller will represent in each Sale and Servicing Agreement and Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Financed Vehicle. However, such liens could arise at any time during the term of a Receivable. No notice will be given to the Trustee in the event such a lien arises.


ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

     The Servicer on behalf of each Trust and any Indenture Trustee may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the Receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" (i.e., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Financed Vehicle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

     Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition, engages in certain violations of laws or regulations, or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver. Under such circumstances the FDIC could:

     o require the Applicable Trustee to go through an administrative claims procedure to establish its right to payments collected on the Receivables,

     o request a stay of proceedings with respect to the Trust's claims against Chase USA, or

     o repudiate without compensation Chase USA's ongoing obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, such as the duty to collect payments or otherwise service the Receivables.

     If the FDIC were to take any of those actions, payments of principal and interest on the Securities could be delayed or reduced.

     By statute, the FDIC as conservator or receiver is authorized to repudiate any "contract" of Chase USA upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of Receivables to a Trust. Under a recently enacted FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover, or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors. Chase USA believes the new FDIC regulation will apply to the transfer of Receivables under a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and intends on satisfying the conditions of the regulation.

     If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the Receivables to the Trust. In that event the Trust could be limited to seeking recovery based upon its security interest in the Receivables. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the Receivables for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the Receivables, payments of principal and interest on the Securities could be delayed or reduced.

     In the event that the FDIC refused to recognize the transfer of Receivables and repudiated a Trust's security interest in the Receivables, the amount of compensation that the FDIC would be required to pay would be limited to "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is no statutory definition of "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation these damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, Securityholders would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, Securityholders may not receive the full amount of interest owing to them under the Securities. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of those bonds as of the date of repudiation. Under neither interpretation, however, would Securityholders be compensated for the period between the appointment of the receiver and the date of repudiation.

     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act and the Federal Trade Commission Act.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE"), other state statutes or the common law in certain states have the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller (which would include each Trust) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the FTC Rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Uniform Consumer Credit Code applicable in certain states contains provisions which generally duplicate this rule.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will set forth criteria that must be satisfied by each Receivable, and such criteria will provide, among other things, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects the related Securityholders' interest in a Receivable, such violation would result in the failure to satisfy a criterion in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless such failure is cured.


                              ERISA CONSIDERATIONS

     Before investing in the Securities, fiduciaries of employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), or provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code ("SIMILAR LAWS"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "PLAN") should consider, among other matters, (a) ERISA's fiduciary standards or similar standards under Similar Laws, (b) whether such investment in the Securities by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan's portfolio and any limitations on the marketability of the Securities,
(c) whether such fiduciaries have authority to make such investment in the Securities, under the applicable Plan investment policies and governing instruments and (d) rules under ERISA and the Code or similar standards under Similar Laws, that prohibit plan fiduciaries from causing a Plan to engage in certain "prohibited transactions."

     Under regulations (the "PLAN ASSETS REGULATION") issued by the U.S. Department of Labor ("DOL"), if a Plan subject to ERISA invests in an "equity interest" of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets will include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. An "equity interest" is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The prospectus supplement relating to a particular series of Securities will indicate the expected treatment of those Securities under the Plan Assets Regulation. If the underlying assets of the Seller were to be deemed to be "plan assets" of Plans under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by the Seller and
(ii) the possibility that certain transactions in which the Seller might seek to engage could constitute "prohibited transactions" under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Seller, the Trustee and any other fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the Plan any profit realized on the transaction and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who decide to invest in the Securities could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of the Seller or the Trust. With respect to an individual retirement account ("IRA") that invests in the Securities, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code. The acquisition and/or ownership of the Securities by a Plan with respect to which the Trust or the holder of the Certificates issued by the Trust is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, unless those Securities are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, which are called "PTCEs," that may apply to the acquisition and holding of the Securities. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers. However, these exemptions may not apply to all transactions arising in connection with an investment by Plans in the Securities, particularly if, as described above, the assets of the related Trust are considered to be "plan assets."

     Similar Laws governing the investment and management of the assets of governmental and non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of such governmental plans and non-U.S. plans, in consultation with their advisors, should consider the impact of any applicable Similar Laws on investments in the Securities and the considerations described above, if applicable.


                              PLAN OF DISTRIBUTION

     The Securities of each series may be sold to or through underwriters (the "UNDERWRITERS") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related prospectus supplement or may be placed either directly or through agents. The Seller intends that the Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular series of Securities may be made through a combination of such methods.

     Each prospectus supplement will either

     o set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities, or

     o specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement (as defined in the related prospectus supplement) will provide that the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest funds in its Trust Accounts in Eligible Investments acquired from such Underwriters or from the Seller or any of its Affiliates.

     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit such Underwriters to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that they will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities of any series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.


                                    RATINGS

     Each class of Securities of a series offered pursuant to this prospectus and a related prospectus supplement will be rated at its initial issuance in one of the four highest categories by at least one nationally recognized statistical rating organization (each, a "RATING AGENCY").

     A securities rating addresses the likelihood of the receipt by the Securityholders of scheduled interest and principal payments. The rating takes into consideration the characteristics of the Receivables and the structural, legal and tax aspects associated with the Securities. The ratings on the Securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Receivables or the possibility that the Securityholders might realize a lower than anticipated yield or that if there is a rapid rate of principal payments, including prepayments, on the Receivables, investors in Strip Notes or Strip Certificates could fail to recover their initial investments.

     A security rating is not a recommendation to buy, sell or hold Securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter.


                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities of any series will be passed upon for the Seller by Simpson Thacher & Bartlett, New York, New York, and such other counsel specified in the related prospectus supplement. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. From time to time Simpson Thacher & Bartlett and Brown & Wood LLP provide legal services to the Seller and its affiliates.

                            INDEX OF PRINCIPAL TERMS


                                                                            PAGE
                                                                            ----
Actuarial Receivables .....................................................   15
Administration Agreement ..................................................   53
Administration Fee ........................................................   53
Administrator .............................................................   53
Advance ...................................................................   45
Applicable Trustee ........................................................   35
Assignments ...............................................................   17
Base Rate .................................................................   32
Book-Entry Securities .....................................................   34
Business Day ..............................................................   44
Calculation Agent .........................................................   33
Cash Collateral Account ...................................................   47
Cash Collateral Depositor .................................................   47
Cash Collateral Guaranty ..................................................   13
Cash Collateral Trustee ...................................................   47
Cede ......................................................................   34
Cedel .....................................................................   34
Certificate Balance .......................................................   23
Certificate Distribution Account ..........................................   42
Certificate Pool Factor ...................................................   23
Certificateholders ........................................................   35
Certificates ..............................................................   13
Chase .....................................................................   14
Chase Auto Finance ........................................................    5
Chase Auto Finance Portfolio ..............................................   16
Chase Connecticut Bank ....................................................   16
Chase Connecticut Loans ...................................................   16
Chase Florida Bank ........................................................   16
Chase Florida Loans .......................................................   16
Chase Lincoln Bank ........................................................   16
Chase Lincoln Loans .......................................................   16
Chase Maryland Loans ......................................................   17
Chase N.A .................................................................   16
Clearstream ...............................................................   34
Clearstream Customers .....................................................   36
Closing Date ..............................................................   40
CMC .......................................................................   24
Code ......................................................................   57
Collection Account ........................................................   42
Collection Period .........................................................   45
Commodity Indexed Securities ..............................................   33
Contract Rate .............................................................   14
Cooperative ...............................................................   36
Currency Indexed Securities ...............................................   33
Cutoff Date ...............................................................   13
Dealer Agreements .........................................................   17
Dealers ...................................................................   17
Defaulted Receivable ......................................................   44
Definitive Certificates ...................................................   37
Definitive Notes ..........................................................   37
Definitive Securities .....................................................   37

                                                                            PAGE
                                                                            ----
Deposit Date ..............................................................   44
Depositaries ..............................................................   34
Depository ................................................................   25
Direct Receivables ........................................................   17
Distribution Date .........................................................   31
DOL .......................................................................   57
DSCs ......................................................................   18
DTC .......................................................................   34
Due Date ..................................................................   14
Eligible Deposit Account ..................................................   43
ERISA .....................................................................   57
Euroclear .................................................................   36
Euroclear Operator ........................................................   36
Euroclear Participants ....................................................   36
Events of Default .........................................................   27
Events of Servicing Termination ...........................................   50
Exchange Act ..............................................................   16
Face Amount ...............................................................   33
Final Payment Receivables .................................................   15
Financed Vehicles .........................................................   13
Fixed Rate Securities .....................................................   32
Floating Rate Securities ..................................................   32
FTC Rule ..................................................................   57
Funding Period ............................................................   13
Indenture .................................................................   25
Indenture Trustee .........................................................   25
Index .....................................................................   33
Indexed Commodity .........................................................   33
Indexed Currency ..........................................................   33
Indexed Principal Amount ..................................................   33
Indexed Securities ........................................................   33
Indirect Participants .....................................................   34
Initial Receivables .......................................................   13
Interest Rate .............................................................   25
Interest Reset Period .....................................................   32
Investment Earnings .......................................................   44
IRA .......................................................................   58
Late Fees .................................................................   45
LIBOR .....................................................................   32
Loan Agreement ............................................................   47
Motor Vehicle Loans .......................................................   13
Note Distribution Account .................................................   42
Note Pool Factor ..........................................................   23
Noteholders ...............................................................   35
Notes .....................................................................   13
Obligors ..................................................................   13
Original Pool Balance .....................................................   52
Originating Bank ..........................................................   14
Paid-Ahead Account ........................................................   42
Paid-Ahead Actuarial Receivable ...........................................   23
Paid-Ahead Period .........................................................   22
Paid-Ahead Simple Interest Receivable .....................................   22
Paid-Aheads ...............................................................   42

                                                                            PAGE
                                                                            ----
Participants ..............................................................   34
Pass Through Rate .........................................................   31
Paying Agent ..............................................................   44
Payment Date ..............................................................   25
Permitted Investments .....................................................   43
Plan ......................................................................   57
Plan Assets Regulation ....................................................   57
Pool Balance ..............................................................   24
Pooling and Servicing Agreement ...........................................   13
Portfolio Experience ......................................................   16
Pre-Funding Account .......................................................   13
Pre-Funding Amount ........................................................   14
Qualified Institution .....................................................   43
Qualified Trust Institution ...............................................   43
Rating Agency .............................................................   59
Receivables ...............................................................   13
Receivables Pool ..........................................................   13
Related Documents .........................................................   30
Repurchase Amount .........................................................   42
Reserve Account ...........................................................   47
Rules .....................................................................   35
Sale and Servicing Agreement ..............................................   13
Schedule of Receivables ...................................................   40
SEC .......................................................................    3
Securities ................................................................   13
Securityholder ............................................................   35
Seller ....................................................................   13
Servicer ..................................................................   13
Servicing Fee .............................................................   45
Servicing Fee Rate ........................................................   45
Similar Laws ..............................................................   57
Simple Interest Receivables ...............................................   14
Spread ....................................................................   32
Spread Multiplier .........................................................   32
Stock Index ...............................................................   33
Stock Indexed Securities ..................................................   33
Strip Certificates ........................................................   31
Strip Notes ...............................................................   25
Subsequent Receivables ....................................................   13
Subsequent Transfer Date ..................................................   40
Terms and Conditions ......................................................   36
Transfer Agent and Registrar ..............................................   38
Transfer and Servicing Agreements .........................................   40
Trust .....................................................................   13
Trust Accounts ............................................................   43
Trust Agreement ...........................................................   13
Trustee ...................................................................   14
UCC .......................................................................   53
Underwriters ..............................................................   58
Yield Supplement Account ..................................................   13
Yield Supplement Agreement ................................................   13

                             PROSPECTUS SUPPLEMENT




                               $1,280,466,538.08



                    Chase Manhattan Auto Owner Trust 2000-A


                      $1,242,000,000.00 ASSET BACKED NOTES

                    $38,466,538.08 ASSET BACKED CERTIFICATES



                 Chase Manhattan Bank USA, National Association
                              SELLER AND SERVICER



                           UNDERWRITERS OF THE NOTES


                             CHASE SECURITIES INC.

                               J.P. MORGAN & CO.

                         BANC OF AMERICA SECURITIES LLC

                            BEAR, STEARNS & CO. INC.

                           THE WILLIAMS CAPITAL GROUP



                        UNDERWRITERS OF THE CERTIFICATES


                             CHASE SECURITIES INC.

                               J.P. MORGAN & CO.


YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH OTHER OR DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS ACCURATE ON ANY DATE OTHER THAN THE DATES STATED ON THE RESPECTIVE COVERS.

WE ARE NOT OFFERING THE NOTES OR THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE NOTES AND THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE NOTES OR THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL MARCH
  , 2001 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT).